Exhibit 10.2

Execution Version

CREDIT AGREEMENT

dated as of

May 11, 2007

among

EDGEN MURRAY CORPORATION,

as the US Borrower,

EDGEN MURRAY CANADA INC.,

as the Canadian Borrower,

and

EDGEN MURRAY EUROPE LIMITED,

as the UK Borrower,

The Other Loan Parties Party Hereto

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,

as Issuing Bank, Administrative Agent, and US Collateral Agent

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,

as Canadian Administrative Agent and Canadian Collateral Agent,

J.P. MORGAN EUROPE LIMITED,

as UK Administrative Agent and UK Collateral Agent,

J.P. MORGAN SECURITIES INC.,

as Sole Bookrunner and Sole Lead Arranger

CHASE BUSINESS CREDIT

LIST OF DEFINED TERMS

Page
$
$16

A
ABR	1
Account	2
Account Debtor	2
Acquisition	2
Act	164
Adjusted LIBO Rate	2
Administrative Agent	2
Administrative Questionnaire	2
Affiliate	2
Agents	2
Aggregate Availability	2
Aggregate Canadian Credit Exposure	2
Aggregate Singapore Credit Exposure	3
Aggregate UAE Credit Exposure	3
Aggregate UK Credit Exposure	3
Aggregate US Credit Exposure	3
Agreement	1
Alternate Base Rate	3
Applicable Agent	3
Applicable Percentage	3
Applicable Rate	4
Applicable Singapore Rate	4
Applicable UAE Rate	4
Approved Fund	5
Assignment and Assumption	5
Australian Dollar	5
Australian Dollar Denominated Loans	5
Availability Period	5
Average Availability	5
Average Singapore Availability	5
Average UAE Availability	5

B
B/A	5
B/A Loan	5
B/A Rate	5
Banking Services	5
Banking Services Obligations	6
Banking Services Reserves	6
Beneficially Own	12
Board	6
Bond Floating Charge	6
Borrower	6
Borrower Representative	6
Borrowers	6
Borrowing	6
Borrowing Base Certificate	6
Borrowing Base Reserves	6
Borrowing Request	7
BPS Denominated Loan	7
British Pounds Sterling	7
Business Day	7

C
C$ Denominated Loan	7
C$	7
Calculation Date	7
Canadian Administrative Agent	7
Canadian Availability	8
Canadian Borrower	1
Canadian Borrowing Base	8
Canadian Borrowing Base Certificate	8
Canadian Collateral	8
Canadian Collateral Agent	9
Canadian Controlled Disbursement Account	9
Canadian Credit Exposure	9
Canadian Employee Funding Liability Reserve	9
Canadian LC Exposure	9
Canadian Letter of Credit	9
Canadian Loan Parties	9
Canadian Loans	9
Canadian Pension Plan	9
Canadian Prime Rate	10
Canadian Prime Rate Loans	10
Canadian Priority Claims Reserve	10
Canadian Protective Advances	66
Canadian Revolving Commitment	10
Canadian Revolving Lender	10
Canadian Revolving Loan	10
Canadian Secured Obligations	10
Canadian Security Agreement	11
Canadian Subsidiary	11
Canadian Swingline Exposure	11
Canadian Swingline Loan	11
Canadian/UK/UAE/Singapore Guaranteed Obligations	11, 167
Capital Expenditures	11
Capital Lease Obligations	11
Cayman Security Agreement	12
CDOR Rate	12
Change in Control	12
Change in Law	13
Charge over Accounts	13
Charges	164
Chase	13
Chase Bank London	13
Chase Canada	13
Chase UK	13
Class	13
Code	13
Collateral	14
Collateral Access Agreement	14
Collateral Documents	14
Collection Account	14
Commitment	14
Commitment Fee Rate	14
Commitment Fee Rate – Singapore	14
Commitment Fee Rate – UAE	14
Commitment Increase Agreement	14
Commitment Increase Notice	108
Commitment Reserves	14
Commitment Schedule	14
Companies Act	15

Contract Period	15
Control	15
Controlled Disbursement Account	15
Credit Exposure	15
Current Financials	15

D
Default	15
Departing Lender	106
Derivatives Counterparty	15
Designated Western European Countries	15
Dilution Factors	15
Dilution Ratio	15
Dilution Reserve	16
Dirham	16
Dirham Denominated Loans	16
Disclosed Matters	16
Document	16
Dollar Denominated Loans	16
Dollar Equivalent	16
Dollars	16

E
EBITDA	16
Edgen Merger Co.	17
Effective Date	17
Eligible Accounts	17
Eligible Inventory	21
Eligible Subsidiaries	24
Eligible UK Subsidiaries	24
Eligible US Subsidiaries	24
EM LLC	24
EMCayman	24
Environmental Laws	24
Environmental Liability	24
Equity Interests	25
ERISA	25
ERISA Affiliate	25
ERISA Event	25
Euro	25
Euro Denominated Loan	25
Eurocurrency	25
Events of Default	144
Excluded Taxes	26

F
Federal Funds Effective Rate	26
Financial Officer	27
Fixed Charge Calculation Period	27
Fixed Charge Coverage Ratio	27
Foreign Lender	27
Foreign Subsidiary	27
Funding Accounts	118

G
GAAP	27
Global Intercompany Note	27
Governmental Authority	28
Group	13
Guarantee	28
Guaranteed Indebtedness	138
Guaranteed Obligations	167
guarantor	28

H
Hazardous Materials	28
Holdings	28

I
Indebtedness	28
Indemnified Taxes	29
Indemnitee	156
Information Memorandum	29
Intercreditor Agreement	29
Interest Election Request	29
Interest Expense	29
Interest Payment Date	29
Interest Period	30
Inventory	30
Inventory Reserves	30
Issuing Bank	31

J
JCP	31
JCP Funds	31
JCP Parties	31
Judgment Conversion Date	165
Judgment Currency	165

L
LC Collateral Account	75
LC Disbursement	31
LC Exposure	31
Lenders	31
Letter of Credit	32
LIBO Rate	32
Lien	32
Loan Documents	32
Loan Guarantor	32
Loan Guaranty	32
Loan Parties	33
Loan Party Joinder Agreement	129
Loans	33
Local Time	33

M
Material Adverse Effect	33
Material Agreement	33
Material Indebtedness	33
Maturity Date	34
Maximum Liability	169
Maximum Rate	164
Moody’s	34
Multiemployer Plan	34

N
Net Income	34
Net Orderly Liquidation Value	34
Net Proceeds	34
New Lender	109
Non-Paying Guarantor	169

O
Obligated Party	167
Obligation Currency	165
Obligations	35
Off-Balance Sheet Liability	35
Other Secured Parties	35
Other Taxes	35

P
parent	47
Participant	159
Participating Member State	35
Paying Guarantor	169
PBGC	35
Permitted Acquisitions	35
Permitted Discretion	37
Permitted Encumbrances	37
Permitted Investments	39
Permitted Investors	39
Person	39
Petro Acquisition	40
Petro Acquisition Documents	40
Petro Acquisition Purchase Agreement	40
Pipe	40
Plan	40
PPSA	52
primary obligor	28
Primary UK Borrowing Base	40
Prime Rate	40
Pro Forma Balance Sheet	111
Projections	122
Property	40
Protective Advances	40

Q
Qualified Public Offering	40
Quotation Day	40

R
Rate Adjustment Date	41
rate of exchange	165
Recapitalization Agreement	41
Recapitalization Documents	41
Recapitalization Transactions	41
Register	159
Related Affiliate	41
Related Parties	41
Related Person	13
Rent Reserve	41
Report	42
Required Lenders	42
Required Singapore Lenders	42
Required UAE Lenders	42
Requirement of Law	42
Reset Date	60
Restricted Payment	42
Revolving Commitments	43
Revolving Exposure	43
Revolving Loans	43

S
S&P	43
Screen	43
Secured Obligations	43
Security Agreement	43
Security Agreements	43
Settlement	71
Settlement Date	71
Singapore	43
Singapore Administrative Agent	43
Singapore Base Rate	43
Singapore Base Rate Loan	44
Singapore Borrower	44
Singapore Borrowing Base	44
Singapore Borrowing Base Certificate	45
Singapore Collateral	45
Singapore Collateral Agent	45
Singapore Controlled Disbursement Account	45
Singapore Credit Exposure	45
Singapore Dollar	45
Singapore Dollar Denominated Loans	45
Singapore Issuing Bank	45
Singapore Joinder Agreement	45
Singapore LC Exposure	46
Singapore Letter of Credit	46
Singapore Loan Parties	46
Singapore Loans	46
Singapore Protective Advances	68
Singapore Revolving Commitment	46
Singapore Revolving Lender	46
Singapore Revolving Loan	46
Singapore Secured Obligations	47
Singapore Security Agreement	47
Singapore Subsidiary	47
Singapore Whitewash Procedures	130
Statutory Reserve Rate	47
Subordinated Indebtedness	47
subsidiary	47
Subsidiary	48
Supermajority Revolving Lenders	48
Swap Agreement	48
Swap Obligations	48
Swingline Lender	48
Swingline Loan	48

T
TARGET	48
Taxes	48
Term Loan Agreements	48
Term Loan Documents	49
Term Loans	48
Transactions	49
Type	49

U
UAE	49
UAE Administrative Agent	49
UAE Availability	49
UAE Base Rate	49
UAE Base Rate Loan	49

UAE Borrower	50
UAE Borrowing Base	50
UAE Borrowing Base Certificate	50
UAE Collateral	50
UAE Collateral Agent	50
UAE Controlled Disbursement Account	51
UAE Credit Exposure	51
UAE Issuing Bank	51
UAE Joinder Agreement	51
UAE LC Exposure	51
UAE Letter of Credit	51
UAE Loan Parties	51
UAE Loans	51
UAE Protective Advances	67
UAE Revolving Commitment	51
UAE Revolving Lender	52
UAE Revolving Loan	52
UAE Secured Obligations	52
UAE Security Agreement	52
UAE Subsidiary	52
UCC	52
UK Administrative Agent	53
UK Availability	53
UK Base Rate	53
UK Base Rate Loan	53
UK Borrower	1
UK Borrowing Base	53
UK Borrowing Base Certificate	54
UK Collateral	54
UK Collateral Agent	54
UK Collateral Availability	54
UK Credit Exposure	54
UK Financial Assistance Documents	130
UK LC Exposure	54
UK Letter of Credit	55
UK Loan Parties	55
UK Loans	55
UK Protective Advances	67
UK Revolving Commitment	55
UK Revolving Lender	55
UK Revolving Loan	55
UK Secured Obligations	55
UK Security Agreement	55
UK Swingline Exposure	56
UK Swingline Loan	56
UK Whitewash Procedures	129
United Kingdom	56
Unliquidated Obligations	56
Unrelated Person	13
US Administrative Agent	56
US Availability	56
US Base Rate (Canada)	56
US Borrower	1
US Borrowing Base	56
US Borrowing Base Certificate	57
US Collateral Agent	57
US Controlled Disbursement Account	57
US Credit Exposure	57
US Guaranteed Obligations	58, 166

US Loan Parties	58
US Loans	58
US Protective Advances	66
US Revolving Commitment	58
US Revolving Lender	59
US Revolving Loan	59
US Secured Obligations	59
US Security Agreement	59
US Swingline Exposure	59
US Swingline Loan	59

W
Withdrawal Liability	59

SCHEDULES:

Commitment Schedule

Schedule 1.03 – Permitted Investors

Schedule 2.21 – Mandatory Costs Rate

Schedule 3.05 – Properties

Schedule 3.06 – Disclosed Matters

Schedule 3.12 – Material Agreements

Schedule 3.14 – Insurance

Schedule 3.15 – Holdings Equity Interests

Schedule 3.15A – Capitalization and Subsidiaries

Schedule 3.15B – Structure Chart / pre Recapitalization Transaction

Schedule 3.15C – Structure Chart / pro forma Recapitalization Transactions

Schedule 3.18 – Affiliate Transactions

Schedule 3.22 – Petro Acquisition Documents

Schedule 3.23 – Recapitalization Documents

Schedule 6.01 – Existing Indebtedness

Schedule 6.02 – Existing Liens

Schedule 6.04 – Existing Investments

Schedule 6.10 – Existing Restrictions

EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B – Opinions of Loan Parties Counsel

Exhibit C – Form of US Borrowing Base Certificate

Exhibit D – Form of Canadian Borrowing Base Certificate

Exhibit E – Form of UK Borrowing Base Certificate

Exhibit F – Form of Compliance Certificate

Exhibit G – Form of Loan Party Joinder Agreement

Exhibit H – Commitment Increase Agreement

Exhibit I – New Lender Agreement

[The schedules, exhibits and annexes to this agreement have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule, exhibit or annex to this agreement to the Securities and Exchange Commission upon its request.]

CREDIT AGREEMENT dated as of May 11, 2007 (as it may be amended, restated or modified from time to time, this “Agreement”), among EDGEN MURRAY CORPORATION, a Nevada corporation (the “US Borrower”), EDGEN MURRAY CANADA INC., an Alberta corporation (the “Canadian Borrower”), EDGEN MURRAY EUROPE LIMITED, a limited company incorporated under the laws of England and Wales with registered number 01241058 (the “UK Borrower”), the other Loan Parties now or hereafter party hereto, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as the Administrative Agent, the US Collateral Agent and the Issuing Bank, JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as the Canadian Administrative Agent and the Canadian Collateral Agent, J.P. MORGAN EUROPE LIMITED, as the UK Administrative Agent and the UK Collateral Agent, such financial institution which hereafter becomes a party to this Agreement pursuant to a Singapore Joinder Agreement (as herein defined), as the Singapore Administrative Agent and the Singapore Collateral Agent, and such financial institution which hereafter becomes a party to this Agreement pursuant to a UAE Joinder Agreement (as herein defined), as the UAE Administrative Agent and the UAE Collateral Agent.

RECITALS:

A. The Borrowers have requested that the Lenders make certain Loans to the Borrowers and that the Issuing Bank issue certain Letters of Credit for the account of the Borrowers.

B. Pursuant to the terms of this Agreement, the Lenders have agreed to make Loans to the Borrowers, and the Issuing Bank has agreed to issue such Letters of Credit.

C. Proceeds of the Loans will be used solely (a) to finance the Recapitalization Transactions, (b) to finance the working capital and capital expenditure needs of the Borrowers, (c) for the Petro Acquisition and other Permitted Acquisitions, (d) for general corporate purposes of the Borrowers in the ordinary course of business, and (e) to finance the expenses incurred in connection with the Transactions and other corporate purposes acceptable to the Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR“, when used in reference to (a) any Loan or Borrowing to the US Borrower, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate or (b) any Dollar Denominated Loan to the Canadian Borrower, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the US Base Rate (Canada).

“Account” has the meaning specified in Article 9 of the UCC and shall include, without limitation, any right to payment owed to any Person arising out of the sale of goods or services by such Person.

“Account Debtor” means any Person obligated on an Account.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any Loan Party (a) acquires any going concern business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in percentage of votes) of the Equity Interests in a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests in a Person.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for Dollar Denominated Loans for any Interest Period requested by the US Borrower, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. For all other Eurocurrency Borrowings, “Adjusted LIBO Rate” means LIBO Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder and its successors and assigns in such capacity.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agents” means the Administrative Agent, the Canadian Administrative Agent, the UK Administrative Agent, the UAE Administrative Agent, the Singapore Administrative Agent, the US Collateral Agent, the Canadian Collateral Agent, the UK Collateral Agent, the UAE Collateral Agent and the Singapore Collateral Agent, together, and “Agent” means any one of such Agents individually.

“Aggregate Availability” means, at any time, an amount equal to the sum of the US Availability, the Canadian Availability and the UK Availability.

“Aggregate Canadian Credit Exposure” means, at any time, the sum of all of the Canadian Revolving Lenders’ Canadian Credit Exposure.

“Aggregate Singapore Credit Exposure” means, at any time, the sum of all of the Singapore Revolving Lenders’ Singapore Credit Exposure.

“Aggregate UAE Credit Exposure” means, at any time, the sum of all of the UAE Revolving Lenders’ UAE Credit Exposure.

“Aggregate UK Credit Exposure” means, at any time, the sum of all of the UK Revolving Lenders’ UK Credit Exposure.

“Aggregate US Credit Exposure” means, at any time, the sum of all of the US Revolving Lenders’ US Credit Exposure.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Applicable Agent” means (a) with respect to any Class of Commitments, extensions of credit thereunder, payments in respect thereof and other matters pertaining thereto, the Agent in respect of such Class and (b) with respect to any action or determination under any Security Agreement or Collateral thereunder, the Collateral Agent to which a security interest is granted under such Security Document; provided that the Administrative Agent shall be the Applicable Agent for all purposes not involving a particular Class of Commitments, extensions of credit thereunder, payments thereunder or other matters pertaining thereto, or actions or determinations under a particular Security Agreement.

“Applicable Percentage” means (a) with respect to any US Revolving Lender, (i) with respect to US Revolving Loans, US LC Exposure or US Swingline Loans, a percentage equal to a fraction of the numerator of which is such US Revolving Lender’s US Revolving Commitment and the denominator of which is the aggregate US Revolving Commitments of all US Revolving Lenders and (ii) with respect to US Protective Advances or with respect to the Aggregate US Credit Exposure, a percentage based upon its share of the Aggregate US Credit Exposure and the unused US Revolving Commitments, (b) with respect to any Canadian Revolving Lender, (i) with respect to Canadian Revolving Loans, Canadian LC Exposure, or Canadian Swingline Loans a percentage equal to a fraction of the numerator of which is such Canadian Revolving Lender’s Canadian Revolving Commitment and the denominator of which is the aggregate Canadian Revolving Commitments of all Canadian Revolving Lenders, and (ii) with respect to Canadian Protective Advances or Aggregate Canadian Credit Exposure, a percentage based upon its share of the Aggregate Canadian Credit Exposure and the unused Canadian Revolving Commitments, (c) with respect to any UK Revolving Lender, (i) with respect to UK Revolving Loans, UK LC Exposure or UK Swingline Loans, a percentage equal to a fraction of the numerator of which is such UK Revolving Lender’s UK Revolving Commitment and the denominator of which is the aggregate UK Revolving Commitments of all UK Revolving Lenders, and (ii) with respect to UK Protective Advances or Aggregate UK Credit Exposure, a percentage based upon its share of the Aggregate UK Credit Exposure and the unused UK Revolving Commitments, (d) with respect to any UAE Revolving Lender, (i) with respect to

UAE Revolving Loans or UAE LC Exposure, a percentage equal to a fraction of the numerator of which is such UAE Revolving Lender’s UAE Revolving Commitment and the denominator of which is the aggregate UAE Revolving Commitments of all UAE Revolving Lenders and (ii) with respect to UAE Protective Advances or with respect to the Aggregate UAE Credit Exposure, a percentage based upon its share of the Aggregate UAE Credit Exposure and the unused UAE Revolving Commitments, and (e) with respect to any Singapore Revolving Lender, (i) with respect to Singapore Revolving Loans or Singapore LC Exposure, a percentage equal to a fraction of the numerator of which is such Singapore Revolving Lender’s Singapore Revolving Commitment and the denominator of which is the aggregate Singapore Revolving Commitments of all Singapore Revolving Lenders and (ii) with respect to Singapore Protective Advances or with respect to the Aggregate Singapore Credit Exposure, a percentage based upon its share of the Aggregate Singapore Credit Exposure and the unused Singapore Revolving Commitments.

“Applicable Rate” means, for any day, with respect to any ABR Loan, Eurocurrency Loan, B/A Loan, UK Base Rate Loan or Canadian Prime Rate Loan to the US Borrower, the UK Borrower or the Canadian Borrower or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurocurrency Spread”, “UK Base Rate Spread”, “B/A Spread”, “Canadian Prime Rate Spread” or “Commitment Fee Rate”, as the case may be, based upon the Average Availability for the three (3) month period ending on the most recent Rate Adjustment Date, provided that until the first Rate Adjustment Date, the “Applicable Rate” shall be the applicable rate per annum set forth below in Category 2:

Aggregate Average Availability	UK Base Rate Spread	ABR Spread	Eurocurrency Spread			B/A Spread	Can. Prime Rate Spread	Commitment Fee Rate
			US Loans	Can. Loans	UK Loans			US	Can.	UK
Category 1 < $50,000,000	1.75%	0.50%	1.75%	1.75%	2.00%	1.75%	1.25%	0.35%	0.35%	0.50%
Category 2 > $50,000,000 but < $100,000,000	1.50%	0.25%	1.50%	1.50%	1.75%	1.50%	1.00%	0.35%	0.35%	0.50%
Category 3 > $100,000,000	1.25%	0.00%	1.25%	1.25%	1.50%	1.25%	0.75%	0.35%	0.35%	0.50%

Without limitation of any other provision of this Agreement or any other remedy available to the Agents or the Lenders under any of the Loan Documents, to the extent that any borrowing base certificate delivered by any Borrower pursuant to Section 5.01 is incorrect in any respect and as a result thereof, Average Availability is overstated for any period the Administrative Agent may recalculate Average Availability for such period and, if such recalculation results in a higher Applicable Rate, then upon written notice thereof to the Borrower Representative, the higher Applicable Rate shall be applied retroactively from the applicable Rate Adjustment Date.

“Applicable Singapore Rate” means, for any day, with respect to any Eurocurrency Loan or Singapore Base Rate Loan to the Singapore Borrower, 1.75%.

“Applicable UAE Rate” means, for any day, with respect to any UAE Base Rate Loan or Eurocurrency Loan to the UAE Borrower, 1.75%.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Australian Dollar” means the lawful currency of Australia.

“Australian Dollar Denominated Loans” means any Singapore Revolving Loans which are denominated in Australian Dollars.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Average Availability” means, for any period the average Aggregate Availability determined for such period as determined in good faith by the Administrative Agent.

“Average Singapore Availability” means, for any period the average Singapore Availability as determined for such period in good faith by the Singapore Administrative Agent.

“Average UAE Availability” means, for any period the average UAE Availability as determined for such period in good faith by the UAE Administrative Agent.

“B/A” when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, which bear interest at a rate determined by reference to the B/A Rate.

“B/A Loan” means a Borrowing represented by B/As.

“B/A Rate” means, with respect to a B/A for a particular Contract Period, (a) for any lender which is a Schedule I chartered bank under the Bank Act (Canada), the CDOR Rate on such day for such Contract Period; and (b) for any other lender, the lesser of (i) the CDOR Rate on such day for such Contract Period, plus 0.10%, and (ii) the percentage discount rate quoted by such Canadian Revolving Lender as the percentage discount rate at which such Canadian Revolving Lender would, in accordance with its normal practices, at or about 10:00 a.m., Toronto, Ontario Canada time, on such date, be prepared to purchase bankers’ acceptances having a face amount and term comparable to the face amount and term of such B/A.

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender or any of its Affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Reserves” means all Borrowing Base Reserves which the Administrative Agent (or, with respect to the Singapore Borrowing Base or UAE Borrowing Base, the Singapore Administrative Agent or UAE Administrative Agent, as applicable) from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Bond and Floating Charge” means the Scottish law bond and floating charge to be entered into pursuant to this Agreement by the UK Borrower in favor of the UK Collateral Agent to secure the UK Secured Obligations and the Canadian Secured Obligations.

“Borrower” or “Borrowers” means, individually or collectively, the Canadian Borrower, the UK Borrower, the US Borrower, the Singapore Borrower (to the extent Edgen Murray Pte., Ltd. has become a party hereto as the Singapore Borrower pursuant to Section 5.16 hereof), and the UAE Borrower (to the extent Edgen Murray FZE has become a party hereto as the UAE Borrower pursuant to Section 5.17 hereof).

“Borrower Representative” means the US Borrower in its capacity as contractual representative of the Borrowers pursuant to Article XI.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans or B/A Loans, as to which a single Interest Period or Contract Period (as applicable) is in effect, (b) a Swingline Loan, or (c) a Protective Advance.

“Borrowing Base Certificate” means a US Borrowing Base Certificate, a Canadian Borrowing Base Certificate, a UK Borrowing Base Certificate, a Singapore Borrowing Base Certificate, or a UAE Borrowing Base Certificate.

“Borrowing Base Reserves” means any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to establish with respect to the US Borrowing Base, the Canadian Borrowing Base and/or the UK Borrowing Base (or which the Singapore Administrative Agent or UAE Administrative Agent (as applicable) deems necessary, in its Permitted Discretion, to establish with respect to the UAE Borrowing Base or the Singapore Borrowing Base) and which will be deducted in the calculation thereof, as applicable. Such Borrowing Base Reserves include, without limitation, (i) Dilution Reserves at any time that the Dilution Ratio for the applicable Borrower and its Eligible Subsidiaries is greater than 5%, (ii) Inventory Reserves, (iii) reserves for uninsured losses of any Loan Party, (iv) reserves for underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation with respect to any Collateral or any Loan Party which would adversely effect the Collateral, and (v) certain reserves for statutory claims, deemed trusts, vender claims, merit claims for salaries, wages, accrued vacation, employment taxes, pension liabilities and other employee related obligations, and, with respect to the Canadian Borrowing Base only, reserves for statutory claims, deemed trusts or inventory subject to rights of suppliers under Section 81.1 of the Bankruptcy and Insolvency Act (Canada), the Canadian Employee Funding Liability Reserve and the Canadian Priority Claims Reserve; provided, that Borrowing Base Reserves shall not include any reserves specifically included by the Administrative Agent (or the Singapore Administrative Agent or the UAE Administrative Agent, as applicable) as “Commitment Reserves”.

“Borrowing Request” means a request by the Borrower Representative for a Revolving Borrowing in accordance with Section 2.03.

“BPS Denominated Loan” means a UK Revolving Loan denominated in British Pounds Sterling.

“British Pounds Sterling” means the lawful money of The United Kingdom of Great Britain and Northern Ireland.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, (a) when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market, (b) when used in connection with Canadian Revolving Loans, including B/A Loans, or the determination of the Dollar Equivalent of any amount denominated in C$, “Business Day” shall also exclude any other day on which banks are required or authorized to close in Toronto, Ontario, Canada, (c) when used in connection with UK Revolving Loans or the determination of the Dollar Equivalent of any amount denominated in British Pounds Sterling or Euros, “Business Day” shall also exclude any other day on which banks are required or authorized to close in London, England and on which all relevant parts of TARGET are not operational, (d) when used in connection with Singapore Revolving Loans or the determination of the Dollar Equivalent of any amount denominated in Australian Dollars or Singapore Dollars, “Business Day” shall also exclude any other day on which banks are required or authorized to close in Singapore and (e) when used in connection with UAE Revolving Loans or the determination of the Dollar Equivalent of any amount denominated in Dirham, “Business Day” shall also exclude any other day on which banks are required or authorized to close in Dubai, United Arab Emirates.

“C$ means the lawful money of Canada.

“C$ Denominated Loan” means a Canadian Revolving Loan denominated in C$.

“Calculation Date” means the last Business Day of each calendar quarter or the date of each Borrowing Request, Interest Election Request, request for B/A or for a Letter of Credit.

“Canadian Administrative Agent” means JPMorgan Chase Bank, N.A., Toronto Branch, in its capacity as administrative agent for the Canadian Revolving Lenders hereunder and its successors and assigns in such capacity.

“Canadian Availability” means, at any time, an amount equal to (a) the lesser of (i) the aggregate Canadian Revolving Commitments at such time and (ii) the Canadian Borrowing Base at such time, minus (b) Commitment Reserves established with respect to the Canadian Loan Parties and/or the Canadian Collateral at such time minus (c) the Aggregate Canadian Credit Exposure at such time.

“Canadian Borrower” has the meaning set forth in the initial paragraph hereof and its successors and assigns.

“Canadian Borrowing Base” means, at any time, with respect to the Canadian Borrower, the sum (expressed in Dollars, based on Exchange Rates prevailing at the time the applicable Borrowing Base Certificate is prepared) of:

(a)	the product of (i) 85% multiplied by (ii) the Canadian Borrower’s Eligible Accounts at such time, plus

(b)	the lesser of:

(i)

the product of (x) if an inventory appraisal in form and substance acceptable to the Administrative Agent has been completed, 75%, or otherwise 50%, multiplied by (y) the Canadian Borrower’s Eligible Inventory, valued at the lower of weighted average cost or market value, at such time, and

(ii)

the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by the Canadian Borrower’s Eligible Inventory, valued at the lower of weighted average cost or market value, at such time, minus

(c)	Borrowing Base Reserves (applicable to the Canadian Borrowing Base as determined by the Administrative Agent in its Permitted Discretion).

The Administrative Agent may, in its Permitted Discretion, amend or modify one or more of the elements used in computing the Canadian Borrowing Base, with any such changes to be effective three (3) days after delivery of notice thereof to the Borrower Representative; provided, that the Administrative Agent will not reduce the advance rates set forth above. The Canadian Borrowing Base in effect at any time shall be determined by reference to the most recent Canadian Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(f) of this Agreement.

“Canadian Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Canadian Borrower, in substantially the form of Exhibit D or another form which is acceptable to the Administrative Agent in its sole discretion.

“Canadian Collateral” means Collateral owned by the Canadian Loan Parties.

“Canadian Collateral Agent” means JPMorgan Chase Bank, N.A., Toronto Branch, in its capacity as collateral agent for the Canadian Revolving Lenders, and its successors and assigns in such capacity.

“Canadian Controlled Disbursement Account” means the accounts of the Canadian Borrower maintained with the Canadian Administrative Agent in each case as a zero balance, cash management account pursuant to and under any agreement between the Canadian Borrower and the Canadian Administrative Agent, as modified and amended from time to time, and through which all disbursements of the Canadian Borrower, any Canadian Loan Party and any designated Subsidiary of any Canadian Borrower are made and settled on a daily basis with no uninvested balance remaining overnight.

“Canadian Credit Exposure” means, with respect to any Canadian Revolving Lender at any time, the sum of (a) the aggregate principal amount of such Canadian Revolving Lender’s Canadian Revolving Loans denominated in Dollars outstanding at such time, (b) the Dollar Equivalent of the aggregate principal amount of such Canadian Revolving Lender’s Canadian Revolving Loans denominated in C$ outstanding at such time, (c) the Dollar Equivalent of the aggregate face amount of B/As accepted by such Canadian Revolving Lender and outstanding at such time and (d) such Canadian Revolving Lender’s Canadian LC Exposure and Canadian Swingline Exposure at such time.

“Canadian Employee Funding Liability Reserve” means all such amounts which, under the provisions of any Canadian Pension Plan, agreement relating thereto or applicable law, (a) are required to be paid as contributions to a Canadian Pension Plan by any Canadian Loan Party and (b) have not been made when and at such times as required pursuant to the terms of any such Canadian Pension Plan, agreement relating thereto or applicable law including any and all fines, penalties and assessments relating thereto.

“Canadian LC Exposure” means, at any time, the LC Exposure in respect of Canadian Letters of Credit (and LC Disbursements thereunder) at such time. The Canadian LC Exposure of any Canadian Revolving Lender at any time shall be its Applicable Percentage of the total Canadian LC Exposure at such time.

“Canadian Letter of Credit” means a Letter of Credit issued for the account of Canadian Borrower.

“Canadian Loan Parties” means (a) the Canadian Borrower and (b) each of the Canadian Borrower’s Canadian Subsidiaries, if any, and any other Person which is formed or organized under the federal laws of any province or territory in Canada and who becomes a party to this Agreement pursuant to a Loan Party Joinder Agreement, and their respective successors and assigns.

“Canadian Loans” means the Canadian Revolving Loans, Canadian Swingline Loans and the Canadian Protective Advances, collectively.

“Canadian Pension Plan” means any pension benefit plan within the meaning of the Employment Pension Plans Act (Alberta) in respect of which any Canadian Loan Party makes or has made contributions in respect of its employees.

“Canadian Prime Rate” means, on any day, the annual rate of interest (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the greater of: (a) the annual rate of interest announced from time to time by Chase Canada as its prime rate in effect at its principal office in Toronto, Ontario, Canada on such day being the reference rate used for determining interest rates on C$ denominated commercial loans to its customers in Canada; and (b) the annual rate of interest equal to the sum of (i) the CDOR Rate in effect on such day, and (ii) 1.0%.

“Canadian Prime Rate Loans” means C$ Denominated Loans which bear interest at a rate based upon the Canadian Prime Rate.

“Canadian Priority Claims Reserve” means, as of the last day of each month, the aggregate amount of all claims against any Canadian Loan Party on such date, which if asserted could have priority over the Canadian Secured Obligations pursuant to applicable Canadian federal, provincial or territorial laws and shall include, without limitation, claims with respect to accrued salaries and wages, accrued vacation payable, employee or other withholdings and remittances, Revenue Canada employment taxes, goods and services taxes, and provincial sales taxes.

“Canadian Protective Advance” has the meaning assigned to such term in Section 2.04(b).

“Canadian Revolving Commitment” means, with respect to each Canadian Revolving Lender, the commitment, if any, of such Canadian Revolving Lender to make Canadian Revolving Loans and to acquire participations in Canadian Letters of Credit, Canadian Protective Advances and Canadian Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Canadian Revolving Lender’s Canadian Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to assignments by or to such Canadian Revolving Lender pursuant to Section 9.04 or (b) increased from time to time pursuant to Section 2.22. The initial amount of each Canadian Revolving Lender’s Canadian Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Canadian Revolving Lender shall have assumed its Canadian Revolving Commitment, as applicable. The initial aggregate amount of the Canadian Revolving Lenders’ Canadian Revolving Commitments is $7,500,000.

“Canadian Revolving Lender” means, as of any date of determination, a Lender with a Canadian Revolving Commitment or, if the Canadian Revolving Commitments have terminated or expired, a Lender with Canadian Credit Exposure.

“Canadian Revolving Loan” means a loan to the Canadian Borrower made pursuant to Section 2.01(b) in either Dollars or C$.

“Canadian Secured Obligations” means (a) all Obligations owing by any Canadian Loan Party, (b) all Banking Services Obligations owing by any Canadian Loan Party and (c) Swap Obligations owing by any Canadian Loan Party, in each case, to one or more Canadian Revolving Lenders or their respective Affiliates; provided that at or prior to the time that any transaction relating to a Swap Obligation is executed, the Canadian Revolving Lender or Affiliate thereof party thereto (other than Chase Canada) shall have delivered written notice to the Administrative Agent that such a transaction has been entered into and that it constitutes a Canadian Secured Obligation entitled to the benefits of the Collateral Documents.

“Canadian Security Agreement” means any pledge or security agreement entered into on or after the date of this Agreement, in form and substance acceptable to the Administrative Agent, by any Canadian Loan Party (as required by this Agreement or any other Loan Document) in favor of the Canadian Collateral Agent for the ratable benefit of the Canadian Revolving Lenders, the Singapore Revolving Lenders, the UK Revolving Lenders, the UAE Revolving Lenders and the Other Secured Parties to secure the Canadian Secured Obligations, the UK Secured Obligations, the UAE Secured Obligations and the Singapore Secured Obligations, as the same may be amended, restated or otherwise modified from time to time.

“Canadian Subsidiary” means any Subsidiary of any Borrower that is formed or organized under the federal laws of Canada or under the laws of any province or territory thereof.

“Canadian Swingline Exposure” means, at any time, the aggregate principal amount of all Canadian Swingline Loans outstanding at such time (determined based on the Dollar Equivalent, in the case of Canadian Swingline Loans denominated in Canadian Dollars). The Canadian Swingline Exposure of any Canadian Revolving Lender at any time shall be its Applicable Percentage of the total Canadian Swingline Exposure at such time.

“Canadian Swingline Loan” means a Swingline Loan made to the Canadian Borrower.

“Canadian/UK/UAE/Singapore Guaranteed Obligations” has the meaning assigned to such term in Section 10.01(b).

“Capital Expenditures” means, with respect to any Person, without duplication, any expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP; provided, however, that Capital Expenditures shall not include any such expenditures which are: (a) made with the proceeds of any contribution of capital to Holdings or sale or issuance by Holdings of Equity Interests the proceeds of which have been contributed to the Borrowers; (b) Permitted Acquisitions or incurred by the Person acquired in any Permitted Acquisition prior to (but not in anticipation of) the closing of such Permitted Acquisition; (c) made with Net Proceeds of the sale or other disposition (including by casualty or condemnation) of a capital asset reinvested in assets to the extent such reinvestment is made within 180 days of the date of such sale or disposition; or (d) financed with Indebtedness permitted pursuant to Section 6.01.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cayman Security Agreement” means any debenture, mortgage, assignment, pledge or security agreement entered into on or after the date of this Agreement, in form and substance acceptable to the UK Administrative Agent, by EMCayman in favor of the UK Collateral Agent for the ratable benefit of the UK Revolving Lenders, the Singapore Revolving Lenders, the UAE Revolving Lenders, the Canadian Revolving Lenders and the Other Secured Parties to secure the UK Secured Obligations, the Canadian Secured Obligations, the UAE Secured Obligations and the Singapore Secured Obligations, as the same may be amended, restated or otherwise modified from time to time.

“CDOR Rate” means with respect to any B/A Borrowing, the annual rate of interest which is the rate based on an average rate applicable to bankers’ acceptances for the applicable Contract Period appearing on the “Reuters Screen CDOR Page” (as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time) at approximately 10:00 a.m. (Toronto, Ontario Canada time), on such date, or if such date is not a Business Day, then on the immediately preceding Business Day, provided, that, if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any date shall be calculated as the rate for the term referred to above applicable to bankers’ acceptances quoted by Chase Canada as of 10:00 a.m. (Toronto, Ontario, Canada time) on such date or, if such date is not a Business Day, then on the immediately preceding Business Day.

“Change in Control” means (a) (i) prior to the completion of a Qualified Public Offering, (A) Edgen Murray II GP, LLC shall cease to be the sole general partner of Holdings, (B) JCP Parties shall cease to own, directly or indirectly, Equity Interests in Edgen Murray II GP, LLC representing not less than 50.01% of the total voting power of all classes of Equity Interests of Edgen Murray II GP, LLC, (C) the JCP Parties shall cease to own, directly or indirectly, not less than 20% of the limited partnership interests in Holdings, (D) Permitted Investors shall cease to own, directly or indirectly, not less than 50.1% of the limited partnership interests in Holdings or (E) if Holdings is converted into a corporation or a limited liability company, the Permitted Investors shall cease to own, directly or indirectly, not less than 50.1% of the outstanding voting Equity Interests of Holdings and the JCP Parties shall cease to own, directly or indirectly, not less than 20% of the outstanding voting Equity Interests of Holdings, and (ii) after the completion of a Qualified Public Offering, any Unrelated Person or Unrelated Persons, acting together, which would constitute a Group together with Affiliates and Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time either (A) Beneficially Own more than 35% of the aggregate voting power of the Equity Interest in Holdings entitled to vote on a fully diluted basis and such percentage owned is greater than the percentage of the aggregate voting power of the Equity Interest in Holdings entitled to vote on a fully diluted basis then owned by the Permitted Investors, or (B) succeed in having a sufficient number of its or their nominees elected to the board of directors/managers of Holdings such that such nominees, when added to any existing director remaining on such governing body of Holdings after such election who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the governing body of Holdings; (b) Holdings shall cease to own, directly or indirectly, 100% of the outstanding Equity Interests in the US Borrower and the UK Borrower, in each case on a fully diluted basis; or (c) so long as any of the Term Loans are outstanding, any “Change of Control” or other similar term described in the Term Loan Agreement. As used herein (A) “Beneficially Own” means “beneficially own” as defined in Rule 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto; (B) “Group” means a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; (C) “Unrelated Person” means at any time any Person other than the Permitted Investors; and (D) “Related Person” of any Person means any other Person owning (1) 10% or more of the outstanding Equity Interests of such Person or (2) 10% or more of the voting power of the Equity Interest in such Person entitled to vote on a fully diluted basis.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Charge over Accounts” means the Scottish law charge over accounts to be entered into pursuant to this Agreement by the UK Borrower and the UK Collateral Agent to secure the UK Secured Obligations and the Canadian Secured Obligations.

“Chase” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“Chase Bank London” means JPMorgan Chase Bank, London Branch, in its individual capacity, and its successors.

“Chase Canada” means JPMorgan Chase Bank, N.A., Toronto Branch, in its individual capacity, and its successors.

“Chase UK” means J.P. Morgan Europe Limited, in its individual capacity, and its successors.

“Class”, when used in reference to (a) any Loan, Borrowing or Revolving Exposure (or any component thereof), refers to whether such Loan, or the Loans comprising such Borrowing, are Canadian Revolving Loans, UAE Revolving Loans, Singapore Revolving Loans, US Revolving Loans, UK Revolving Loans or Swingline Loans, or, in the case of Revolving Exposure (or any component thereof), whether such Revolving Exposure is Canadian Revolving Exposure, UAE Revolving Exposure, Singapore Revolving Exposure, US Revolving Exposure or UK Revolving Exposure (or, in each case, the applicable component thereof), (b) any Commitment, refers to whether such Commitment is a Canadian Commitment, a UAE Commitment, a Singapore Commitment, a US Commitment or a UK Commitment, (c) any Revolving Lender, refers to whether such Lender is a Canadian Revolving Lender, a UAE Revolving Lender, a Singapore Revolving Lender, a US Revolving Lender or a UK Revolving Lender or (d) any Borrowing Base, refers to whether such Borrowing Base is the Canadian Borrowing Base, the UAE Borrowing Base, the Singapore Borrowing Base, the US Borrowing Base or the UK Borrowing Base. The term “Class” shall have a correlative meaning when used in reference to any other defined term.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means property of any Loan Party subject to, or purported to be subject to, a Lien securing all or any part of the Secured Obligations pursuant to the Collateral Documents.

“Collateral Access Agreement” has the meaning assigned to such term in any of the Security Agreements.

“Collateral Documents” means, collectively, the Security Agreements and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations.

“Collection Account” has the meaning assigned to such term in the applicable Security Agreement.

“Commitment” means any US Revolving Commitment, Canadian Revolving Commitment, UAE Revolving Commitment, Singapore Revolving Commitment or UK Revolving Commitment, and “Commitments” means all such Commitments collectively.

“Commitment Fee Rate” means the percentage set forth for such Commitments under the heading “Commitment Fee Rate” in the definition of Applicable Rate.

“Commitment Fee Rate – Singapore” means .50%.

“Commitment Fee Rate – UAE” means .50%.

“Commitment Increase Agreement” means a Commitment Increase Agreement entered into by a Lender in accordance with Section 2.22 and accepted by the Administrative Agent, the Canadian Administrative Agent or the UK Administrative Agent (as applicable) in the form of Exhibit H or any other form approved by the Administrative Agent, the Canadian Administrative Agent or the UK Administrative Agent (as applicable).

“Commitment Reserves” means any and all reserves which (a) the Administrative Agent deems necessary, in its Permitted Discretion, to establish with respect to the maximum amount available for borrowing under any of the US Revolving Commitments, UK Revolving Commitments or Canadian Revolving Commitments, (b) the Singapore Administrative Agent deems necessary, in its Permitted Discretion, to establish with respect to the maximum amount available for borrowing under the Singapore Revolving Commitments, and (c) the UAE Administrative Agent deems necessary, in its Permitted Discretion, to establish with respect to the maximum amount available for borrowing under the UAE Revolving Commitments. Such Commitment Reserves include, without limitation, reserves for accrued and unpaid interest on the Obligations, reserves for contingent liabilities of any Loan Party, reserves for Swap Obligations, Banking Services Reserves, Rent Reserves, reserves for other charges at consignee, warehouse and bailee locations, reserves for customs and shipping charges for inventory in transit, and reserves for taxes, fees, assessments, and other governmental charges; provided, that Commitment Reserves shall not include any reserves specifically included by the Administrative Agent as “Borrowing Base Reserves”.

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Companies Act” means The Companies Act 1985 of England and Wales (as amended or otherwise re-enacted from time to time).

“Contract Period” means the term of a B/A and related B/A Loan selected by the Canadian Borrower in accordance with Section 2.08 commencing on the date of the Borrowing of such B/A Loan or any rollover date, as applicable, of such B/A (which shall be a Business Day) and expiring on a Business Day which shall be either one month, two months, three months, or with the consent of all of the Canadian Revolving Lenders, six months later; provided, that, no Contract Period shall extend beyond the Maturity Date. Notwithstanding the foregoing, whenever the last day of any Contract Period would otherwise occur on a day which is not a Business Day, the last day of such Contract Period shall occur on the next succeeding Business Day.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Disbursement Account” means the Canadian Controlled Disbursement Account, the US Controlled Disbursement Account, and, to the extent established, the UAE Controlled Disbursement Account and the Singapore Controlled Disbursement Account, collectively or individually, as the context may require.

“Credit Exposure” “ means, at any time, the sum of the US Credit Exposure, the Canadian Credit Exposure, the UAE Credit Exposure, the Singapore Credit Exposure and the UK Credit Exposure.

“Current Financials” means, as of any day, the financial statements and other related information for any applicable period most recently required to be delivered to the Administrative Agent pursuant to Section 5.01(a), Section 5.01(b) and Section 5.01(c).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Derivatives Counterparty” means any financial institution, commodities or stock exchange or clearinghouse.

“Designated Western European Countries” means France, Ireland, Belgium, The Netherlands, Luxembourg, Spain, Italy, Austria, Finland, Portugal, Greece, Norway or Germany.

“Dilution Factors” means, without duplication, with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce accounts receivable in a manner consistent with current and historical accounting practices of the applicable Borrower and its Eligible Subsidiary (if applicable).

“Dilution Ratio” means at any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable Dilution Factors for the twelve (12) most recently ended fiscal months divided by (b) total gross sales for the twelve (12) most recently ended fiscal months.

“Dilution Reserve” means, at any date, a Borrowing Base Reserve equal to a percentage of the Eligible Accounts in such Borrowing Base which percentage is the Dilution Ratio less five percent (5%) (but not less than zero percent (0%)).

“Dirham” means the lawful currency of the United Arab Emirates.

“Dirham Denominated Loans” means any UAE Revolving Loans which are denominated in Dirham.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Document” has the meaning assigned to such term in any of the Security Agreements.

“Dollar Denominated Loans” means US Revolving Loans, any Canadian Revolving Loans, any UK Revolving Loans, any UAE Revolving Loans and any Singapore Revolving Loans which are denominated in Dollars.

“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in any other currency, the equivalent in Dollars of such amount determined by the Administrative Agent (or the Singapore Administrative Agent or the UAE Administrative Agent to the extent provided in Section 1.05) using the applicable Exchange Rate in effect on such date of determination.

“Dollars” or “$”(without further designation) refers to lawful money of the United States of America.

“EBITDA” means, for any Person for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (ii) income tax expense for such period net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) amortization of intangibles (including, but not limited to, goodwill) and organization costs and charges resulting from the impairment of intangibles, any extraordinary non-cash charges for such period, (v) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as separate items in the statement of such consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business, but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory), (vi) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory), (vii) any non-recurring fees, cash charges and other cash expenses (including severance costs) made or incurred in connection with the Recapitalization Transactions and the Petro Acquisition that are paid or otherwise accounted for within 90 days of the Effective Date in an amount not to exceed $20,000,000, (viii) any non-cash equity-based compensation expenses, (ix) non-cash expenses associated with the application of purchase accounting, (x) customary and reasonable transaction expenses in connection with Permitted Investments (including Permitted Acquisitions) and any private or public offering of Equity Interests of Holdings or any holding company of Holdings to any Person, minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(vi) taken in a prior period, including any cash payments in respect of equity based compensation expenses, and (ii) any extraordinary gains and any non-cash items of income for such period, all calculated for the applicable Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Edgen Merger Co.” means Edgen Merger Co., a Nevada corporation.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Eligible Accounts” means, at any time, the Accounts of a Borrower, an Eligible UK Subsidiary or an Eligible US Subsidiary which the Administrative Agent (or the Singapore Administrative Agent or UAE Administrative Agent in the case of Accounts of the Singapore Borrower or UAE Borrower) determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans, Swingline Loans and the issuance of Letters of Credit hereunder. Without limiting the Administrative Agent’s (or the Singapore Administrative Agent’s or UAE Administrative Agent’s in the case of Accounts of the Singapore Borrower or UAE Borrower) discretion provided herein, Eligible Accounts shall not include any Account:

(a)	which is not subject to a first priority perfected security interest in favor of the Applicable Agent (as applicable);

(b)

which is subject to any Lien other than (i) a Lien in favor of the Applicable Agent (as applicable), (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of such Agent and (iii) a Lien securing the Term Loans which does not have priority over the Lien in favor of such Agent and which is subject to the Intercreditor Agreement;

(c)

(i) with respect to which the scheduled due date is more than 60 days (or with respect to the Accounts of the UK Borrower, the UAE Borrower, and the Singapore Borrower, 90 days) after the original invoice date, (ii) is unpaid more than 120 days after the date of the original invoice therefor or more than 60 days after the original due date, or (iii) which has been written off the books of the Borrower or Eligible Subsidiary (if applicable) or otherwise designated as uncollectible;

(d)

which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates to such Borrower (and its Eligible Subsidiaries, if applicable) are ineligible hereunder;

(e)	unless otherwise agreed to in writing by the Applicable Agent, which is owing by (i) an Account Debtor whose securities are rated BBB or better by S&P or Baa3 or better by Moody’s to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to such Borrower (and its Eligible Subsidiaries, if applicable) exceeds 35% of the aggregate amount of all Eligible Accounts of such Borrower (and its Eligible Subsidiaries, if applicable), or (ii) any other Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to such Borrower (and its Eligible Subsidiaries, if applicable) exceeds 20% of the aggregate amount of all Eligible Accounts of such Borrower (and its Eligible Subsidiaries, if applicable);

(f)	with respect to which any covenant, representation, or warranty contained in this Agreement or in the Security Agreement has been breached or is not true;

(g)

which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such Borrower’s (and its Eligible Subsidiaries’, if applicable) completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

(h)

for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Borrower (and its Eligible Subsidiaries, if applicable) or if such Account was invoiced more than once other than to reflect a credit memo or alter adjustment in amount repaid to the Applicable Agent and such additional invoice does not extend the term of such account;

(i)	with respect to which any check or other instrument of payment has been returned uncollected for any reason in excess of $100,000;

(j)

which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, administrator, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, administrator, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws, (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(k)	which is owed by any Account Debtor which has sold all or a substantially all of its assets;

(l)

which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S., Canada, the United Kingdom or Designated Western European Countries (in the case of Accounts of the US Borrower and the

Canadian Borrower or an Eligible Subsidiary of such Borrower, if applicable), the U.S., Canada, the United Kingdom or Designated Western European Countries (in the case of Accounts of the UK Borrower or an Eligible Subsidiary of such Borrower), the United Arab Emirates, the U.S., the United Kingdom, Canada, or any other country approved in writing by the UAE Administrative Agent (in the case of the Accounts of the UAE Borrower), or the U.S., the United Kingdom, Canada, Singapore, Australia or any other country approved in writing by the Singapore Administrative Agent (in the case of Accounts of the Singapore Borrower) or (ii) is not organized under applicable law of the U.S., any state of the U.S., Canada, any province of Canada, England, Scotland, Northern Ireland and Wales or Designated Western European Countries (in the case of Accounts of the US Borrower, the UK Borrower, the Canadian Borrower (or an Eligible Subsidiary of such Borrower), the United Arab Emirates, the U.S., Canada or the U.K. (in the case of Accounts of the UAE Borrower), or Singapore, the U.S., Canada, the United Kingdom or Australia (in the case of Accounts of the Singapore Borrower) unless, in either case, such Account is backed by foreign credit insurance acceptable to the Administrative Agent in its sole discretion or a letter of credit acceptable to the Administrative Agent which is in the possession of, has been assigned to and is directly drawable by the Applicable Agent or the Applicable Agent has otherwise approved in writing; notwithstanding the foregoing, (A) the aggregate amount of Eligible Accounts included in the U.S. Borrowing Base which are owed by Account Debtors which maintain their chief executive office in a Designated Western European Country or are organized in a Designated Western European Country shall not exceed $4,000,000 at any time, (B) no such accounts shall be included in the US Borrowing Base prior to June 30, 2007 (to be reflected in the US Borrowing Base Certificate reflecting the US Borrowing Base as of June 30, 2007), and (C) the advance rates on such Accounts for purposes of the US Borrowing Base shall be fifty percent (50%);

(m)

which is owed in any currency other than (i) with respect to the US Borrower, Dollars, Euros, and British Pounds Sterling, (ii) with respect to the Canadian Borrower, Dollars or C$, (iii) with respect to the UK Borrower, British Pounds Sterling, Dollars or Euros, (iv) with respect to the UAE Borrower, Dollars, Dirham, British Pounds Sterling or Euros, (v) with respect to the Singapore Borrower, Dollars, Singapore Dollars, Australian Dollars, British Pounds Sterling or Euros, or (vi) any other currency approved in writing by the Applicable Administrative Agent.

(n)

which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S., Canada or the United Kingdom (in the case of Accounts of the US Borrower, the UK Borrower, the Canadian Borrower (or an Eligible Subsidiary of such Borrower) or the United Arab Emirates or Singapore (in the case of Accounts of the Singapore Borrower or UAE Borrower) unless such Account is backed by a letter of credit acceptable to the Administrative Agent which is in the possession of the Applicable Agent, or (ii) the government of the U.S., Canada, the United Arab Emirates, Singapore or the United Kingdom or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), or the Financial Administration Act (Canada) or similar provincial or territorial legislation or municipal ordinance of similar purpose, and any other steps necessary to perfect the Lien of the Applicable Agent in such Account have been complied with to such Agent’s satisfaction;

(o)	which is owed by any Affiliate, employee, officer, director, or agent of any Loan Party (for the avoidance of doubt, excluding General Electric Corporation and its Affiliates);

(p)

which, for any Account Debtor, exceeds a credit limit determined by the Administrative Agent (or the Singapore Administrative Agent or UAE Administrative Agent in the case of Accounts of the Singapore Borrower or the UAE Borrower) in its Permitted Discretion, to the extent of such excess;

(q)

which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(r)	which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

(s)	which is evidenced by any promissory note, chattel paper, or instrument;

(t)

which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit such Borrower (or the applicable Eligible Subsidiary) to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrower (or the applicable Eligible Subsidiary) has filed such report or qualified to do business in such jurisdiction, or the Borrower (or the applicable Eligible Subsidiary) is not in fact denied access to the courts of such jurisdiction or the inability to seek judicial enforcement is capable of being remedied without any material delay or cost;

(u)

with respect to which any Borrower (or the applicable Eligible Subsidiary) has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Borrower (or the applicable Eligible Subsidiary) created a new receivable for the unpaid portion of such Account;

(v)

which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state, provincial or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

(w)

which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Borrower (or the applicable Eligible Subsidiary) has or has had an ownership interest in such goods, or which indicates any party other than a Borrower (or the applicable Eligible Subsidiary) as payee or remittance party;

(x)	which was created on cash on delivery terms;

(y)	which is owed by any vendor or supplier to any Loan Party; or

(z)

which the Administrative Agent (or the Singapore Administrative Agent or UAE Administrative Agent in the case of Accounts of the Singapore Borrower or UAE Borrower) determines in its Permitted Discretion may not be paid by reason of the Account Debtor’s inability to pay or which the Administrative Agent otherwise determines in its Permitted Discretion is unacceptable for any reason whatsoever.

In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder, such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission of the next applicable Borrowing Base Certificate. In determining the amount of an Eligible Account (which shall be the Dollar Equivalent at such time of any amount denominated in C$, British Pounds Sterling, Euros, Australian Dollars, Singapore Dollars or Dirham), the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Borrower to reduce the amount of such Account. Standards of eligibility may be made more restrictive from time to time solely by the Administrative Agent (or the Singapore Administrative Agent or UAE Administrative Agent in the case of Accounts of the Singapore Borrower or UAE Borrower) in the exercise of its Permitted Discretion, with any such changes to be effective three (3) days after delivery of notice thereof to the Borrowers Representative.

“Eligible Inventory” means, at any time, the Inventory of the Borrowers (or the applicable Eligible Subsidiary) which the Administrative Agent (or the Singapore Administrative Agent or UAE Administrative Agent in the case of Inventory of the Singapore Borrower or UAE Borrower (as applicable)) determines in its Permitted Discretion is eligible as the basis for the extension of Revolving Loans, Swingline Loans and the issuance of Letters of Credit hereunder. Without limiting the Administrative Agent’s (or the Singapore Administrative Agent’s or UAE Administrative Agent’s in the case of Inventory of the Singapore Borrower or UAE Borrower (as applicable)) discretion provided herein, Eligible Inventory shall not include any Inventory:

(a)	which is not subject to a first priority perfected Lien in favor of the Applicable Agent;

(b)

which is subject to any Lien other than (i) a Lien in favor of the Applicable Agent, (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of such Agent and (iii) a Lien securing the Term Loans which does not have priority over the Lien in favor of such Agent and which is subject to the Intercreditor Agreement;

(c)

which is, in the Administrative Agent’s (or the Singapore Administrative Agent’s or UAE Administrative Agent’s in the case of Inventory of the Singapore Borrower or UAE Borrower (as applicable)) opinion, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;

(d)

with respect to which any covenant, representation, or warranty contained in this Agreement or any Security Agreement has been breached or is not true and which does not conform to all standards imposed by any Governmental Authority;

(e)

in which any Person (including any vendor) other than a Borrower shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f)

which is not finished goods or which constitutes work-in-process, raw materials, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

(g)

which is not located in the U.S. (in the case of the US Borrower), Canada (in the case of the Canadian Borrower), in Singapore (in the case of the Singapore Borrower), in the United Arab Emirates (in the case of the UAE Borrower) or the United Kingdom (in the case of the UK Borrower) or is in transit with a common carrier;

(h)

which is located in any location leased by such Borrower unless (i) the lessor has delivered to the Applicable Agent a Collateral Access Agreement or (ii) a Rent Reserve with respect to such facility has been established by the Administrative Agent in its Permitted Discretion (provided, that Rent Reserves will not be imposed prior to June 11, 2007);

(i)

which is located in any third party warehouse or is in the possession of a bailee (including a third party processor) and is not evidenced by a Document, unless (i) such warehouseman, processor or bailee has delivered to the Applicable Agent, a Collateral Access Agreement and such other documentation as the Administrative Agent (or the Singapore Administrative Agent or UAE Administrative Agent in the case of Inventory of the Singapore Borrower or UAE Borrower (as

applicable)) may require or (ii) a Commitment Reserve (in respect of the charges of such warehouseman, processor or bailee) has been established by the Administrative Agent (or the Singapore Administrative Agent or the UAE Administrative Agent in the case of Inventory of the Singapore Borrower or the UAE Borrower, as applicable);

(j)

which is in transit (unless in transit from a location of such Borrower or applicable Eligible Subsidiary to another location of such Borrower or applicable Eligible Subsidiary or to a third party processor on behalf of such Borrower or applicable Eligible Subsidiary).

(k)	which is a discontinued product or component thereof;

(l)	which is the subject of a consignment by such Borrower or Eligible Subsidiary as consignor;

(m)

which contains or bears any intellectual property rights licensed to such Borrower or Eligible Subsidiary unless the Applicable Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(n)	which is not reflected in a current perpetual inventory report of such Borrower or Eligible Subsidiary;

(o)	for which reclamation rights have been asserted by the seller;

(p)	which is subject to repossession on account of the “30 day goods” rule under Section 81.1 of the Bankruptcy and Insolvency Act (Canada); or

(q)

which the Administrative Agent (or the Singapore Administrative Agent or UAE Administrative Agent in the case of Inventory of the Singapore Borrower or UAE Borrower (as applicable)) otherwise determines in its Permitted Discretion is unacceptable for any reason whatsoever.

In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, such Borrower or the Borrower Representative shall notify the Administrative Agent (or the Singapore Administrative Agent or UAE Administrative Agent in the case of Inventory of the Singapore Borrower or UAE Borrower (as applicable)) thereof on and at the time of submission to the Administrative Agent of the next applicable Borrowing Base Certificate. Standards of eligibility may be made more restrictive from time to time solely by the Administrative Agent (or the Singapore Administrative Agent or UAE Administrative Agent in the case of Inventory of the Singapore Borrower or UAE Borrower (as applicable)) in the exercise of its Permitted Discretion, with any such changes to be effective three (3) days after delivery of notice thereof to the Borrower Representative.

Notwithstanding the foregoing, Inventory of the UK Borrower which may remain subject to retention of title claims from a vendor or other seller of such Inventory may, in the Administrative Agent’s sole discretion, be included as Eligible Inventory of the UK Borrower if such Inventory meets all other eligibility criteria and provided that a Commitment Reserve is established in an amount equal to the aggregate unpaid payable (whether a trade payable, a deferred purchase price payable or otherwise). The Administrative Agent may, in its sole discretion, require additional reporting with respect to determination of such Commitment Reserve.

“Eligible Subsidiaries” means Eligible UK Subsidiaries and Eligible US Subsidiaries.

“Eligible UK Subsidiaries” means, collectively, each wholly-owned Subsidiary of the UK Borrower organized under the laws of England, Scotland, Northern Ireland or Wales that has entered into a Loan Party Joinder Agreement and, to the extent required by the Administrative Agent, a Loan Guaranty (in the form of a separate Guarantee), pursuant to which it has guaranteed all of the Canadian Secured Obligations, the UK Secured Obligations, the UAE Secured Obligations and the Singapore Secured Obligations and that has entered into the UK Security Agreement and such other Collateral Documents as the Administrative Agent requires, pursuant to which it has granted a first priority security interest in favor of the UK Collateral Agent in the Collateral owned by such Subsidiary to secure the Canadian Secured Obligations, the UK Secured Obligations, the UAE Secured Obligations and the Singapore Secured Obligations.

“Eligible US Subsidiaries” means, collectively, each wholly-owned Subsidiary of the US Borrower organized under the United States or any state or municipality thereof that has entered into a Loan Party Joinder Agreement (or this Agreement in the case of EM LLC) and, to the extent required by the Administrative Agent, a Loan Guaranty (in the form of a separate Guarantee), pursuant to which it has guaranteed all of the Secured Obligations and that has entered into the US Security Agreement and such other Collateral Documents as the Administrative Agent requires, pursuant to which it has granted a first priority security interest in the Collateral owned by such Subsidiary to secure the Secured Obligations. As of the Effective Date, EM LLC shall be an Eligible US Subsidiary.

“EMCayman” means Edgen Murray Cayman Corporation, a Cayman Islands exempted company.

“EM LLC” means Edgen Murray LLC, a Delaware limited liability company.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, shares, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest; provided, that Equity Interests shall not include debt securities which are convertible into or exchangeable for any of the foregoing Equity Interests, whether or not such debt securities include any right of participation with Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Euro” means the single currency of the Participating Member States.

“Euro Denominated Loan” means a UK Revolving Loan, UAE Revolving Loan, or a Singapore Revolving Loan denominated in Euros.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Rate” means on any day, with respect to any currency other than Dollars, the rate at which such currency other than Dollars may be exchanged into Dollars, as set forth at approximately 11:00 a.m., London time, on such day on the Bloomberg Market Data Currencies Page for such currency other than Dollars. In the event that such rate does not appear on any Bloomberg Market Data Currencies Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the applicable Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent (or the Singapore Administrative Agent in the event the Exchange Rate is being determined with respect to any calculation pertaining solely to the Singapore Revolving Commitments, the Singapore Credit Exposure or the Singapore Borrowing Base or the UAE Administrative Agent in the event the Exchange Rate is being determined with respect to any calculation pertaining solely to the UAE Revolving Commitment, the UAE Credit Exposure or the UAE Borrowing Base) in the market where its foreign currency exchange operations in respect of such currency other than Dollars are then being conducted, at or about 10:00 a.m., Local Time, on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent (or the Singapore Administrative Agent in the event the Exchange Rate is being determined with respect to any calculation pertaining solely to the Singapore Revolving Commitments, the Singapore Credit Exposure or the Singapore Borrowing Base or the UAE Administrative Agent in the event the Exchange Rate is being determined with respect to any calculation pertaining solely to the UAE Revolving Commitment, the UAE Credit Exposure or the UAE Borrowing Base), after consultation with the applicable Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Taxes” means, with respect to any Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.17(a).

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if

such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of a Borrower. Unless otherwise specified, all references to a Financial Officer herein means a Financial Officer of the Borrower Representative.

“Fixed Charge Coverage Period” means (a) the period of one (1) fiscal quarter ending September 30, 2007, (b) the period of two (2) fiscal quarters ending December 31, 2007, (c) the period of three (3) fiscal quarters ending March 31, 2008, and (d) hereafter, the period of four (4) consecutive fiscal quarters most recently ended.

“Fixed Charge Coverage Ratio” means, the ratio, determined as of the end of each fiscal quarter of Holdings and its consolidated Subsidiaries for the Fixed Charge Coverage Period then ended, of (a) EBITDA minus Capital Expenditures minus taxes paid in cash (net of refunds received in cash) to (b) the sum of cash Interest Expense plus scheduled principal payments on Indebtedness (after giving effect to any reductions in scheduled principal payments attributable to any optional or mandatory prepayment) plus management fees, dividends or distributions paid in cash plus all payments made in cash in respect of any earnout or similar obligations with respect to any Acquisition, including the Petro Acquisition, all calculated for such period, without duplication, for Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP.

“Foreign Lender” means, in respect of a Borrower, any Agent, any Lender or the Issuing Bank or other recipient of any payment hereunder by or on account of such Borrower that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, (a) the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction, (b) Canada and each province and territory thereof shall be deemed to constitute a single jurisdiction, (c) Singapore and each province and territory thereof shall be deemed to constitute a single jurisdiction, (d) the United Arab Emirates and each emirate thereof shall be deemed to constitute a single jurisdiction and (e) the United Kingdom and each province and territory thereof shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any subsidiary of Holdings that is not organized under the laws of the United States of America, including any UK Subsidiary, Canadian Subsidiary, Singapore Subsidiary or UAE Subsidiary.

Funding Accounts” has the meaning assigned to such term in Section 4.01(h).

“GAAP” means with respect to the financial statements of any Loan Party or Subsidiary generally accepted accounting principles in effect in the jurisdiction in which such Loan Party or Subsidiary is organized.

“Global Intercompany Note” means a promissory note evidencing all Indebtedness of any Loan Party owed to any other Loan Party in a form approved by the Administrative Agent;

provided, that, the UK Loan Parties and the Singapore Loan Parties will not enter into the Global Intercompany Note until the UK Whitewash Procedures and Singapore Whitewash Procedures have been satisfied (as applicable).

“Governmental Authority” means the government of the United States of America, Canada, Singapore, the United Arab Emirates or the United Kingdom, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of any guaranteeing Person shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Obligation, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Guaranteed Indebtedness has the meaning assigned to such term in Section 6.04(e).

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Holdings” means Edgen Murray II, L.P., a Delaware limited partnership.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business and which are not more than 90 days overdue and any working capital adjustment or earnout in connection with any Acquisition), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all reimbursement or similar obligations including interest thereon, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all reimbursement or similar obligations including interest thereon, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) obligations under any liquidated earn-out and (l) any other Off-Balance Sheet Liability. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Information Memorandum” means the Confidential Information Memorandum dated April 2007 relating to the Borrowers and the Transactions.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of May 11, 2007 by and among the US Borrower, the Canadian Borrower, the UK Borrower, EMCayman, Holdings, certain other Loan Parties, the Collateral Agent, the Administrative Agent, the Canadian Collateral Agent, the Canadian Administrative Agent, the UK Collateral Agent, the UK Administrative Agent and Lehman Commercial Paper Inc., in its capacities as administrative agent and collateral agent for the Term Loans.

“Interest Election Request” means a request by the Borrower Representative to convert or continue a Revolving Borrowing in accordance with Section 2.08.

“Interest Expense” means, with reference to any period, total interest expense (including that attributable to Capital Lease Obligations) of a Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis such Borrower and its Subsidiaries for such period in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any ABR Loan, any Canadian Prime Rate Loan, any Singapore Base Rate Loan, any UAE Base Rate Loan and any UK Base Rate

Loan (in each case other than a Swingline Loan) the first day of each calendar month in arrears in respect of the previous calendar month and the Maturity Date, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date, (c) with respect to any B/A Loan, the last day of the Contract Period applicable to the Borrowing of which such Loan is a part and, in the case of a B/A Borrowing with a Contract Period of more than three months’ duration, each day prior to the last day of such Contract Period that occurs at intervals of three months’ duration after the first day of such Contract Period and the Maturity Date and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower Representative may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” has the meaning assigned to such term in any of the Security Agreements.

“Inventory Reserves” means reserves against Inventory equal to the sum of the following:

(a)

a reserve determined by the Administrative Agent (or with respect to Inventory of the Singapore Borrower and the UAE Borrower, the Singapore Administrative Agent or the UAE Administrative Agent, as applicable) for Inventory that is discontinued or slow-moving; and

(b)	a reserve for Inventory which is designated to be returned to vendor or which is recognized as damaged or off quality or not to customer specifications by a Borrower; and

(c)

any other reserve as deemed appropriate by the Administrative Agent (or the Singapore Administrative Agent or UAE Administrative Agent in the case of Inventory of the Singapore Borrower or UAE Borrower (as applicable)) in its sole Permitted Discretion, from time to time.

“Issuing Bank” means (a) with respect to Letters of Credit issued for the account of the US Borrower, Chase, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i), (b) with respect to Letters of Credit issued for the account of the Canadian Borrower, Chase Canada, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i), (c) with respect to Letters of Credit issued for the account of the UAE Borrower, the UAE Issuing Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i), (d) with respect to Letters of Credit issued for the account of the Singapore Borrower, the Singapore Issuing Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i), (e) with respect to Letters of Credit issued for the account of the UK Borrower Chase Bank London, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i), and (f) with respect to Letters of Credit issued for the account of any Borrower, any other lender designated by the Borrower and the Applicable Agent as an Issuing Bank hereunder. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“JCP” means Jefferies Capital Partners IV, LLC, a Delaware limited liability company.

“JCP Funds” means JCP, JCP Partners IV, LLC, a Delaware limited liability company and Jefferies Employee Partners IV LLC, a Delaware limited liability company.

“JCP Parties” means (a) the JCP Funds and (b) the general partner or managing member of any JCP Fund (a “JCP Partner”) and any corporation, partnership or other entity that is an Affiliate of any of the JCP Funds or any JCP Partner (including JCP, the manager of JCP Funds) (collectively, the “JCP Affiliates”), but excluding any portfolio companies of any Person listed in clause (a) or (b).

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit denominated in US Dollars outstanding at such time plus (b) the aggregate amount of all LC Disbursements denominated in Dollars outstanding that have not yet been reimbursed by or on behalf of a Borrower at such time plus (c) the Dollar Equivalent of the aggregate undrawn amount of all Letters of Credit denominated in currencies other than Dollars outstanding at such time plus (d) the Dollar Equivalent of the aggregate amount of all LC Disbursements denominated in currencies other than Dollars that have not yet been reimbursed by or on behalf of a Borrower at such time.

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a Lender hereunder pursuant to an Assignment and Assumption, a Singapore Joinder Agreement, a UAE Joinder Agreement or a New Lender Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes each Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing in any currency (other than British Pounds Sterling) for any Interest Period, the rate appearing on the Screen at approximately 11:00 a.m., London time, if the currency is Dollars, C$ or Euros, two Business Days prior to the commencement of such Interest Period, as LIBOR for deposits denominated in such currency with a maturity comparable to such Interest Period. In the case of Eurocurrency Borrowing in English Pounds Sterling, or in the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which deposits of $5,000,000 (or a Dollar Equivalent amount in the relevant currency) and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit applications, the Collateral Documents, the Loan Guaranty, the Intercreditor Agreement and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, any Agent or any Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter, now or hereafter executed by or on behalf of any Loan Party, and delivered to any Agent or any Lender in connection with this Agreement or the transactions contemplated thereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantor” means each Loan Party; provided that no Foreign Subsidiary shall, or shall be deemed to, guarantee any Secured Obligations of any entity organized under the laws of the United States nor shall it have any obligations with respect to any such amounts.

“Loan Guaranty” means Article X of this Agreement and each separate Guarantee, in form and substance satisfactory to the Administrative Agent, delivered by each Loan Guarantor that is a Foreign Subsidiary (which Guarantee shall be governed by the laws of the country in which such Foreign Subsidiary is located), as it may be amended or modified and in effect from time to time; it being acknowledged that no Loan Guaranty will be provided by a UK Loan Party or a Singapore Loan Party until such Loan Parties are in compliance with the UK Whitewash Procedures or the Singapore Whitewash Procedures in accordance with Section 5.15(a) and Section 5.16(a) (as applicable).

“Loan Parties” means Holdings, Holdings’ Subsidiaries and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their successors and assigns.

“Loan Party Joinder Agreement” has the meaning assigned to such term in Section 5.14.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Revolving Loans, Swingline Loans and Protective Advances.

“Local Time” means (a) with respect to a Loan or Borrowing made to the U.S. Borrower, Chicago time, (b) with respect to a Loan or Borrowing made to the Canadian Borrower, Toronto time, (c) with respect to a Loan or Borrowing made to the UK Borrower, London time, (d) with respect to a Loan or made to the Singapore Borrower, Singapore time or (e) with respect to a Loan or Borrowing made to the UAE Borrower, Dubai time.

“Mandatory Costs Rate” has the meaning set forth in Schedule 2.21.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the US Borrower, individually, or the Loan Parties, taken as a whole, (b) the ability of any Loan Party to perform any of its material obligations under the Loan Documents to which it is a party, (c) any material portion of the Collateral or the Applicable Agent’s Liens (on behalf of itself, the other Agents, the Lenders and the Other Secured Parties) on any material Collateral or the priority of such Liens, or (d) the rights of or benefits available to the Agents, the Issuing Bank or the Lenders thereunder.

“Material Agreement” means all contracts, commitments, offers and agreements to which any Loan Party is a party or by which any Loan Party or any of its assets are bound which is material to its assets, liabilities, financial condition, revenues, expenses, operations, properties or prospects, and which include, without limitation, any contract, commitment, offer or agreement (a) which is not cancelable on notice of 30 days or less without the payment of any material penalty, premium, cancellation fee or similar payment, (b) pursuant to which a Loan Party purchases any product or service which cannot be readily replaced from other qualified vendors on comparable terms, (c) which is entered into outside of the ordinary course of business, (d) which provides for the payment by any Loan Party of an amount in excess of $5,000,000 in any period of 12 months, (e) which provides for the payment to any Loan Party of an amount in excess of $5,000,000 in any period of 12 months, or (f) to the extent the termination of, or a default by any party to, such contract, commitment, offer or agreement could reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” means Indebtedness (other than the Loans, the B/As and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Loan Parties in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the “obligations” of any Loan Party in respect of any Swap

Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means May 11, 2012 or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof

“Maximum Liability” has the meaning assigned to such term in Section 10.10.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means, for any period, the consolidated net income (or loss) of a Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of a Borrower or is merged into or consolidated with any Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of a Borrower) in which any Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by such Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of any Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document or any Term Loan Document) or Requirement of Law applicable to such Subsidiary.

“Net Orderly Liquidation Value” means, with respect to Inventory of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agent (or the Singapore Administrative Agent or UAE Administrative Agent in the case of Inventory of the Singapore Borrower or UAE Borrower (as applicable)) by an appraiser acceptable to the Administrative Agent, net of all costs of liquidation thereof.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).

“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.11.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, any Agent, the Issuing Bank or any indemnified party arising under the Loan Documents.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Other Secured Parties” means all of the Lenders and the Affiliates of the Lenders to whom Banking Service Obligations and/or Swap Obligations are owed.

“Participant” has the meaning set forth in Section 9.04.

“Participating Member State” means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Community relating to the Economic and Monetary Union.

“Paying Guarantor” has the meaning assigned to such term in Section 10.11.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisitions” mean any Acquisition by a Borrower in a transaction that satisfies each of the following requirements:

(a)	such Acquisition is not a hostile or contested Acquisition;

(b)

the business acquired in connection with such Acquisition is not engaged, directly or indirectly, in any line of business other than the businesses in which the Borrowers are engaged on the Effective Date and any business activities that are substantially similar, related, or incidental thereto;

(c)

both before and after giving effect to such Acquisition and the Loans (if any) requested to be made in connection therewith, each of the representations and warranties in the Loan Documents is true and correct in all material respects (except (i) any such representation or warranty which relates to a specified prior date and (ii) to the extent the Administrative Agent and the Lenders have been notified in writing by the Borrowers that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty);

(d)

as soon as available, but in any event adequately prior to such Acquisition in order to allow the Administrative Agent time to review the information provided to the Administrative Agent under clause (ii) below, for Acquisitions with a purchase price greater than $10,000,000, the Borrowers shall provide, the Administrative Agent (i) notice of such Acquisition and (ii) a copy of all business and financial information reasonably requested by the Administrative Agent including pro forma financial statements, statements of cash flow, and Availability projections;

(e)

prior to inclusion of the accounts receivable and Inventory acquired in connection with such Acquisition in the determination of the applicable borrowing base, the Administrative Agent (or the Singapore Administrative Agent or UAE Administrative Agent in the case of an acquisition by the Singapore Borrower or UAE Borrower (as applicable)) shall have conducted an audit and field examination and, to the extent required by the Administrative Agent (or the Singapore Administrative Agent or UAE Administrative Agent in the case of an acquisition by the Singapore Borrower or UAE Borrower (as applicable)), an appraisal of such accounts receivable and Inventory to its satisfaction, any applicable Borrowing Base Reserves and Commitment Reserves have been established, and all appropriate lien filings and collateral documentation, including Collateral Access Agreements, have been duly completed, executed and delivered to the Applicable Agent;

(f)

the purchase price (i) of any Acquisition of a business not located in the United States, Canada, Australia or the United Kingdom, or of a Person not organized under applicable law of the United States or any State thereof, Canada or any province thereof, Australia or the United Kingdom shall not exceed $10,000,000, and (ii) for all Acquisitions during any calendar year shall not exceed $60,000,000;

(g)

if such Acquisition is an Acquisition of the Equity Interests of a Person, such Acquisition (i) is structured so that the acquired Person shall become a wholly-owned subsidiary of a Loan Party pursuant to the terms of this Agreement, and (ii) will not result in any violation of Regulation U;

(h)

if such Acquisition is an Acquisition of assets located primarily in the United States, the Acquisition is structured so that a Borrower or a Loan Guarantor (including a Person that becomes a Loan Guarantor concurrently therewith) shall acquire such assets;

(i)

no Borrower or Loan Guarantor shall, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could reasonably be expected to have a Material Adverse Effect;

(j)

in connection with an Acquisition of the Equity Interests in any Person, all Liens on property of such Person shall be terminated unless permitted pursuant to the Loan Documents, or the Administrative Agent (or the Singapore Administrative Agent or UAE Administrative Agent in the case of an acquisition by the Singapore Borrower or UAE Borrower (as applicable)) in its sole discretion consents otherwise, and in connection with an Acquisition of the assets of any Person, all liens on such assets shall be terminated;

(k)

the Fixed Charge Coverage for Holdings and its consolidated Subsidiaries (after giving effect to such Acquisition) shall be greater than 1.10 to 1.00 for the most recently completed twelve month period (calculated on a pro forma basis in a manner acceptable to the Administrative Agent) and assuming that for purposes of calculating such Fixed Charge Coverage Ratio for such period such Acquisition and any Indebtedness and related interest expense incurred in connection therewith occurred on the first day of such applicable period;

(l)

the Borrower Representative shall certify (and provide the Administrative Agent with pro forma and projected calculations in form and substance reasonably satisfactory to the Administrative Agent), on its behalf and on behalf of the other Borrowers, to the Administrative Agent and the Lenders that, immediately after giving effect to the completion of such Acquisition, Aggregate Availability will not be less than $40,000,000 (the calculation of such purchase price in each case shall include all consideration paid in connection with such Acquisition, other than Equity Interests in Holdings delivered to the seller(s) in such Acquisition, as having been paid in cash at the time of making such Acquisition), such Aggregate Availability to be determined on a pro forma basis (assuming all past due accounts payable of the Borrowers are paid in full in cash in the ordinary course of business consistent with past business practices); and

(i)	no Default or Event of Default exists or would result therefrom.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Encumbrances” means:

(a)	Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

(b)

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c)

pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or letters of credit or Guarantees issued in lieu thereof;

(d)

pledges or deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business or letters of credit or Guarantees issued in lieu thereof;

(e)	judgment liens in respect of judgments that do not constitute an Event of Default under clause (n) of Article VII;

(f)

easements, zoning restrictions, rights-of-way and similar encumbrances on real property (i) imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or any Subsidiary or (ii) identified in any mortgagees’ title insurance policy accepted by the collateral agent of the Term Loans.

(g)	Liens arising from precautionary UCC or PPSA financing statements with respect to leases which are not capital leases;

(h)

Liens in favor of custom and revenue authorities arising as a matter of law to secure payment of custom duties that are not yet due or are being contested in compliance with Section 5.04 in connection with the importation of goods so long as such Liens attached only to the imported goods;

(i)

Liens in favor of vendors of goods which are not included in the calculation of any Borrowing Base securing payment of the purchase price therefor so long as such Liens attach only to purchased goods; and

(j)

statutory Canadian Liens (other than Liens for taxes) arising in the ordinary course of business, but only if payment of the obligations secured thereby is not yet due or is being contested in good faith by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the applicable Canadian Subsidiary or Canadian Subsidiaries of Holdings, as the case may be, in conformity with GAAP.

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a)

direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)	investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)

investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)

fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)

money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and AAA by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;

(f)

securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or any political subdivision or taxing authority thereof, and rated at least A by Standard & Poor’s or Moody’s Investors Service, Inc.;

(g)	any money market fund of which the assets are comprised of not less than 90% of the items specified in clauses (a) through (c), (e) or (f) above; and

(h)

with respect to any Person organized in the US, the United Kingdom, Canada, Singapore, the United Arab Emirates, and Australia investments denominated in the currency of the jurisdiction in which such Person is organized which are similar to the items specified in clauses (a) through (f) above (other than the nationality of the governmental or non-governmental issuer or counterparty involved).

“Permitted Investors” means the JCP Parties and the Persons who are limited partners of Holdings on the date hereof as set forth on Schedule 1.03.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petro Acquisition” means the acquisition by EM LLC of all or substantially all of the assets of Petro Steel International, LLC and Petro Steel International, L.P. pursuant to the terms and conditions set forth in the Petro Acquisition Purchase Agreement.

“Petro Acquisition Documents” means the Petro Acquisition Purchase Agreement and all and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

“Petro Acquisition Purchase Agreement” means that certain Asset Purchase Agreement dated as of April 11, 2007 by and among the US Borrower, EM LLC, Petro Steel International, L.P., Petro Steel International, LLC, Eric Berger, David Mullaney and John Ruttenberg.

“Pipe” means Pipe Acquisition Limited, a limited liability company incorporated under the laws of England and Wales with registered number 05501083.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Primary UK Borrowing Base” means the UK Borrowing Base calculated without giving effect to clause (c) thereof.

“Prime Rate” ” means, in the case of a Loan or Borrowing to US Borrower, the rate of interest per annum publicly announced from time to time by Chase or its parent as its prime rate (which is not necessarily the lowest rate charged to any customer); each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Projections” has the meaning assigned to such term in Section 5.01(e).

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Protective Advances” means collectively the US Protective Advances, the Canadian Protective Advances, the UK Protective Advances, the Singapore Protective Advances and the UAE Protective Advances.

“Qualified Public Offering” means the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Equity Interests in Holdings or parent holding company on a firm commitment basis in which the aggregate Net Proceeds received by Holdings at the public offering price is at least $100,000,000.

“Quotation Day” means, with respect to any Eurocurrency Borrowing denominated in a currency other than Dollars and any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.

“Rate Adjustment Date” means July 1, 2007, and the first day of each October, January, April and July thereafter.

“Recapitalization Agreement” means that certain Master Transaction Agreement dated as of May 11, 2007 by and among Holdings, the US Borrower, the UK Borrower, EMCayman, Pipe, Edgen/Murray, L.P., a Delaware limited partnership, and the individuals owning limited partnership interests therein, ING Furman Selz Investors III L.P., a Delaware limited partnership, ING Baring Global Leveraged Equity Plan Ltd., a Bermuda limited company, ING Baring U.S. Leveraged Equity Plan LLC, a Delaware limited partnership, Murray Metals Group Limited, a Scottish private limited company, Edgen/Murray GP, LLC, a Delaware limited liability company, Edgen Merger Co., Pipe Acquisition Finance Plc, an English public limited company, and the JCP Funds.

“Recapitalization Documents” means the Recapitalization Agreement and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

“Recapitalization Transactions” means the transactions contemplated by the Recapitalization Agreement, including, without limitation, (a) the acquisition by JCP Funds, existing management of the Borrowers and one or more additional co-investors of all of the outstanding equity interests in the US Borrower and Pipe which are currently held by investment funds managed by FS Private Investments III LLC, current management of the Borrowers and one or more other co-investors, (b) the borrowing by Holdings, the US Borrower and EMCayman of the Term Loans, and (c) the repayment in full of all existing indebtedness of the Loan Parties and their Subsidiaries other than Indebtedness permitted under Section 6.01.

“Register” has the meaning set forth in Section 9.04.

“Related Affiliate” shall mean (a) with respect to any US Revolving Lender, such Lender’s Affiliates which are a Canadian Revolving Lender and a UK Revolving Lender hereunder if any, (b) with respect to any Canadian Revolving Lender, such Lender’s Affiliates which are a US Revolving Lender and a UK Revolving Lender hereunder if any, and (c) with respect to any UK Revolving Lender, such Lender’s Affiliates which are a US Revolving Lender and a Canadian Revolving Lender hereunder if any.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Rent Reserve” means a reserve equal to three (3) months of rental obligations for each parcel of real property leased by a Borrower or Eligible Subsidiary at which Eligible Inventory is located and, with respect to any store, warehouse distribution center, regional distribution center or depot where any Inventory subject to Liens arising by operation of law is located, a reserve equal to three (3) months’ rent at such store, warehouse distribution center, regional distribution center or depot, in each case with respect to which the applicable landlord, warehouseman or bailee has not provided a Collateral Access Agreement.

“Report” means reports prepared by an Agent or another Person showing the results of appraisals, field examinations or audits pertaining to any of the Borrower’s or any Eligible Subsidiary’s assets from information furnished by or on behalf of the Borrowers, after any Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Required Lenders” means, at any time, US Revolving Lenders, UK Revolving Lenders and Canadian Revolving Lenders having aggregate US Credit Exposure, UK Credit Exposure and Canadian Credit Exposure, and unused US Revolving Commitments, UK Revolving Commitments and Canadian Revolving Commitments representing more than 50% of the sum of the total US Credit Exposure, UK Credit Exposure and Canadian Credit Exposure, and unused US Revolving Commitments, UK Revolving Commitments and Canadian Revolving Commitments at such time.

“Required Singapore Lenders” means at any time, Singapore Revolving Lenders having aggregate Singapore Credit Exposure and unused Singapore Revolving Commitments, representing more than 50% of the total Singapore Credit Exposure and unused Singapore Revolving Commitments at such time.

“Required UAE Lenders” means at any time, UAE Revolving Lenders having aggregate UAE Credit Exposure and unused UAE Revolving Commitments, representing more than 50% of the total UAE Credit Exposure and unused UAE Revolving Commitments at such time.

“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reset Date” has the meaning assigned to such term in Section 1.05.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in any Borrower or any option, warrant or other right to acquire any such Equity Interests in any Borrower or any derivative or other transaction with a Derivatives Counterparty obligating any Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in the market value of Equity Interests.

“Revolving Commitments” means, collectively, the US Revolving Commitments, the Canadian Revolving Commitments, the UAE Revolving Commitments, the Singapore Revolving Commitments and the UK Revolving Commitments.

“Revolving Exposure” ” means, at any time for each Lender, the sum of such Lender’s US Credit Exposure, Canadian Credit Exposure, UAE Credit Exposure, Singapore Credit Exposure and UK Credit Exposure.

“Revolving Loans” means, collectively, the US Revolving Loans, the Canadian Revolving Loans, the UAE Revolving Loans, the Singapore Revolving Loans and the UK Revolving Loans.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Screen” means for any currency other than British Pounds Sterling, the relevant display page for LIBOR for such currency (as determined by the Administrative Agent) on the Reuters Monitor Money Rates Service.

“Secured Obligations” means the US Secured Obligations, the Canadian Secured Obligations, the UAE Secured Obligations, the Singapore Secured Obligations and the UK Secured Obligations.

“Security Agreements” means, collectively, the US Security Agreement, the Canadian Security Agreement, the UAE Security Agreement, the Singapore Security Agreement, the UK Security Agreement, the Bond and Floating Charge, the Charge over Accounts, the Cayman Security Agreement and “Security Agreement” means any one of them.

“Settlement” has the meaning assigned to such term in Section 2.05(c).

“Settlement Date” has the meaning assigned to such term in Section 2.05(c).

“Singapore Administrative Agent” means any financial institution which hereafter becomes a party to this Agreement pursuant to a Singapore Joinder Agreement, in its capacity as administrative agent for the Singapore Revolving Lenders hereunder and its successors and assigns in such capacity.

“Singapore Availability” means, at any time, an amount equal to (a) the lesser of (i) the aggregate Singapore Revolving Commitments at such time and (ii) the Singapore Borrowing Base at such time, minus (b) Commitment Reserves established with respect to the Singapore Loan Parties and/or the Singapore Collateral at such time minus (c) the Aggregate Singapore Credit Exposure at such time.

“Singapore Base Rate” means, for any day, a rate per annum equal to the Singapore Administrative Agent’s base lending rate for the applicable currency being the rate from time to time set by the Singapore Administrative Agent based on various factors including the Singapore Administrative Agent’s cost of funds and desired return and general economic conditions and which is used as a reference point for pricing loans made by it in the applicable currency. The

Singapore Base Rate in effect under this Agreement with respect to Loans in a particular currency will be the same rate quoted generally by the Singapore Administrative Agent with respect to other borrowers of loans in the same currency priced based on the Singapore Administrative Agent’s “base” or “reference” rate; provided that such rate may not reflect the lowest rate quoted by the Singapore Administrative Agent or its Affiliates with respect to loans made by them.

“Singapore Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Singapore Base Rate.

“Singapore Borrower” means Edgen Murray Pte., Ltd., a limited company organized under the laws of Singapore, but only to the extent (a) such Person hereafter becomes a party hereto as the “Singapore Borrower” pursuant to a Loan Party Joinder Agreement as provided in Section 5.16 hereof, and (b) at such time, as one or more financial institutions has become a party to this Agreement as the Singapore Administrative Agent, the Singapore Collateral Agent, a Singapore Revolving Lender and an Issuing Bank with respect to Singapore Letters of Credit.

“Singapore Borrowing Base” means, at any time, with respect to the Singapore Borrower, the sum (expressed in Dollars, based on Exchange Rates prevailing at the time the applicable Borrowing Base Certificate is prepared) of:

(a)	the product of (i) 85% multiplied by (ii) the Singapore Borrower’s Eligible Accounts at such time, plus

(b)	the lesser of:

(i)

the product of (x) if an inventory appraisal in form and substance acceptable to the Singapore Administrative Agent has been completed, 75%, or otherwise 50%, multiplied by (y) the Singapore Borrower’s Eligible Inventory, valued at the lower of weighted average cost or market value, at such time, and

(ii)

the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Singapore Administrative Agent multiplied by the Singapore Borrower’s Eligible Inventory, valued at the lower of weighted average cost or market value, at such time, minus

(c)	Borrowing Base Reserves (applicable to the Singapore Borrowing Base as determined by the Singapore Administrative Agent in its Permitted Discretion).

The Singapore Administrative Agent may, in its Permitted Discretion, amend or modify one or more of the elements used in computing the Singapore Borrowing Base, with any such changes to be effective three (3) days after delivery of notice thereof to the Borrower Representative; provided, that the Singapore Administrative Agent will not reduce the advance rates set forth above. The Singapore Borrowing Base in effect at any time shall be determined by reference to the most recent Singapore Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(f) of this Agreement. Notwithstanding any of the foregoing to the contrary, until such time as the Singapore Borrower delivers written evidence acceptable to the Singapore Administrative Agent that the Singapore Whitewash Procedures have been completed and the Singapore Borrower has fully complied with Section 5.16 in connection therewith, the Singapore Borrowing Base shall be zero (0).

“Singapore Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Singapore Borrower, in a form which is acceptable to the Singapore Administrative Agent in its sole discretion.

“Singapore Collateral” means Collateral owned by the Singapore Loan Parties.

“Singapore Collateral Agent” means any financial institution which hereafter becomes a party to this Agreement pursuant to a Singapore Joinder Agreement, in its capacity as collateral agent for the Singapore Revolving Lenders, and its successors and assigns in such capacity.

“Singapore Controlled Disbursement Account” means to the extent established, the accounts of the Singapore Borrower maintained with the Singapore Administrative Agent in each case as a zero balance, cash management account pursuant to and under any agreement between the Singapore Borrower and the Singapore Administrative Agent, as modified and amended from time to time, and through which all disbursements of the Singapore Borrower, any Singapore Loan Party and any designated Subsidiary of any Singapore Borrower are made and settled on a daily basis with no uninvested balance remaining overnight.

“Singapore Credit Exposure” means, with respect to any Singapore Revolving Lender at any time, the sum of (a) the aggregate principal amount of such Singapore Revolving Lender’s Singapore Revolving Loans denominated in Dollars outstanding at such time, (b) the Dollar Equivalent of the aggregate principal amount of such Singapore Revolving Lender’s Singapore Revolving Loans denominated in Singapore Dollars, Australian Dollars or Euros outstanding at such time and (c) such Singapore Revolving Lender’s Singapore LC Exposure at such time.

“Singapore Dollar” means the lawful currency of Singapore.

“Singapore Dollar Denominated Loans” means any Singapore Revolving Loans which are denominated in Singapore Dollars.

“Singapore Financial Assistance Documents” has the meaning assigned to such term in Section 5.16.

“Singapore Issuing Bank” means, with respect to Letters of Credit issued for the account of the Singapore Borrower, a financial institution that joins this Agreement pursuant to a Singapore Joinder Agreement, in its capacity as the issuer of Letters of Credit, and its successors in such capacity as provided in Section 2.06(i).

“Singapore Joinder Agreement” means an agreement acceptable in form and substance to the Borrowers and the Administrative Agent to be entered into by any of the Borrowers, the Administrative Agent and one or more financial institutions mutually acceptable to the Borrowers and the Administrative Agent pursuant to which such financial institutions agree to become parties to this Agreement and certain other Loan Documents in the capacity of one or more of the following: Singapore Revolving Lender, Singapore Administrative Agent, Singapore Collateral Agent, or Singapore Issuing Bank and provide the Singapore Revolving Commitments therein specified.

“Singapore LC Exposure” means, at any time, the Singapore Exposure in respect of Singapore Letters of Credit (and LC Disbursements thereunder) at such time. The Singapore LC Exposure of any Singapore Revolving Lender at any time shall be its Applicable Percentage of the total Singapore LC Exposure at such time.

“Singapore Letter of Credit” means a Letter of Credit issued for the account of the Singapore Borrower.

“Singapore Loan Parties” means (a) the Singapore Borrower and (b) each of the Singapore Subsidiaries, if any, and any other Person which is formed or organized under the federal laws of any province or territory in Singapore and who becomes a party to this Agreement pursuant to a Joinder Agreement, and their respective successors and assigns.

“Singapore Loans” means the Singapore Revolving Loans and the Singapore Protective Advances, collectively.

“Singapore Protective Advance” has the meaning assigned to such term in Section 2.04(e).

“Singapore Revolving Commitment” means, with respect to each Singapore Revolving Lender, the commitment, if any, of such Singapore Revolving Lender to make Singapore Revolving Loans and to acquire participations in Singapore Protective Advances and Singapore Letters of Credit hereunder, expressed as an amount representing the maximum possible aggregate amount of such Singapore Revolving Lender’s Singapore Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Singapore Revolving Lender pursuant to Section 9.04. The initial amount of each Singapore Revolving Lender’s Singapore Revolving Commitment is set forth in the Singapore Joinder Agreement pursuant to which such Singapore Revolving Lender becomes a Singapore Revolving Lender hereunder, or in the Assignment and Assumption pursuant to which such Singapore Revolving Lender shall have assumed its Singapore Revolving Commitment, as applicable. Until such time as a Singapore Revolving Lender enters into a Singapore Joinder as a Singapore Revolving Lender and Edgen Murray Pte., Ltd. has entered into a Loan Party Joinder Agreement as a Singapore Borrower hereunder, no Singapore Revolving Commitments will be in effect pursuant to this Agreement. The aggregate amount of the Singapore Revolving Commitment shall not exceed $10,000,000.

“Singapore Revolving Lender” means, as of any date of determination, a Lender with a Singapore Revolving Commitment or, if the Singapore Revolving Commitments have terminated or expired, a Lender with Singapore Credit Exposure.

“Singapore Revolving Loan” means a loan to the Singapore Borrower made pursuant to Section 2.01(e) in Dollars, Australian Dollars, Singapore Dollars or Euros.

“Singapore Secured Obligations” means (a) all Obligations owing by any Singapore Loan Party, (b) all Banking Services Obligations owing by any Singapore Loan Party and (c) Swap Obligations owing by any Singapore Loan Party to one or more Singapore Revolving Lenders or their respective Affiliates; provided that at or prior to the time that any transaction relating to a Swap Obligation is executed, the Singapore Revolving Lender or Affiliate thereof party thereto shall have delivered written notice to the Administrative Agent that such a transaction has been entered into and that it constitutes a Singapore Secured Obligation entitled to the benefits of the Collateral Documents.

“Singapore Security Agreement” means any debenture, pledge or security agreement entered into on or after the date of this Agreement, in form and substance acceptable to the Singapore Administrative Agent, by any Singapore Loan Party (as required by this Agreement or any other Loan Document) in favor of the Singapore Collateral Agent for the ratable benefit of the Singapore Revolving Lenders, the Canadian Revolving Lenders, the UK Revolving Lenders, the UAE Revolving Lenders and the Other Secured Parties to secure the Singapore Secured Obligations, the Canadian Secured Obligations, the UAE Secured Obligations and the UK Secured Obligations as the same may be amended, restated or otherwise modified from time to time.

“Singapore Subsidiary” means any Subsidiary of the Singapore Borrower.

“Singapore Whitewash Procedures” has the meaning assigned to such term in Section 5.16.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated in writing to payment of the Secured Obligations to the satisfaction of the Administrative Agent (or the Singapore Administrative Agent or UAE Administrative Agent to the extent such Indebtedness is subordinated to Singapore Secured Obligations or UAE Secured Obligations).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, company, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, company, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of Holdings or a Loan Party, as applicable.

“Supermajority Revolving Lenders” means, at any time, Revolving Lenders having Revolving Exposure and unused Revolving Commitments representing more than 85% of the sum of the total Revolving Exposure and unused Revolving Commitments at such time.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Subsidiaries shall be a Swap Agreement.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Swingline Lender” means (a) in respect of Canadian Swingline Loans, Chase Canada, (b) in respect of US Swingline Loans, Chase, and (c) in respect of UK Swingline Loans, Chase Bank London.

“Swingline Loan” means a loan made pursuant to Section 2.05(a)(i).

“TARGET” means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Loans” means the term loans made to the US Borrower and EMCayman on the Effective Date in the aggregate principal amount of up to $500,000,000 having the terms set forth in the Term Loan Agreements.

“Term Loan Agreements” means (a) that certain First Lien Credit Agreement dated May 11, 2007, by and between Holdings, Edgen Merger Co., EMCayman, the lenders party thereto from time to time, Lehman Brothers Inc. and Jefferies Finance LLC, as joint lead arrangers and joint bookrunners, and Lehman Commercial Paper Inc., as syndication agent, administrative agent and security agent thereunder and (b) that certain Second Lien Credit Agreement dated May 11, 2007, by and between Holdings, Edgen Merger Co. and the lenders party thereto from time to time, Lehman Brothers Inc. and Jefferies Finance LLC, as joint lead arrangers and joint bookrunners, and Lehman Commercial Paper Inc., as syndication agent and administrative agent thereunder, each setting forth certain terms and conditions of the Term Loans.

“Term Loan Documents” means the Term Loan Agreements and each other material document, instrument or agreement to which Holdings or any of its Subsidiaries is or may hereafter become a party pertaining to the Term Loans.

“Transactions” ” means the execution, delivery and performance by the Borrowers of this Agreement, the borrowing of Loans and other credit extensions, the use of the proceeds thereof, the drawing and acceptance of B/As and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan (other than a B/A Loan) or Borrowing (other than a B/A Borrowing), refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate, the UK Base Rate, the Canadian Prime Rate, the Singapore Base Rate, the UAE Base Rate and when used in reference to a B/A refers to a B/A Loan.

“UAE” means the United Arab Emirates.

“UAE Administrative Agent” means any financial institution which hereafter becomes a party to this Agreement pursuant to a UAE Joinder Agreement, in its capacity as administrative agent for the UAE Revolving Lenders hereunder and its successors and assigns in such capacity.

“UAE Availability” means, at any time, an amount equal to (a) the lesser of (i) the aggregate UAE Revolving Commitments at such time and (ii) the UAE Borrowing Base at such time, minus (b) Commitment Reserves established with respect to the UAE Loan Parties and/or the UAE Collateral at such time minus (c) the Aggregate UAE Credit Exposure at such time.

“UAE Base Rate” means, for any day, a rate per annum equal to the UAE Administrative Agent’s base lending rate for the applicable currency being the rate from time to time set by the UAE Administrative Agent based on various factors including the UAE Administrative Agent’s cost of funds and desired return and general economic conditions and which is used as a reference point for pricing loans made by it in the applicable currency. The UAE Base Rate in effect under this Agreement with respect to Loans in a particular currency will be the same rate quoted generally by the UAE Administrative Agent with respect to other borrowers of loans in the same currency priced based on the UAE Administrative Agent’s “base” or “reference” rate; provided that such rate may not reflect the lowest rate quoted by the UAE Administrative Agent or its Affiliates with respect to loans made by them.

“UAE Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the UAE Base Rate.

“UAE Borrower” means Edgen Murray FZE, a limited company organized under the laws of UAE, but only to the extent (a) such Person hereafter becomes a party hereto as the “UAE Borrower” pursuant to a Loan Party Joinder Agreement as provided in Section 5.17 hereof, and (b) at such time as one or more financial institutions has become a party to this Agreement as the UAE Administrative Agent, UAE Collateral Agent, a UAE Revolving Lender and an Issuing Bank with respect to UAE Letters of Credit.

“UAE Borrowing Base” means, at any time, with respect to the UAE Borrower, the sum (expressed in Dollars, based on Exchange Rates prevailing at the time the applicable Borrowing Base Certificate is prepared) of:

(a)	the product of (i) 85% multiplied by (ii) the UAE Borrower’s Eligible Accounts at such time, plus

(b)	the lesser of:

(i)

the product of (x) if an inventory appraisal in form and substance acceptable to the UAE Administrative Agent has been completed, 75%, or otherwise 50%, multiplied by (y) the UAE Borrower’s Eligible Inventory, valued at the lower of weighted average cost or market value, at such time, and

(ii)

the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the UAE Administrative Agent multiplied by the UAE Borrower’s Eligible Inventory, valued at the lower of weighted average cost or market value, at such time, minus

(c)	Borrowing Base Reserves (applicable to the UAE Borrowing Base as determined by the UAE Administrative Agent in its Permitted Discretion).

The UAE Administrative Agent may, in its Permitted Discretion, amend or modify one or more of the elements used in computing the UAE Borrowing Base, with any such changes to be effective three (3) days after delivery of notice thereof to the Borrower Representative; provided, that the UAE Administrative Agent will not reduce the advance rates set forth above. The UAE Borrowing Base in effect at any time shall be determined by reference to the most recent UAE Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(f) of this Agreement.

“UAE Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the UAE Borrower, in a form which is acceptable to the UAE Administrative Agent in its sole discretion.

“UAE Collateral” means Collateral owned by the UAE Loan Parties.

“UAE Collateral Agent” means any financial institution which hereafter becomes a party to this Agreement pursuant to a UAE Joinder Agreement, in its capacity as collateral agent for the UAE Revolving Lenders, and its successors and assigns in such capacity.

“UAE Controlled Disbursement Account” means to the extent established, the accounts of the UAE Borrower maintained with the UAE Administrative Agent in each case as a zero balance, cash management account pursuant to and under any agreement between the UAE Borrower and the UAE Administrative Agent, as modified and amended from time to time, and through which all disbursements of the UAE Borrower, any UAE Loan Party and any designated Subsidiary of any UAE Borrower are made and settled on a daily basis with no uninvested balance remaining overnight.

“UAE Credit Exposure” means, with respect to any UAE Revolving Lender at any time, the sum of (a) the aggregate principal amount of such UAE Revolving Lender’s UAE Revolving Loans denominated in Dollars outstanding at such time, (b) the Dollar Equivalent of the aggregate principal amount of such UAE Revolving Lender’s UAE Revolving Loans denominated in Dirham or Euros outstanding at such time and (c) such UAE Revolving Lender’s UAE LC Exposure at such time.

“UAE Issuing Bank” means, with respect to Letters of Credit issued for the account of the UAE Borrower, a financial institution that joins this Agreement pursuant to a UAE Joinder Agreement, in its capacity as the issuer of Letters of Credit, and its successors in such capacity as provided in Section 2.06(i).

“UAE Joinder Agreement” means an agreement acceptable in form and substance to the Borrowers and the Administrative Agent to be entered into by any of the Borrowers, the Administrative Agent and one or more financial institutions mutually acceptable to the Borrowers and the Administrative Agent pursuant to which such financial institutions agree to become parties to this Agreement and certain other Loan Documents in the capacity of one or more of the following: UAE Revolving Lender, UAE Administrative Agent, UAE Collateral Agent, UAE Issuing Bank and provide the UAE Revolving Commitments therein specified.

“UAE LC Exposure” means, at any time, the LC Exposure in respect of UAE Letters of Credit (and LC Disbursements thereunder) at such time. The UAE LC Exposure of any UAE Revolving Lender at any time shall be its Applicable Percentage of the total UAE LC Exposure at such time.

“UAE Letter of Credit” means a Letter of Credit issued for the account of the UAE Borrower.

“UAE Loan Parties” means (a) the UAE Borrower and (b) each of the UAE Borrower’s UAE Subsidiaries, if any, and any other Person which is formed or organized under the federal laws of any emirate in the United Arab Emirates and who becomes a party to this Agreement pursuant to a Loan Party Joinder Agreement, and their respective successors and assigns.

“UAE Loans” means the UAE Revolving Loans and the UAE Protective Advances, collectively.

“UAE Protective Advance” has the meaning assigned to such term in Section 2.04(d).

“UAE Revolving Commitment” means, with respect to each UAE Revolving Lender, the commitment, if any, of such UAE Revolving Lender to make UAE Revolving Loans and to acquire participations in UAE Protective Advances and UAE Letters of Credit hereunder, expressed as an amount representing the maximum possible aggregate amount of such UAE Revolving Lender’s UAE Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such UAE Revolving Lender pursuant to Section 9.04. The initial amount of each UAE Revolving Lender’s UAE Revolving Commitment is set forth in the UAE Joinder Agreement pursuant to which such UAE Revolving Lender becomes a UAE Revolving Lender hereunder, or in the Assignment and Assumption pursuant to which such UAE Revolving Lender shall have assumed its UAE Revolving Commitment, as applicable. Until such time as a UAE Revolving Lender enters into a UAE Joinder Agreement and Edgen Murray PTE, Ltd. has entered into a Loan Party Joinder Agreement as a UAE Borrower hereunder, no UAE Revolving Commitments will be in effect pursuant to this Agreement. The aggregate amount of the UAE Revolving Commitments shall not exceed $15,000,000.

“UAE Revolving Lender” means, as of any date of determination, a Lender with a UAE Revolving Commitment or, if the UAE Revolving Commitments have terminated or expired, a Lender with UAE Credit Exposure.

“UAE Revolving Loan” means a loan to the UAE Borrower made pursuant to Section 2.01(d) in Dollars, Dirham or Euros.

“UAE Secured Obligations” means (a) all Obligations owing by any UAE Loan Party, (b) all Banking Services Obligations owing by any UAE Loan Party and (c) Swap Obligations owing by any UAE Loan Party to one or more UAE Revolving Lenders or their respective Affiliates; provided that at or prior to the time that any transaction relating to a Swap Obligation is executed, the UAE Revolving Lender or Affiliate thereof party thereto shall have delivered written notice to the Administrative Agent that such a transaction has been entered into and that it constitutes a UAE Secured Obligation entitled to the benefits of the Collateral Documents.

“UAE Security Agreement” means any pledge or security agreement entered into on or after the date of this Agreement, in form and substance acceptable to the UAE Administrative Agent, by any UAE Loan Party (as required by this Agreement or any other Loan Document) in favor of the UAE Collateral Agent for the ratable benefit of the UAE Revolving Lenders, the Canadian Revolving Lenders, the UK Revolving Lenders, the Singapore Revolving Lenders and the Other Secured Parties, to secure the UAE Secured Obligations, the Canadian Secured Obligations, the Singapore Secured Obligations and the UK Secured Obligations, as the same may be amended, restated or otherwise modified from time to time.

“UAE Subsidiary” means any Subsidiary of any Borrower that is formed or organized under the laws of the United Arab Emirates or under the laws of any emirate thereof.

“UCC” ” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests. In addition, “UCC” means with respect to the Canadian Loan Parties or any Collateral of the Canadian Loan Parties subject thereto, the Personal Property Security Act (the “PPSA”) or similar legislation as from time to time in effect in the province of Alberta or any other jurisdiction the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UK Administrative Agent” means J.P. Morgan Europe Limited in its capacity as administrative agent for the UK Revolving Lenders hereunder and its successors and assigns in such capacity.

“UK Availability” means, at any time, an amount equal to (a) the lesser of (i) the aggregate UK Revolving Commitment at such time and (ii) the UK Borrowing Base at such time, minus (b) the Commitment Reserves established with respect to the UK Loan Parties and/or the UK Collateral at such time, minus (c) the Aggregate UK Credit Exposure at such time.

“UK Base Rate” means, for any day, a rate per annum equal to the UK Administrative Agent’s reference rate for the applicable currency being the rate from time to time set by the UK Administrative Agent based on various factors including the UK Administrative Agent’s cost of funds and desired return and general economic conditions and which is used as a reference point for pricing loans made by it in the applicable currency. The UK Base Rate in effect under this Agreement with respect to Loans in a particular currency will be the same rate quoted generally by the UK Administrative Agent with respect to other borrowers of loans in the same currency priced based on the UK Administrative Agent’s “base” or “reference” rate; provided that such rate may not reflect the lowest rate quoted by the UK Administrative Agent or its Affiliates with respect to loans made by them.

“UK Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the UK Base Rate.

“UK Borrower” has the meaning set forth in the initial paragraph hereof and its successors and assigns.

“UK Borrowing Base” means, at any time, with respect to the UK Borrower and the Eligible UK Subsidiaries, if any, the sum (expressed in Dollars, based on Exchange Rates prevailing at the time the applicable Borrowing Base Certificate is prepared) of:

(a)	the product of (i) 85% multiplied by (ii) the UK Borrower’s and the Eligible UK Subsidiaries’ Eligible Accounts at such time, plus

(b)	the lesser of

(i)

the product of (x) if an inventory appraisal in form and substance acceptable to the UK Administrative Agent has been completed, 75%, or otherwise, 50% multiplied by (y) the UK Borrower’s and the Eligible UK Subsidiaries’ Eligible Inventory, valued at the lower of weighted average cost or market value, at such time, and

(ii)

the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the UK Administrative Agent multiplied by the UK Borrower’s and the Eligible UK Subsidiaries’ Eligible Inventory, valued at the lower of weighted average cost or market value, at such time, plus

(c)	the remainder of the US Availability minus $15,000,000, minus

(d)	Borrowing Base Reserves (applicable to the UK Borrowing Base as determined by the Administrative Agent in its Permitted Discretion).

The Administrative Agent may, in its Permitted Discretion, amend or modify one or more of the elements used in computing the UK Borrowing Base, with any such changes to be effective three (3) days after delivery of notice thereof to the Borrower Representative; provided, that the Administrative Agent will not reduce the advance rates set forth above. The UK Borrowing Base in effect at any time shall be determined by reference to the most recent UK Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(f) of this Agreement. Notwithstanding any of the foregoing to the contrary, until such time as the UK Borrower delivers written evidence acceptable to the UK Administrative Agent that the UK Whitewash Procedures have been completed and the UK Borrower has fully complied with Section 5.15 in connection therewith, the UK Borrowing Base shall be zero (0).

“UK Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the UK Borrower, in substantially the form of Exhibit E or another form which is acceptable to the Administrative Agent in its sole discretion.

“UK Collateral” means Collateral owned by the UK Loan Parties.

“UK Collateral Agent” means Chase UK, in its capacity as collateral agent for the UK Revolving Lenders, and its successors and assigns in such capacity.

“UK Collateral Availability” means, at any time, an amount equal to the UK Availability at such time minus the amount of the clause (c) component of the UK Borrowing Base at such time.

“UK Credit Exposure” means, with respect to any UK Revolving Lender at any time, the sum of (a) the aggregate principal amount of such UK Revolving Lender’s UK Revolving Loans denominated in Dollars outstanding at such time, (b) the Dollar Equivalent of the aggregate principal amount of such UK Revolving Lender’s UK Revolving Loans denominated in British Pounds Sterling and Euros outstanding at such time and (c) such UK Revolving Lender’s UK LC Exposure and UK Swingline Exposure at such time.

“UK Financial Assistance Documents” has the meaning assigned to such term in Section 5.15.

“UK LC Exposure” means, at any time, the LC Exposure in respect of UK Letters of Credit (and LC Disbursements thereunder) at such time. The UK LC Exposure of any UK Revolving Lender at any time shall be its Applicable Percentage of the total UK LC Exposure at such time.

“UK Letter of Credit” means a Letter of Credit issued for the account of the UK Borrower.

“UK Loan Parties” means (a) Pipe, (b) the UK Borrower and (c) each of Pipe’s and the UK Borrowers’ United Kingdom Subsidiaries and any other Person which is formed or organized under the laws of the United Kingdom or under the laws of any province or territory in the United Kingdom and who becomes a party to this Agreement pursuant to a Loan Party Joinder Agreement, and their successors and assigns.

“UK Loans” means the UK Revolving Loans, the UK Swingline Loans and the UK Protective Advances, collectively.

“UK Protective Advance” has the meaning assigned to such term in Section 2.04(c).

“UK Revolving Commitment” means, with respect to each UK Revolving Lender, the commitment, if any, of such UK Revolving Lender to make UK Revolving Loans and to acquire participations in UK Protective Advances, UK Letters of Credit, and UK Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such UK Revolving Lender’s UK Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to assignments by or to such UK Revolving Lender pursuant to Section 9.04 or (b) increased from time to time pursuant to Section 2.22. The initial amount of each UK Revolving Lender’s UK Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such UK Revolving Lender shall have assumed its UK Revolving Commitment, as applicable. The initial aggregate amount of the UK Revolving Lenders’ UK Revolving Commitments is $50,000,000.

“UK Revolving Lender” means, as of any date of determination, a Lender with a UK Revolving Commitment or, if the UK Revolving Commitments have terminated or expired, a Lender with UK Credit Exposure.

“UK Revolving Loan” means a loan to the UK Borrower made pursuant to Section 2.01(c) in British Pounds Sterling, Dollars or Euros.

“UK Secured Obligations” means (a) all Obligations owing by any UK Loan Party, (b) all Banking Services Obligations owing by any UK Loan Party and (c) Swap Obligations owing by any UK Loan Party, in each case, to one or more UK Revolving Lenders or their respective Affiliates; provided that at or prior to the time that any transaction relating to a Swap Obligation is executed, the UK Revolving Lender or Affiliate thereof party thereto (other than Chase UK) shall have delivered written notice to the Administrative Agent that such a transaction has been entered into and that it constitutes a UK Secured Obligation entitled to the benefits of the Collateral Documents.

“UK Security Agreement” means any debenture, mortgage, assignment, pledge or security agreement entered into on or after the date of this Agreement, in form and substance acceptable to the Administrative Agent, by each UK Loan Party (as required by this Agreement or any other Loan Document) in favor of the UK Collateral Agent for the ratable benefit of the UK Revolving Lenders, the Singapore Revolving Lenders, the UAE Revolving Lenders, the Canadian Revolving Lenders and the Other Secured Parties to secure the UK Secured

Obligations, the Canadian Secured Obligations, the UAE Secured Obligations and the Singapore Secured Obligations, as the same may be amended, restated or otherwise modified from time to time.

“UK Swingline Exposure” means, at any time, the Dollar Equivalent of the aggregate principal amount of all UK Swingline Loans outstanding at such time. The UK Swingline Exposure of any UK Revolving Lender at any time shall be its Applicable Percentage of the total UK Swingline Exposure at such time.

“UK Swingline Loan” means a Swingline Loan made to the UK Borrower.

“UK Whitewash Procedures” has the meaning assigned to such term in Section 5.15.

“United Kingdom” means The United Kingdom of Great Britain and Ireland and, the avoidance of doubt includes England, Scotland and Wales.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (a) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (b) any other obligation (including any guarantee) that is contingent in nature at such time; or (c) an obligation to provide collateral to secure any of the foregoing types of obligations.

“US Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as Administrative Agent hereunder and its successors and assigns in such capacity.

“US Availability” means, at any time, an amount equal to (a) the lesser (i) the aggregate US Revolving Commitments at such time and (ii) the US Borrowing Base at such time, minus (b) Commitment Reserves established with respect to the US Loan Parties and/or the Collateral owned by the US Loan Parties at such time, minus (c) the Aggregate US Credit Exposure at such time.

“US Base Rate (Canada)” means, for any day, a rate per annum equal to the greater of (a) the annual rate of interest announced by Chase Canada and in effect as its base rate at its principal office in Toronto, Ontario on such day for determining interest rates on US Dollar-denominated commercial loans made in Canada, and (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%. Any change in the US Base Rate (Canada) due to a change in the rate referred to in clause (a) above or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the rate referred to in clause (a) above or the Federal Funds Effective Rate, respectively.

“US Borrower” has the meaning set forth in the initial paragraph hereof its successors and assigns.

“US Borrowing Base” means, at any time, with respect to the US Borrower and the Eligible US Subsidiaries, the sum of:

(a)	the product of (i) 85% multiplied by (ii) the US Borrower’s and the Eligible US Subsidiaries’ Eligible Accounts at such time, plus

(b)	the lesser of

(i)

the product of (x) if an inventory appraisal in form and substance acceptable to the Administrative Agent has been completed, 75%, or otherwise 50%, multiplied by (y) the US Borrower’s and the Eligible US Subsidiaries’ Eligible Inventory, valued at the lower of weighted average cost or market value, at such time, and

(ii)

the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by the US Borrower’s and the Eligible US Subsidiaries’ Eligible Inventory, valued at the lower of weighted average cost or market value, at such time, minus

(c)	the amount, if any, by which the UK Credit Exposure exceeds the Primary UK Borrowing Base, minus

(d)	Borrowing Base Reserves (applicable to the US Borrowing Base as determined by the Administrative Agent in its Permitted Discretion).

The Administrative Agent may, in its Permitted Discretion, amend or modify one or more of the elements used in computing the US Borrowing Base, with any such changes to be effective three (3) days after delivery of notice thereof to the Borrower Representative; provided, that the Administrative Agent will not reduce the advance rates set forth above. The US Borrowing Base in effect at any time shall be determined by reference to the most recent US Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(f) of this Agreement.

“US Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the US Borrower, in substantially the form of Exhibit C or another form which is acceptable to the Administrative Agent in its sole discretion.

“US Collateral Agent” means JPMorgan Chase Bank, N.A. in its capacity as collateral agent for the US Revolving Lenders, and its successors and assigns in such capacity.

“US Controlled Disbursement Account” means the accounts of the US Borrower (and any replacements therefor) maintained with the Administrative Agent as a zero balance, cash management account pursuant to and under any agreement between any of the US Borrower and the Administrative Agent, as modified and amended from time to time, and through which all disbursements of the US Borrower, any US Loan Party and any designated Subsidiary of any US Borrower are made and settled on a daily basis with no uninvested balance remaining overnight.

“US Credit Exposure” means, as to any US Revolving Lender at any time, the sum of (a) the outstanding principal amount of such US Revolving Lender’s US Revolving Loans, plus (b) an amount equal to its Applicable Percentage, if any, of the aggregate principal amount of US Protective Advances outstanding at such time, plus (c) such US Revolving Lender’s US LC Exposure and US Swingline Exposure at such time.

“US Guaranteed Obligations” has the meaning assigned to such term in Section 10.01(a).

“US LC Exposure” means, at any time, the LC Exposure in respect of US Letters of Credit (and LC Disbursements thereunder) at such time. The US LC Exposure of any US Revolving Lender at any time shall be its Applicable Percentage of the total US LC Exposure at such time.

“US Letter of Credit” means a Letter of Credit issued for the account of the US Borrower.

“US Loan Parties” means (a) the US Borrower and (b) each of the US Borrowers domestic subsidiaries and any other Person which is formed or organized under the laws of the United States or under the laws of the state or territory o the United States and who become a party to this Agreement pursuant to a Loan Party Joinder Agreement, and their successors and assigns.

“US Loans” means the US Revolving Loans, the US Swingline Loans and the US Protective Advances, collectively.

“US Protective Advance” has the meaning assigned to such term in Section 2.04(a)(iii).

“US Revolving Commitment” means, with respect to each US Revolving Lender, the commitment, if any, of such US Revolving Lender to make US Revolving Loans and to acquire participations in Letters of Credit, US Protective Advances and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such US Revolving Lender’s US Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to assignments by or to such US Revolving Lender pursuant to Section 9.04 or (b) increased from time to time pursuant to Section 2.22. The initial amount of each US Revolving Lender’s US Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such US Revolving Lender shall have assumed its US Revolving Commitment, as applicable. The initial aggregate amount of the US Revolving Lenders’ US Revolving Commitments is $150,000,000; provided, that (a) so long as any Canadian Secured Obligations are outstanding hereunder, the aggregate amount of the US Revolving Lenders’ US Revolving Commitments will be reduced by the Dollar Equivalent of the Canadian Credit Exposure at any time (and the US Revolving Commitment of each US Revolving Lender will reduce proportionately in accordance with its Applicable Percentage), (b) so long as any UK Secured Obligations are outstanding hereunder, the aggregate amount of the US Revolving Lenders’ US Revolving Commitments will be reduced by the Dollar Equivalent of the UK Credit Exposure at any time (and the US Revolving Commitment of each US Revolving Lender will reduce proportionately in accordance with its Applicable Percentage), (c) immediately upon the execution and delivery by the Administrative Agent, the Borrowers and a financial institution of a Singapore Joinder Agreement pursuant to which a Singapore Revolving Lender makes a Singapore Revolving Commitment, the aggregate outstanding amount of the US Revolving Commitments shall reduce by the amount of such Singapore Revolving Commitment, and (d) immediately upon the execution and delivery by the Administrative Agent, the Borrowers and a financial institution of a UAE Joinder Agreement pursuant to which a UAE Revolving Lender makes a UAE Revolving Commitment, the aggregate outstanding amount of the US Revolving Commitments shall reduce by the amount of such UAE Revolving Commitment. Upon any reduction in the aggregate US Revolving Commitments pursuant to this definition, the US Revolving Commitments of each US Revolving Lender shall reduce ratably in accordance with its Applicable Percentage of all US Revolving Commitments.

“US Revolving Lender” means, as of any date of determination, a Lender with a US Revolving Commitment or, if the US Revolving Commitments have terminated or expired, a Lender with US Credit Exposure.

“US Revolving Loan” means a loan to the US Borrower made pursuant to Section 2.01(a) in Dollars.

“US Secured Obligations” means (a) all Obligations owing by any US Loan Party, (b) all Banking Services Obligations owing by any US Loan Party and (c) Swap Obligations owing by any US Loan Party to one or more US Revolving Lenders or their respective Affiliates; provided that at or prior to the time that any transaction relating to a Swap Obligation is executed, the US Revolving Lender or an Affiliate thereof party thereto (other than Chase) shall have delivered written notice to the Administrative Agent that such a transaction has been entered into and that it constitutes a US Secured Obligation entitled to the benefits of the Collateral Documents.

“US Security Agreement” means any pledge or security agreement entered into after the date of this Agreement, in form and substance acceptable to the Administrative Agent, by any US Loan Party (as required by this Agreement or any other Loan Document) in favor of the US Collateral Agent for the ratable benefit of the US Revolving Lenders and the Other Secured Parties to secure the US Secured Obligations, as the same may be amended, restated or otherwise modified from time to time.

“US Swingline Exposure” means, at any time, the aggregate principal amount of all US Swingline Loans outstanding at such time. The US Swingline Exposure of any US Lender at any time shall be its Applicable Percentage of the total US Swingline Exposure at such time.

“US Swingline Loan” means a Swingline Loan made to the US Borrower.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing” or a “Swingline Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing” or a “B/A Borrowing”) or by Class and Type (e.g., a “Eurocurrency Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.05 Exchange Rate Calculations. On each Calculation Date, the Administrative Agent (or the Singapore Administrative Agent in the event that any such calculation pertains solely to the Singapore Revolving Commitments, the Singapore Credit Exposure or the Singapore Borrowing Base or the UAE Administrative Agent in the event that any such calculation pertains solely to the UAE Revolving Commitment, the UAE Credit Exposure or the UAE Borrowing Base) shall (a) determine the Exchange Rate as of such Calculation Date in respect of Canadian Dollars, Euros, Australian Dollars, Singapore Dollars, Dirham and British Pounds Sterling (and any other currency for which an Exchange Rate is required) and (b) give notice thereof to the applicable Borrower, and with respect to each Lender, to any Lender that shall have requested such information. The Exchange Rate so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (each, a “Reset Date”) and shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than any provision expressly requiring the use of a current Exchange Rate) be the Exchange Rate employed in converting amounts between Dollars, on the one hand, and any other applicable currency on the other hand; provided that, for purposes of determining any Borrowing Base, the relevant Exchange Rate shall be determined by the applicable Borrower at the time that the relevant Borrowing Base Certificate is prepared and shall be set forth in such Borrowing Base Certificate. Notwithstanding the foregoing, for purposes of determining compliance by the Loan Parties with the limitations on Indebtedness, Indebtedness secured by Liens, loans, advances, investments, Guarantees and payments contained in clauses (e), (f), (j), (k) and (o) of Section 6.01, clauses (i) and (n) of Section 6.02, clauses (c), (d), (e), (f), and (q) of Section 6.04, clause (g) of Section 6.05, clause (a)(ii)(A) of Section 6.08, and clause (j) of Section 6.09, compliance will be determined based on the Dollar Equivalent amount of the Indebtedness, Liens, Loans, advances, investments, Guarantees and payments denominated in currencies other than Dollars subject to such provisions on the date of incurrence or payment thereof, and Borrowers will not be deemed to be in violation of such covenants solely as a result of subsequent changes in the Exchange Rate which cause the Dollar Equivalent amount of such obligations or payments to exceed such limitations.

ARTICLE II

THE CREDITS

Section 2.01 Commitments. Subject to the terms and conditions set forth herein:

(a) Each US Revolving Lender agrees to make US Revolving Loans in Dollars to the US Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such US Revolving Lender’s US Credit Exposure exceeding such US Revolving Lender’s US Revolving Commitment or (ii) the total US Credit Exposures exceeding (A) the lesser of (1) the total US Revolving Commitments and (2) the US Borrowing Base, minus (B) the Commitment Reserves established with respect to the US Loan Parties and the Collateral owned by the US Loan Parties, subject to the Administrative Agent’s authority, in its sole discretion, to make US Protective Advances pursuant to the terms of Section 2.04.

(b) Each Canadian Revolving Lender agrees to make Canadian Revolving Loans in either Dollars or C$ to the Canadian Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in the Dollar Equivalent of (i) such Canadian Revolving Lender’s Canadian Credit Exposure exceeding such Canadian Revolving Lender’s Canadian Revolving Commitment or (ii) the total Canadian Credit Exposures of all Canadian Revolving Lenders exceeding (A) the lesser of (1) the total Canadian Revolving Commitments and (2) the Canadian Borrowing Base, minus (B) the Commitment Reserves established with respect to the Canadian Loan Parties and the Canadian Collateral, subject to the Canadian Administrative Agent’s authority, in its sole discretion, to make Canadian Protective Advances pursuant to the terms of Section 2.04.

(c) Each UK Revolving Lender agrees to make UK Revolving Loans in British Pounds Sterling, Dollars or Euros to the UK Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such UK Revolving Lender’s UK Credit Exposure exceeding such UK Revolving Lender’s UK Revolving Commitment or (ii) the total UK Credit Exposures of all UK Revolving Lenders exceeding (A) the lesser of (1) the total UK Revolving Commitments and (2) the UK Borrowing Base, minus

(B) the Commitment Reserves established with respect to the UK Loan Parties and the UK Collateral, subject to the Chase Bank London’s authority, in its sole discretion, to make UK Protective Advances pursuant to the terms of Section 2.04.

(d) Each UAE Revolving Lender agrees to make UAE Revolving Loans in Dollars, Dirham or Euros to the UAE Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such UAE Revolving Lender’s UAE Credit Exposure exceeding such UAE Revolving Lender’s UAE Revolving Commitment or (ii) the total UAE Credit Exposures of all UAE Revolving Lenders exceeding (A) the lesser of (1) the total UAE Revolving Commitments and (2) the UAE Borrowing Base, minus (B) the Commitment Reserves established with respect to the UAE Loan Parties and the UAE Collateral, subject to the UAE Administrative Agent’s authority, in its sole discretion, to make UAE Protective Advances pursuant to the terms of Section 2.04.

(e) Each Singapore Revolving Lender agrees to make Singapore Revolving Loans in Dollars, Singapore Dollars, Australian Dollars or Euros to the Singapore Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Singapore Revolving Lender’s Singapore Credit Exposure exceeding such Singapore Revolving Lender’s Singapore Revolving Commitment or (ii) the total Singapore Credit Exposures of all Singapore Revolving Lenders exceeding (A) the lesser of (1) the total Singapore Revolving Commitments and (2) the Singapore Borrowing Base, minus (B) the Commitment Reserves established with respect to the Singapore Loan Parties and the Singapore Collateral, subject to the Singapore Administrative Agent’s authority, in its sole discretion, to make Singapore Protective Advances pursuant to the terms of Section 2.04.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

Section 2.02 Loans and Borrowings.

(a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class, Type and Currency made by the applicable Revolving Lenders ratably in accordance with their respective Revolving Commitments of the applicable Class. Any Protective Advance and any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.04 and Section 2.05.

(b) Subject to Section 2.14, each Borrowing of (i) Dollar Denominated Loans shall be comprised entirely of ABR Loans, UK Base Rate Loans, UAE Base Rate Loans, Singapore Base Rate Loans or Eurocurrency Loans as the Borrower Representative or any applicable Borrower may request in accordance herewith and to the extent available under the Revolving Commitments of the Applicable Class, provided that all Dollar Denominated Loans made on the Effective Date must be made as ABR Loans (if US Revolving Loans and Canadian Revolving Loans), UK Base Rate Loans (if UK Revolving Loans), Singapore Base Rate Loans (if Singapore Revolving Loans) or UAE Base Rate Loans (if UAE Revolving Loans) but may be converted into Eurocurrency Loans in accordance with Section 2.08, (ii) C$ Denominated Loans shall be comprised entirely of either Canadian Prime Rate Loans or B/A Loans as the Canadian Borrower may request in accordance herewith; provided that all C$ Denominated Loans made on the Effective Date must be made as Canadian Prime Rate Loans but may be converted into B/A Borrowings or Eurocurrency Borrowings in accordance with Section 2.08, (iii) BPS Denominated Loans and Euro Denominated Loans shall be comprised entirely of UK Base Rate Loans (if UK Revolving Loans), Singapore Base Rate Loans (if Singapore Revolving Loans), UAE Base Rate Loans (if UAE Revolving Loans) or of Eurocurrency Loans, (iv) Singapore Dollar Denominated Loans and Australian Dollar Denominated Loans shall be comprised entirely of Singapore Base Rate Loans, and (v) Dirham Denominated Loans shall be comprised entirely of UAE Base Rate Loans. Each US Swingline Loan and Canadian Swingline Loan of Dollars shall be an ABR Loan, each Canadian Swingline Loan of Canadian Dollars shall be a Canadian Prime Rate Loan and each UK Swingline Loan shall be a UK Base Rate Loan. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c) All Borrowings must be made in the following minimum amounts:

(i) ABR Borrowings, UK Base Rate Borrowings, UAE Base Rate Borrowings and Singapore Base Rate Borrowings may be in any amount;

(ii) Each Eurocurrency Borrowing of (A) Dollars shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $2,500,000, (B) British Pounds Sterling shall be in an aggregate amount that is an integral multiple of £1,000,000 and not less than £2,000,000, and (C) Euros shall be in an aggregate amount that is an integral multiple of €1,000,000 and not less than €2,000,000;

(iii) Each Canadian Prime Rate Borrowing of Canadian Revolving Loans shall be in an aggregate amount that is an integral multiple of C$50,000 and not less than C$100,000; provided that a Canadian Prime Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Canadian Revolving Commitments;

(iv) Each B/A Borrowing of Canadian Revolving Loans shall be in an aggregate amount that is an integral multiple of C$100,000 and not less than C$500,000;

(v) Swingline Loans may be in any amount.

Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of (A) six (6) Eurocurrency Borrowings to the US Borrower, (B) four (4) Eurocurrency Borrowings to the Canadian Borrower, (C) two (2) B/A Borrowings to the Canadian Borrower, (D) six (6) Eurocurrency Borrowings to the UK Borrower, (E) six (6) Eurocurrency Borrowings to the Singapore Borrower, and (F) six (6) Eurocurrency Borrowings to the UAE Borrower, outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower Representative or any applicable Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period or Contract Period (as applicable) requested with respect thereto would end after the Maturity Date.

Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower Representative or any applicable Borrower shall notify the Applicable Agent (with a simultaneous copy to the Administrative Agent if the Administrative Agent is not the Applicable Agent) of such request in writing (delivered by hand or facsimile) in a form approved by the Applicable Agent (and the Administrative Agent if the Administrative Agent is not the Applicable Agent) and signed by the Borrower Representative or by any applicable Borrower or by telephone (a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time (unless such Borrowing is a US Loan, in which case 12:00 p.m., Local Time), three Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing, a UK Base Rate Borrowing, a UAE Base Rate Borrowing, a Singapore Base Rate Borrowing or Canadian Prime Rate Borrowing, not later than 11:00 a.m., Local Time (unless such Borrowing is a US Loan, in which case 12:00 p.m., Local Time), on the date of the proposed Borrowing, and (c) in the case of a B/A Borrowing not later than 11:00 a.m., Local Time, two Business Days before the date of the proposed Borrowing. Each such telephonic Borrowing request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Applicable Agent (with a copy to Administrative Agent if Administrative Agent is not the Applicable Agent) of a written Borrowing Request in a form approved by the Applicable Agent and signed by the Borrower Representative or any applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i) the name of the applicable Borrower;

(ii) the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be a US Revolving Loan Borrowing, a UK Revolving Loan Borrowing, a UAE Revolving Loan Borrowing, a Singapore Revolving Loan Borrowing or a Canadian Revolving Loan Borrowing;

(v) in the case of a Canadian Revolving Loan Borrowing, whether such Borrowing is to be a Dollar Denominated Borrowing or a C$ Denominated Loan Borrowing;

(vi) in the case of a UK Revolving Loan Borrowing, whether such Borrowing is to be a BPS Denominated Loan, a Dollar Denominated Loan or a Euro Denominated Loan;

(vii) in the case of a UAE Revolving Loan Borrowing, whether such Borrowing is to be a Dollar Denominated Loan, a Dirham Denominated Loan or a Euro Denominated Loan;

(viii) in the case of a Singapore Revolving Loan Borrowing, whether such Borrowing is to be a Dollar Denominated Loan, Singapore Dollar Denominated Loan, Australian Dollar Denominated Loan or a Euro Denominated Loan;

(ix) whether the US Revolving Loans and the Canadian Revolving Loans which are Dollar Denominated Loans being made pursuant to such Borrowing are to be ABR Loans or Eurocurrency Loans;

(x) whether the UK Revolving Loans which are Dollar Denominated Loans made pursuant to such Borrowing are to be UK Base Rate Loans or Eurocurrency Loans;

(xi) whether the C$ Denominated Loans being made pursuant to such Borrowing are to be Canadian Prime Rate Loans or B/A Loans;

(xii) whether BPS Denominated Loans being made pursuant to such Borrowing are to be UK Base Rate Loans or Eurocurrency Loans;

(xiii) whether the Euro Denominated Loans being made pursuant to such Borrowing are to be UK Base Rate Loans, Singapore Base Rate Loans, UAE Base Rates Loans or Eurocurrency Loans;

(xiv) in the case of a Eurocurrency Borrowing or a B/A Borrowing, the initial Interest Period or Contract Period, respectively, to be applicable thereto, which shall be a period contemplated by the definition of the terms “Interest Period” or “Contract Period”, as applicable.

If no election as to the Type of US Revolving Loan Borrowing is specified, then the requested Revolving Loan Borrowing shall be an ABR Borrowing. If no election as to the Type of Canadian Revolving Loan Borrowing is specified then the requested Revolving Loan Borrowing shall be a Canadian Prime Rate Borrowing. If no election as to the Type of Canadian Revolving Loan Borrowing of Dollar Denominated Loans is specified, then the requested Canadian Revolving Loan will be an ABR Borrowing. If no election as to the Type of UK Revolving Loan Borrowing is specified, then the requested Revolving Loan shall be a UK Base Rate Loan. If no election as to the Type of Singapore Revolving Loan Borrowing is specified, then the requested Revolving Loan shall be a Singapore Base Rate Loan. If no election as to the Type of UAE Revolving Loan Borrowing is specified, then the requested Revolving Loan shall be a UAE Base Rate Loan. If no Interest Period or Contract Period (as applicable) is specified with respect to any requested Eurocurrency Borrowing or B/A Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period or Contract Period (as applicable) of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Agent shall advise the applicable Revolving Lenders of the details thereof and of the amount of such Revolving Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Protective Advances.

(a) (i) Subject to the limitations set forth below, the Administrative Agent is authorized by the US Borrower and the US Revolving Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation), to make Loans to the US Borrower, on behalf of the US Revolving Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (ii) to preserve or protect the Collateral owned by the US Loan Parties, or any portion thereof, (iii) to enhance the likelihood of, or maximize the amount of, repayment of the US Loans and other Obligations of the US Borrower, or (iv) to pay any other amount chargeable to or required to be paid by the US Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “US Protective Advances”); provided that, the aggregate amount of US Protective Advances outstanding at any time shall not at any time exceed $15,000,000; provided further that, the aggregate amount of outstanding US Protective Advances plus the aggregate US Credit Exposure shall not exceed the aggregate US Revolving Commitments. US Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The US Protective Advances shall be secured by the Liens in favor of the US Collateral Agent in and to the Collateral and shall constitute US Secured Obligations hereunder. All US Protective Advances shall be ABR Borrowings. The Administrative Agent’s authorization to make US Protective Advances may be revoked at any time by the Supermajority Revolving Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient US Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the US Revolving Lenders to make a US Revolving Loan to repay a US Protective Advance. At any other time the Administrative Agent may require the US Revolving Lenders to fund their risk participations described in Section 2.04(f).

(b) Subject to the limitations set forth below, the Canadian Administrative Agent is authorized by the Canadian Borrower and the Canadian Revolving Lenders, from time to time in the Canadian Administrative Agent’s sole discretion (but shall have absolutely no obligation), to make Loans to the Canadian Borrower, on behalf of all Canadian Revolving Lenders, which the Canadian Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Canadian Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Canadian Revolving Loans and other Obligations of the Canadian Borrower, or (iii) to pay any other amount chargeable to or required to be paid by the Canadian Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Canadian Protective Advances”); provided that, the aggregate amount of Canadian Protective Advances outstanding at any time shall not at any time exceed $750,000; provided further that, the aggregate amount of outstanding Canadian Protective Advances plus the aggregate Canadian Credit Exposure shall not exceed the aggregate Canadian Revolving Commitments. Canadian Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Canadian Protective Advances shall be secured by the Liens in favor of the Canadian Collateral Agent in and to the Collateral owned by the Canadian Loan Parties and shall constitute Canadian Secured Obligations hereunder. Canadian Protective Advances may be made in Dollars or C$ and shall be (A) ABR Borrowings if made in Dollars or (B) Canadian Prime Rate Borrowings if made in C$. The Canadian Administrative Agent’s authorization to make Canadian Protective Advances may be revoked at any time by the Supermajority Revolving Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Canadian Administrative Agent’s receipt thereof. At any time that there is sufficient Canadian Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Canadian Administrative Agent may request the Canadian Revolving Lenders to make a Canadian Revolving Loan to repay a Canadian Protective Advance. At any other time the Canadian Administrative Agent may require the Canadian Revolving Lenders to fund their risk participations described in Section 2.04(f).

(c) Subject to the limitations set forth below, Chase Bank London is authorized by the UK Borrower and the UK Revolving Lenders, from time to time in Chase Bank London’s sole discretion (but shall have absolutely no obligation), to make Loans to the UK Borrower, on behalf of all UK Revolving Lenders, which Chase Bank London, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the UK Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the UK Revolving Loans and other Obligations of the UK Borrower, or (iii) to pay any other amount chargeable to or required to be paid by the UK Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “UK Protective Advances”); provided that, the aggregate amount of UK Protective Advances outstanding at any time shall not at any time exceed $5,000,000; provided further that, the aggregate amount of outstanding UK Protective Advances plus the aggregate UK Credit Exposure shall not exceed the aggregate UK Revolving Commitments. UK Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The UK Protective Advances shall be secured by the Liens in favor of the UK Collateral Agent in and to the Collateral owned by the UK Loan Parties and shall constitute UK Secured Obligations hereunder. UK Protective Advances may be made in Dollars, British Pounds Sterling or Euros and shall be UK Base Rate Borrowings. Chase Bank London’s authorization to make UK Protective Advances may be revoked at any time by the Supermajority Revolving Lenders. Any such revocation must be in writing and shall become effective prospectively upon Chase Bank London’s receipt thereof. At any time that there is sufficient UK Availability and the conditions precedent set forth in Section 4.02 have been satisfied, Chase Bank London may request the UK Revolving Lenders to make a UK Revolving Loan to repay a UK Protective Advance. At any other time Chase Bank London may require the UK Revolving Lenders to fund their risk participations described in Section 2.04(f).

(d) Subject to the limitations set forth below, the UAE Administrative Agent is authorized by the UAE Borrower and the UAE Revolving Lenders, from time to time in the UAE Administrative Agent’s sole discretion (but shall have absolutely no obligation), to make Loans to the UAE Borrower, on behalf of all UAE Revolving Lenders, which the UAE Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the UAE Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the UAE Revolving Loans and other Obligations of the UAE Borrower, or (iii) to pay any other amount chargeable to or required to be paid by the UAE Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “UAE Protective Advances”); provided that, the aggregate amount of UAE Protective Advances outstanding at any time shall not at any time exceed $1,500,000; provided further that, the aggregate amount of outstanding UAE Protective Advances plus the aggregate UAE Credit Exposure shall not exceed the aggregate UAE Revolving Commitments. UAE Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The UAE Protective Advances shall be secured by the Liens in favor of the UAE Collateral Agent in and to the Collateral owned by the UAE Loan Parties and shall constitute UAE Secured Obligations hereunder. UAE Protective Advances may be made in Dirham, Dollars or Euros and shall be UAE Base Rate Borrowings. At any time that there is sufficient UAE Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the UAE Administrative Agent may request the UAE Revolving Lenders to make a UAE Revolving Loan to repay a UAE Protective Advance. At any other time the UAE Administrative Agent may require the UAE Revolving Lenders to fund their risk participations described in Section 2.04(f).

(e) Subject to the limitations set forth below, the Singapore Administrative Agent is authorized by the Singapore Borrower and the Singapore Revolving Lenders, from time to time in the Singapore Administrative Agent’s sole discretion (but shall have absolutely no obligation), to make Loans to the Singapore Borrower, on behalf of all Singapore Revolving Lenders, which the Singapore Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Singapore Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Singapore Revolving Loans and other Obligations of the Singapore Borrower, or (iii) to pay any other amount chargeable to or required to be paid by the Singapore Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Singapore Protective Advances”); provided that, the aggregate amount of Singapore Protective Advances outstanding at any time shall not at any time exceed $1,000,000; provided further that, the aggregate amount of outstanding Singapore Protective Advances plus the aggregate Singapore Credit Exposure shall not exceed the aggregate Singapore Revolving Commitments. Singapore Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Singapore Protective Advances shall be secured by the Liens in favor of the Singapore Collateral Agent in and to the Collateral owned by the Singapore Loan Parties and shall constitute Singapore Secured Obligations hereunder. Singapore Protective Advances may be made in Dollars, Euros or Singapore Dollars and shall be Singapore Base Rate Borrowings. At any time that there is sufficient Singapore Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Singapore Administrative Agent may request the Singapore Revolving Lenders to make a Singapore Revolving Loan to repay a Singapore Protective Advance. At any other time the Singapore Administrative Agent may require the Singapore Revolving Lenders to fund their risk participations described in Section 2.04(f).

(f) Upon the making of a Protective Advance (whether before or after the occurrence of a Default), (i) in the case of a US Protective Advance made by the Administrative Agent, each US Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such US Protective Advance in proportion to its Applicable Percentage, (ii) in the case of a Canadian Protective Advance made by the Canadian Administrative Agent, each Canadian Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Canadian Administrative Agent without recourse or warranty, an undivided interest and participation in such Canadian Protective Advance in proportion to its Applicable Percentage,

(iii) in the case of a UK Protective Advance made by Chase Bank London, each UK Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Chase Bank London without recourse or warranty, an undivided interest and participation in such UK Protective Advance in proportion to its Applicable Percentage, (iv) in the case of a UAE Protective Advance made by the UAE Administrative Agent, each UAE Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the UAE Administrative Agent without recourse or warranty, an undivided interest and participation in such UAE Protective Advance in proportion to its Applicable Percentage, and (v) in the case of a Singapore Protective Advance made by the Singapore Administrative Agent, each Singapore Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Singapore Administrative Agent without recourse or warranty, an undivided interest and participation in such Singapore Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent, the Canadian Administrative Agent, the UAE Administrative Agent, the Singapore Administrative Agent or Chase Bank London (as applicable) shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent, the Canadian Administrative Agent, the UAE Administrative Agent, the Singapore Administrative Agent or Chase Bank London (as applicable) in respect of such Protective Advance.

Section 2.05 Swingline Loans.

(a) (i) Subject to the terms and conditions set forth herein, the applicable Swingline Lender agrees to make Swingline Loans denominated in US Dollars to US Borrower, denominated in C$ or Dollars to the Canadian Borrower or denominated in British Pounds Sterling, Dollars or Euros to the UK Borrower, in each case from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (ii) the aggregate principal amount of outstanding (A) US Swingline Loans exceeding $15,000,000, (B) UK Swingline Loans exceeding $5,000,000 or (C) Canadian Swingline Loans exceeding $1,000,000 or (iii) the total Credit Exposure of any Class exceeding (x) the lesser of (A) the total Revolving Commitments of such Class and (B) the Borrowing Base of the applicable Borrower, minus (y) the Commitment Reserves established with respect to the applicable Loan Parties and the Collateral owned by the applicable Loan Parties; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, any such Borrower may borrow, prepay and reborrow Swingline Loans. To request a Swingline Loan, the Borrower Representative or the applicable Borrower shall notify the Applicable Agent of such request by telephone (confirmed by facsimile), not later than 11:00 a.m., Local Time (unless such Borrowing is a US Swingline Loan, in which case 12:00 p.m., Local Time), on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Applicable Agent will promptly advise the applicable Swingline Lender (and the Administrative Agent if the Administrative Agent is not the Applicable Agent) of any such notice received from the Borrower Representative. The applicable Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to the applicable Funding Account (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the applicable Issuing Bank, and in the case of repayment of another Loan or fees or expenses as provided by Section 2.18(g), Section 2.18(h) or Section 2.18(i) (as applicable) by remittance to the Applicable Agent to be distributed to the applicable Revolving Lenders) by 2:00 p.m., Local Time, on the requested date of such Swingline Loan. The US Borrower and the Canadian Borrower hereby authorizes the applicable Swingline Lender to, and such Swingline Lender shall, subject to the terms and conditions set forth herein (but without any further written notice required), on each Business Day, make available to the US Borrower by means of a credit to the applicable Controlled Disbursement Account, the proceeds of a Swingline Loan to the extent necessary to pay checks to be drawn on the US Borrower’s Controlled Disbursement Account or Canadian Borrower’s Controlled Disbursement Account, as applicable, that day (as determined based on notice from the Administrative Agent).

(b) Any Swingline Lender may by written notice given to the Applicable Agent (and the Administrative Agent if the Administrative Agent is not the Applicable Agent) not later than 11:00 a.m., Local Time, on any Business Day require the Revolving Lenders of the applicable Class to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which such Revolving Lenders will participate. Promptly upon receipt of such notice, the Applicable Agent will give notice thereof to each Revolving Lender of the applicable Class, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Applicable Agent (in the relevant currency), for the account of the Swingline Lender, such Revolving Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans of its Class pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Revolving Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Applicable Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Revolving Lenders. The Applicable Agent or the Administrative Agent shall notify the Borrower Representative of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Applicable Agent and not to the Swingline Lender. Any amounts received by a Swingline Lender from a Borrower (or other party on behalf of a Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Applicable Agent; any such amounts received by the Applicable Agent shall be promptly remitted by the Applicable Agent to the Revolving Lenders of the applicable Class that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Applicable Agent, as applicable, if and to the extent such payment is required to be refunded to a Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the applicable Borrower of any default in the payment thereof.

(c) The Administrative Agent, on behalf of the US Swingline Lender, the Canadian Administrative Agent, on behalf of the Canadian Swingline Lender and the UK Administrative Agent on behalf of the UK Swingline Lender, may request settlement (a “Settlement”) with the US Revolving Lenders, the Canadian Revolving Lenders and the UK Revolving Lenders, as applicable, on any date that the Applicable Agent elects, by notifying the Revolving Lenders of the applicable Class of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 noon, Local Time, on the date of such requested Settlement (each, a “Settlement Date”). Each US Revolving Lender (other than the US Swingline Lender, in the case of the US Swingline Loans), each Canadian Revolving Lender (other than the Canadian Swingline Lender, in the case of the Canadian Swingline Loans) and each UK Revolving Lender (other than the UK Swingline Lender, in the case of the UK Swingline Loans), as applicable, shall transfer the amount of the applicable Revolving Lender’s Applicable Percentage of the outstanding principal amount of the applicable Swingline Loan with respect to which the applicable Settlement is requested to the Applicable Agent, to such account of the Administrative Agent as such Agent may designate, not later than 2:00 p.m., Local Time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Applicable Agent shall be applied against the amounts of the applicable Swingline Lender’s Swingline Loans and, together with the applicable Swingline Lender’s Applicable Percentage of such Swingline Loan, shall constitute the Revolving Loans of the applicable Revolving Lenders, respectively. If any such amount is not transferred to Applicable Agent by the applicable Revolving Lender on the applicable Settlement Date, the applicable Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.07(b).

Section 2.06 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower Representative or any applicable Borrower may request the issuance of Letters of Credit for its own account or for the account of another Borrower or any other Loan Party, in a form reasonably acceptable to the Applicable Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. Letters of Credit may be denominated in (i) Dollars, C$, British Pounds Sterling, or Euros for US Letters of Credit, Canadian Letters of Credit and UK Letters of Credit, (ii) Dollars, British Pounds Sterling, Euros or Dirham for UAE Letters of Credit or (iii) Australian Dollars, Dollars, Euros or Singapore Dollars for Singapore Letters of Credit, as the Borrower Representative or any applicable Borrower may request. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower or any other Loan Party to, or entered into by any Borrower or any other Loan Party with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative or any applicable Borrower shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Applicable Agent (and the Administrative Agent if it is not the Applicable Agent) (prior to 9:00 am, Local Time, at least three Business Days prior to the requested date of issuance, amendment, renewal or extension, or such shorter period of time as may be agreed to by the Applicable Agent and the applicable Issuing Bank) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency in which such Letter of Credit shall be denominated, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower or other Loan Party also shall submit a letter of credit application on the applicable Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension the total Credit Exposures of each Class shall not exceed (i) the lesser of the total Revolving Commitments of such Class and the Borrowing Base applicable to such Class, minus (ii) the Commitment Reserves established with respect to the applicable Loan Parties and the Collateral owned by the applicable Loan Parties.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, the applicable Issuing Bank hereby grants to each Revolving Lender of the applicable Class, and each such Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Applicable Agent, for the account of the applicable Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by the applicable Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., Local Time, (i) on the date that such LC Disbursement is made, if the applicable Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, (ii) if such notice has not been received by the applicable Borrower prior to such time on such date, then not later than 1:00 p.m., Local Time on the Business Day immediately following the day that the applicable Borrower receives such notice; provided that, if such LC Disbursement is denominated in a currency permitted for Loans to the applicable Borrower as provided in Section 2.01 or Section 2.05, as applicable, and is not less than the minimum borrowing amount in the applicable currency, the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or Section 2.05 that such payment be financed with an ABR Revolving Loan Borrowing, a Canadian Prime Rate Borrowing, a UK Base Rate Borrowing, a Singapore Base Rate Borrowing, a UAE Base Rate Borrowing or a Swingline Loan Borrowing in an equivalent amount and, to the extent so financed, the applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loan Borrowing, Canadian Prime Rate Borrowing, UK Base Rate Borrowing, Singapore Base Rate Borrowing, UAE Base Rate Borrowing or Swingline Loan Borrowing. If the applicable Borrower fails to make such payment when due, the Applicable Agent shall notify each Revolving Lender of the applicable Class of the applicable LC Disbursement, the payment then due from the applicable Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each such Revolving Lender shall pay to the Applicable Agent its Applicable Percentage of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Applicable Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from such Revolving Lenders. Promptly following receipt by the Applicable Agent of any payment from the applicable Borrower pursuant to this paragraph, the Applicable Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then to such Revolving Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The applicable Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder. Neither the Applicable Agent, the Revolving Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by the applicable Borrower that are caused by the applicable Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Applicable Agent and the Borrower Representative or any applicable Borrower by telephone (confirmed by facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse the applicable Issuing Bank and the Revolving Lenders of the applicable Class with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans, Canadian Prime Rate Loans, UK Base Rate Loans, Singapore Base Rate Loans or UAE Base Rate Loans (as applicable for the relevant currency and Class of Commitments); provided that, if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(k) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent (or the Singapore Administrative Agent or the UAE Administrative Agent, as applicable), the replaced Issuing Bank and the successor Issuing Bank. The Applicable Agent shall notify the applicable Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, each Borrower shall pay all unpaid fees accrued and payable by such Borrower for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit of the applicable Class to be issued thereafter, and (ii) references herein to the term “Issuing Bank” (with respect to such Class) shall be deemed to refer to such successor or to any previous Issuing Bank (with respect to such Class), or to such successor and all previous Issuing Banks (with respect to such Class), as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative or any applicable Borrower receives notice from any Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders (or Required UAE Lenders or Required Singapore Lenders in the case of UAE Letters of Credit or Singapore Letters of Credit, respectively) with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, such Borrower shall deposit in an account with the Applicable Agent (or, if requested, the Administrative Agent), in the name of such Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash of the applicable currency in which such Letter of Credit is issued equal to 102% of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h), (i), (j), (k) or (l) of Article VII. Such deposit shall be held by the Applicable Agent as collateral for the payment and performance of the Secured Obligations. The Applicable Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the applicable Borrower hereby grants the Applicable Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Applicable Agent and at the applicable Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Applicable Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders (or

Required UAE Lender or Required Singapore Lenders in the case of UAE Letters of Credit or Singapore Letters of Credit, respectively) with LC Exposure of such Class representing greater than 50% of the total LC Exposure of such Class), be applied to satisfy other Secured Obligations. If a Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the applicable Borrower within three Business Days after all such Events of Default have been cured or waived.

Section 2.07 Funding of Borrowings.

(a) Each US Revolving Lender (in the case of any Borrowing of US Revolving Loans), each Canadian Revolving Lender (in the case of any Borrowing of Canadian Revolving Loans), each UK Revolving Lender (in the case of any Borrowing of UK Revolving Loans), each UAE Revolving Lender (in the case of any Borrowing of UAE Revolving Loans) and each Singapore Revolving Lender (in the case of any Borrowing of Singapore Revolving Loans) shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 p.m. (in the case of Eurocurrency Loans) and 2:00 p.m. (in the case of ABR, Canadian Prime Rate, UK Base Rate, UAE Base Rate, Singapore Base Rate and B/A Loans), Local Time, to the account of the Applicable Agent most recently designated by it for such purpose by notice to the Revolving Lenders in an amount equal to such Revolving Lender’s Applicable Percentage; provided that, Swingline Loans shall be made as provided in Section 2.05. The Applicable Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to the Funding Account designated by the applicable Borrower to the applicable Agent, provided that ABR Revolving Loans, Canadian Prime Rate Loans, UK Base Rate Loans, Singapore Base Rate Loans or UAE Base Rate Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Applicable Agent to the Issuing Bank and (ii) a Protective Advance shall be retained by the Applicable Agent.

(b) Unless the Applicable Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Agent such Lender’s share of such Borrowing, the Applicable Agent may assume that such Lender has made such share available on such date in accordance with Section 2.07(a) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Agent, then the applicable and the applicable Borrowers severally agree to pay to the Applicable Agent, forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Applicable Agent, at (i) in the case of such Lender, (A) for Dollar Denominated Loans, the greater of the Federal Funds Effective Rate and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation, (B) for loans denominated in Euros, C$ or British Pounds Sterling, the rate determined by the UK Administrative Agent, the Singapore Administrative Agent, the UAE Administrative Agent or the Canadian Administrative Agent (as applicable) to be the cost to it of funding such amount or (C) a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of US Borrowers, the interest rate applicable to ABR Loans, in the case of Canadian Borrowers, the interest rate applicable to ABR Loans for Dollar Denominated Loans and to Canadian Prime Rate Loans if C$ Loans, in the case of UK Borrowers, the interest rate applicable to UK Base Rate Loans, in the case of Singapore Borrowers, the interest rate applicable to Singapore Base Rate Loans, and in the case of UAE Borrowers, the interest rate applicable to UAE Base Rate Loans. If such Lender pays such amount to the Applicable Agent then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.08 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing or a B/A Borrowing, shall have an initial Interest Period or Contract Period (as applicable) as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing or a B/A Borrowing, may elect Interest Periods or Contract Periods (as applicable) therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Revolving Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loan Borrowings or Protective Advances, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower Representative shall notify the Applicable Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Applicable Agent (with a copy to the Administrative Agent if the Administrative Agent is not the Applicable Agent) a written Interest Election Request in a form approved by the Applicable Agent, and signed by the Borrower Representative.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii), (iv) and (v) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, a Canadian Prime Rate Borrowing, a UK Base Rate Borrowing, a Eurocurrency Borrowing, a B/A Borrowing, a Singapore Base Rate Borrowing or a UAE Base Rate Borrowing;

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) if the resulting Borrowing is a B/A Borrowing, the Contract Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Contract Period.”

If any such Interest Election Request requests a Eurocurrency Borrowing or B/A Borrowing but does not specify an Interest Period or Contract Period, as applicable, then the Borrowers shall be deemed to have selected an Interest Period Contract Period, as applicable, of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Applicable Agent shall advise each Lender affected thereby of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower Representative or any applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing (if such Borrowing was a Borrowing of US Revolving Loans or Dollar Denominated Borrowing of Canadian Revolving Loans), a UK Base Rate Borrowing (if such Borrowing was a Euro Denominated Borrowing, a Dollar Denominated Borrowing or BPS Denominated Borrowing of UK Revolving Loans), a Canadian Prime Rate Borrowing (if such Borrowing was a C$ Denominated Borrowing of Canadian Revolving Loans), a Singapore Base Rate Borrowing (if such Borrowing was a Euro Denominated Borrowing, a Dollar Denominated Borrowing, or a Singapore Dollar Denominated Borrowing of Singapore Revolving Loans) or a UAE Base Rate Borrowing (if such Borrowing was a Euro Denominated Borrowing, a Dollar Denominated Borrowing, or a Dirham Denominated Borrowing of UAE Revolving Loans). Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, or UAE Administrative Agent or Singapore Administrative Agent at the request of Required UAE Lenders or Required Singapore Lenders (as applicable), so notifies the Borrower Representative or any applicable Borrower, then, so long as a Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing (if such Borrowing was a Borrowing of US Revolving Loans or Dollar Denominated Borrowing of Canadian Revolving Loans), a UK Base Rate Borrowing (if such Borrowing was a Euro Denominated Borrowing, a Dollar Denominated Borrowing or BPS Denominated Borrowing of UK Revolving Loans), a Canadian Prime Rate Borrowing (if such Borrowing was a C$ Denominated Borrowing of Canadian Revolving Loans), a Singapore Base Rate Borrowing (if such Borrowing was a Euro Denominated Borrowing, a Dollar Denominated Borrowing, or a Singapore Dollar Denominated Borrowing of Singapore Revolving Loans) or a UAE Base Rate Borrowing (if such Borrowing was a Euro Denominated Borrowing, a Dollar Denominated Borrowing, or a Dirham Denominated Borrowing of UAE Revolving Loans), at the end of the Interest Period applicable thereto.

(f) If the Borrower Representative or the Canadian Borrower fails to deliver a timely Interest Election Request with respect to a B/A Borrowing prior to the end of the Contract Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Contract Period such Borrowing shall be converted to a Canadian Prime Rate Borrowing. Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing and the Canadian Administrative Agent, at the request of the Canadian Revolving Lenders, so notifies the Borrower Representative or the applicable Borrower, then, so long as a Default is continuing (i) no outstanding Borrowing may be converted to or continued as a B/A Borrowing and (ii) unless repaid, each B/A Borrowing shall be converted to a Canadian Prime Rate Borrowing at the end of the Contract Period applicable thereto.

(g) Subject to the provisions of this Agreement, the Canadian Borrower may, prior to the Maturity Date, effective on any Business Day, convert in whole or part, Canadian Prime Rate Loans into B/As or vice versa (but only on the last day of a Contract Period in the case of conversions of B/As) upon giving to the Canadian Administrative Agent three Business Days’ prior notice, provided, that: (i) no Canadian Prime Rate Loan may be converted into a B/A when any Default has occurred and is continuing and the Canadian Administrative Agent has or the Canadian Revolving Lenders have determined in its or their sole reasonable discretion that such conversion is not appropriate; and (ii) each conversion pursuant to this paragraph shall be not be less than C$500,000 and shall in an integral multiple of C$100,000. If the Canadian Borrower shall not have delivered a Borrowing Request in accordance with this paragraph prior to the maturity date then in effect for any B/A Borrowing requesting that such Borrowing be refinanced with another B/A Borrowing or converted to a Canadian Prime Rate Borrowing, then the Canadian Borrower shall (unless the Canadian Borrower has notified the Canadian Administrative Agent, before 11:00 a.m., Toronto, Ontario Canada time, not less than one Business Day prior to such maturity date, that such Borrowing is to be repaid on such maturity date) be deemed to have delivered a Borrowing Request requesting that such Borrowing be refinanced with a new Borrowing of the same amount, and such new Borrowing shall be a Canadian Prime Rate Borrowing.

Section 2.09 Termination of Commitments.

(a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) The US Borrower may at any time terminate the US Revolving Commitments in their entirety upon (i) the payment in full of all outstanding US Loans, together with accrued and unpaid interest thereon and on any Letters of Credit, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit of the applicable currency in which such Letter of Credit is issued (or at the discretion of the Administrative Agent a back up standby letter of credit satisfactory to the Administrative Agent) equal to 102% of the LC Exposure as of such date), (iii) the payment in full of the accrued and unpaid fees owing by the US Borrower, and (iv) the payment in full of all reimbursable expenses and other Obligations of the US Borrower together with accrued and unpaid interest thereon; provided, that the US Revolving Commitments may only be terminated by the US Borrower if the Borrowers simultaneously terminate all other Commitments. The Canadian Borrower may at any time terminate the Canadian Revolving Commitments in their entirety upon (A) the payment in full of all outstanding Canadian Loans, together with accrued and unpaid interest thereon, ((B) the payment in full of the accrued and unpaid fees owing by the Canadian Borrower, and (C) the payment in full of all reimbursable expenses and other Obligations of the Canadian Borrower together with accrued and unpaid interest thereon. The UK Borrower may at any time terminate the UK Revolving Commitments in their entirety upon (1) the payment in full of all outstanding UK Loans, together with accrued and unpaid interest thereon, (2) the payment in full of the accrued and unpaid fees owing by the UK Borrower, and (3) the payment in full of all reimbursable expenses and other Obligations of the UK Borrower together with accrued and unpaid interest thereon. The UAE Borrower may at any time terminate the UAE Revolving Commitments in their entirety upon (a) the payment in full of all outstanding UAE Loans, together with accrued and unpaid interest thereon, (b) the payment in full of the accrued and unpaid fees owing by the UAE Borrower, and (c) the payment in full of all reimbursable expenses and other Obligations of the UAE Borrower together with accrued and unpaid interest thereon. The Singapore Borrower may at any time terminate the Singapore Revolving Commitments in their entirety upon (i) the payment in full of all outstanding Singapore Loans, together with accrued and unpaid interest thereon, (ii) the payment in full of the accrued and unpaid fees owing by the Singapore Borrower, and (iii) the payment in full of all reimbursable expenses and other Obligations of the Singapore Borrower together with accrued and unpaid interest thereon.

(c) The Borrower Representative shall notify the Applicable Agent (and the Administrative Agent if the Administrative Agent is not the Applicable Agent) of any election to terminate any Commitments under Section 2.09(b) at least thirty (30) days prior to the effective date of such termination, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Applicable Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination of the Commitments shall be permanent.

Section 2.10 Repayment and Amortization of Loans; Evidence of Debt.

(a) The US Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each US Revolving Lender the then unpaid principal amount of each US Revolving Loan on the Maturity Date, (ii) to the Administrative Agent the then unpaid amount of each US Protective Advance on the earlier of the Maturity Date and demand by the Administrative Agent, and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Maturity Date and on each Settlement Date; provided that on each date that a US Revolving Loan is made, the US Borrower shall repay all Swingline Loans then outstanding.

(b) The Canadian Borrower hereby unconditionally promises to pay (i) to the Canadian Administrative Agent for the account of each Canadian Revolving Lender the then unpaid principal amount of each Canadian Revolving Loan on the Maturity Date, (ii) to the

Canadian Administrative Agent the then unpaid amount of each Canadian Protective Advance on the earlier of the Maturity Date and demand by the Canadian Administrative Agent, and (iii) to the Canadian Swingline Lender the then unpaid principal amount of each Swingline Loan on the Maturity Date and on each Settlement Date; provided that on each date that a Canadian Revolving Loan is made, the Canadian Borrower shall repay all Canadian Swingline Loans then outstanding.

(c) The UK Borrower hereby unconditionally promises to pay (i) to the UK Administrative Agent for the account of each UK Revolving Lender the then unpaid principal amount of each UK Revolving Loan on the Maturity Date, (ii) to the UK Administrative Agent the then unpaid amount of each UK Protective Advance on the earlier of the Maturity Date and demand by the UK Administrative Agent, and (iii) to the UK Swingline Lender the then unpaid principal amount of each Swingline Loan on the Maturity Date and on each Settlement Date; provided that on each date that a UK Revolving Loan is made, the UK Borrower shall repay all UK Swingline Loans then outstanding.

(d) The UAE Borrower hereby unconditionally promises to pay (i) to the UAE Administrative Agent for the account of each UAE Revolving Lender the then unpaid principal amount of each UAE Revolving Loan on the Maturity Date, and (ii) to the UAE Administrative Agent the then unpaid amount of each UAE Protective Advance on the earlier of the Maturity Date and demand by the UAE Administrative Agent.

(e) The Singapore Borrower hereby unconditionally promises to pay (i) to the Singapore Administrative Agent for the account of each Singapore Revolving Lender the then unpaid principal amount of each Singapore Revolving Loan on the Maturity Date, and (ii) to the Singapore Administrative Agent the then unpaid amount of each Singapore Protective Advance on the earlier of the Maturity Date and demand by the Singapore Administrative Agent.

(f) At all times that full cash dominion is in effect pursuant to Section 7.3 of the US Security Agreement, on each Business Day, at or before 11:00 a.m., Local Time, the Administrative Agent shall apply all funds credited to the Collection Account (as defined in the US Security Agreement) the previous Business Day (whether or not immediately available) first to prepay any US Protective Advances that may be outstanding, pro rata, and second to prepay the US Revolving Loans and the Swingline Loans and, if an Event of Default has occurred which is continuing, to cash collateralize outstanding LC Exposure.

(g) At all times that full cash dominion is in effect pursuant to Section 7.3 of the Canadian Security Agreement, on each Business Day, at or before 11:00 a.m., Local Time, the Canadian Administrative Agent shall apply all immediately available funds credited to the Collection Accounts (as defined in the Canadian Security Agreement) first to prepay any Canadian Protective Advances that may be outstanding, pro rata, and second to prepay the Canadian Revolving Loans.

(h) On each Business Day, at or before 10:00 a.m., Local Time, the UK Administrative Agent shall apply all immediately available funds received by the UK Administrative Agent from or for the account of the UK Borrower as and to the extent required in the UK Security Agreement and the Charge Over Accounts first to prepay any UK Protective Advances that may be outstanding, pro rata, and second to prepay the UK Revolving Loans.

(i) Reserved.

(j) Reserved.

(k) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(l) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each US Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the US Borrower to each US Revolving Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the US Revolving Lenders and each US Revolving Lender’s share thereof.

(m) The Canadian Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Canadian Loan made hereunder, the Class and Type thereof and the Interest Period or Contract Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Canadian Borrower to each Canadian Revolving Lender hereunder and (iii) the amount of any sum received by the Canadian Administrative Agent hereunder for the account of the Canadian Revolving Lenders and each Canadian Revolving Lender’s share thereof.

(n) The UK Administrative Agent shall maintain accounts in which it shall record (i) the amount of each UK Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the UK Borrower to each UK Revolving Lender hereunder and (iii) the amount of any sum received by the UK Administrative Agent hereunder for the account of the UK Revolving Lenders and each UK Revolving Lender’s share thereof.

(o) The UAE Administrative Agent shall maintain accounts in which it shall record (i) the amount of each UAE Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the UAE Borrower to each UAE Revolving Lender hereunder and (iii) the amount of any sum received by the UAE Administrative Agent hereunder for the account of the UAE Revolving Lenders and each UAE Revolving Lender’s share thereof.

(p) The Singapore Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Singapore Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Singapore Borrower to each Singapore Revolving Lender hereunder and (iii) the amount of any sum received by the Singapore Administrative Agent hereunder for the account of the Singapore Revolving Lenders and each Singapore Revolving Lender’s share thereof.

(q) The entries made in the accounts maintained pursuant to paragraph (l) through (p) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or any Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(r) Any Lender (other than UK Revolving Lenders, UAE Revolving Lenders, and Singapore Revolving Lenders) may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.11 Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (g) of this Section.

(b) In the event and on such occasion that the total US Credit Exposure exceeds (x) the lesser of (i) the aggregate US Revolving Commitments and (ii) the US Borrowing Base, minus (y) the Commitment Reserves established with respect to the US Loan Parties and the Collateral owned by the US Loan Parties, the US Borrower shall prepay the US Loans and/or LC Exposure in an aggregate amount equal to such excess.

(c) In the event and on such occasion that the total Canadian Credit Exposure exceeds (x) the lesser of (i) the aggregate Canadian Revolving Commitments and (ii) the Canadian Borrowing Base, minus (y) the Commitment Reserves established with respect to the Canadian Loan Parties and Canadian Collateral, the Canadian Borrower shall prepay the Canadian Loans in an aggregate amount equal to such excess.

(d) In the event and on such occasion that the total UK Credit Exposure exceeds (x) the lesser of (i) the aggregate UK Revolving Commitments and (ii) the UK Borrowing Base, minus (y) the Commitment Reserves established with respect to the UK Loan Parties and the UK Collateral, the UK Borrower shall prepay the UK Loans in an aggregate amount equal to such excess.

(e) In the event and on such occasion that the total UAE Credit Exposure exceeds (x) the lesser of (i) the aggregate UAE Revolving Commitments and (ii) the UAE Borrowing Base, minus (y) the Commitment Reserves established with respect to the UAE Loan Parties and the UAE Collateral, the UAE Borrower shall prepay the UAE Loans in an aggregate amount equal to such excess.

(f) In the event and on such occasion that the total Singapore Credit Exposure exceeds (x) the lesser of (i) the aggregate Singapore Revolving Commitments and (ii) the Singapore Borrowing Base, minus (y) the Commitment Reserves established with respect to the Singapore Loan Parties and the Singapore Collateral, the Singapore Borrower shall prepay the Singapore Loans in an aggregate amount equal to such excess.

(g) The Borrower Representative or any applicable Borrower shall notify the Applicable Agent (and the Administrative Agent if the Administrative Agent is not the Applicable Agent) (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing or B/A Borrowing, not later than 11:00 a.m., Local Time (unless such Borrowing is a US Revolving Loan, in which case 12:00 p.m., Local Time), three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, UK Base Rate Borrowing, Canadian Prime Rate Borrowing, UAE Base Rate Borrowing or Singapore Base Rate Borrowing, not later than 11:00 a.m., Local Time (unless such Borrowing is a US Revolving Loan, in which case 12:00 p.m., Local Time), one Business Day before the date of prepayment, or (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., Local Time (unless such Borrowing is a US Loan, in which case 12:00 p.m., Local Time), on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice, the Applicable Agent shall advise the Revolving Lenders of the relevant Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Loan Borrowing, of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and by break funding payments to the extent required by Section 2.16.

Section 2.12 Fees. (a) The US Borrower agrees to pay to the Administrative Agent for the account of each US Revolving Lender a commitment fee, which shall accrue at the then applicable Commitment Fee Rate on the average daily unused amount of such US Revolving Lender’s US Revolving Commitment during the period from and including the Effective Date to but excluding the date on which the US Revolving Lenders’ Commitments terminate; provided, that, for this purpose, such US Revolving Lender’s US Revolving Commitments will be deemed to be reduced by its Applicable Percentage of the aggregate amount of the Canadian Revolving Commitments and the UK Revolving Commitments, at any time such commitments are outstanding; provided further that the UK Revolving Commitments will not be deemed to be outstanding for this purpose until such time as the UK Loan Parties have completed the UK Whitewash Procedures and complied with Section 5.15 hereof. The Canadian Borrower agrees to pay to the Canadian Administrative Agent for the account of each Canadian Revolving Lender a commitment fee, which shall accrue at the then applicable Commitment Fee Rate on the average daily unused amount of the Canadian Revolving Commitment of such Revolving Lender during the period from and including the Effective Date to but excluding the date on which the Canadian Revolving Lenders’ Commitments terminate. The UK Borrower agrees to pay to the UK Administrative Agent for the account of each UK Revolving Lender a commitment fee, which shall accrue at the then applicable Commitment Fee Rate on the average daily unused amount of the UK Revolving Commitment of such Revolving Lender during the period from and including the Effective Date to but excluding the date on which the UK Revolving Lenders’ Commitments terminate. The UAE Borrower agrees to pay to the UAE Administrative Agent for the account of each UAE Revolving Lender a commitment fee, which shall accrue at the then applicable Commitment Fee Rate-UAE on the average daily unused amount of the UAE Revolving Commitment of such Revolving Lender during the period from and including the date a UAE Revolving Commitment becomes effective pursuant to a UAE Joinder Agreement to but excluding the date on which the UAE Revolving Lenders’ Commitments terminate. The Singapore Borrower agrees to pay to the Singapore Administrative Agent for the account of each Singapore Revolving Lender a commitment fee, which shall accrue at the then applicable Commitment Fee Rate-Singapore on the average daily unused amount of the Singapore Revolving Commitment during the period from and including the date a Singapore Revolving Commitment becomes effective pursuant to a Singapore Joinder Agreement to but excluding the date on which the Singapore Revolving Lenders’ Commitments terminate. Accrued commitment fees shall be payable in arrears on the first day of each calendar month and on the date on which the Commitments terminate (as applicable), commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(b) Each Borrower agrees to pay (i) to the Applicable Agent for the account of each Revolving Lender the applicable participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate (or Applicable Singapore Rate or Applicable UAE Rate, if applicable) used to determine the interest rate applicable to Eurocurrency Loans of the applicable currency (or B/A Loans for Letters of Credit denominated in Canadian Dollars) or the Singapore Applicable Rate or UAE Applicable Rate (in the event Eurocurrency Loans are not available in such currency) on the average daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitments of the applicable Class terminate and the date on which such Revolving Lender ceases to have any LC Exposure of the applicable Class, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure with respect to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each calendar month shall be payable on the first day of each calendar month following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed. Upon the occurrence and during the continuance of an Event of Default, the letter of credit fee referenced in clause (i) above shall bear interest at the rate that is 2% per annum greater than the rate then applicable to Revolving Loans made in the relevant currency under the applicable Class of Commitments which are not US Revolving Loans.

(c) The Borrowers agree to pay to each Agent for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and such Agents.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Agents (as applicable) (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.13 Interest. (a) The Loans comprising each ABR Borrowing (including each US Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The UK Revolving Loans comprising each UK Base Rate Borrowing of UK Revolving Loans (including each UK Swingline Loan) shall bear interest at the UK Base Rate plus the Applicable Rate.

(c) The US Revolving Loans, the UK Revolving Loans and the Canadian Revolving Loans comprising each Eurocurrency Borrowing of US Revolving Loans, UK Revolving Loans and Canadian Revolving Loans shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(d) The Canadian Revolving Loans comprising each Canadian Prime Rate Borrowing of Canadian Revolving Loans (including Canadian Swingline Loans) shall bear interest at the Canadian Prime Rate plus the Applicable Rate.

(e) The Canadian Revolving Loans comprising each B/A Borrowing of Canadian Revolving Loans shall bear interest at the B/A Rate for the Contract Period in effect for such Borrowing plus the Applicable Rate.

(f) The Singapore Revolving Loans comprising each Singapore Base Rate Borrowing of Singapore Revolving Loans shall bear interest at the Singapore Base Rate plus the Applicable Singapore Rate.

(g) The Singapore Revolving Loans comprising each Eurocurrency Borrowing of Singapore Revolving Loans shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Singapore Rate.

(h) The UAE Revolving Loans comprising each UAE Base Rate Borrowing of UAE Revolving Loans shall bear interest at the UAE Base Rate plus the Applicable UAE Rate.

(i) The UAE Revolving Loans comprising each Eurocurrency Borrowing of UAE Revolving Loans shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable UAE Rate.

(j) Each Protective Advance (i) which is a US Protective Advance or a Canadian Protective Advance made in Dollars shall bear interest at the Alternate Base Rate plus the Applicable Rate for ABR Loans plus 2%, (ii) which is a Canadian Protective Advance made in C$ shall bear interest at the Canadian Prime Rate plus the Applicable Rate for Canadian Prime Rate Loans plus 2%, (iii) which is a UK Protective Advance made in Dollars, British Pounds Sterling or Euros shall bear interest at the UK Base Rate plus the Applicable Rate plus 2%, (iv) which is a Singapore Protective Advance made in Dollars, Singapore Dollars, Australian Dollars or Euros shall bear interest at the Singapore Base Rate plus the Applicable Singapore Rate, or (v) which is a UAE Protective Advance made in Dollars, Euros or Dirham shall bear interest at the UAE Base Rate plus the Applicable UAE Rate.

(k) Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default the Administrative Agent or the Required Lenders (or the Singapore Administrative Agent or Singapore Required Lenders in the case of Singapore Revolving Loans or other obligations of the Singapore Loan Parties or the UAE Administrative Agent or UAE Required Lenders in the case of UAE Revolving Loans or other obligations of the UAE Loan Parties) may, at their option, by notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount, to the extent overdue, shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder.

(l) Accrued interest on each Loan (for ABR Loans, Canadian Prime Rate Loans, UK Base Rate Loans, UAE Base Rate Loans and Singapore Base Rate Loans), accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i)interest accrued pursuant to paragraph (m) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan, a UK Base Rate Loan, a Canadian Prime Rate Loan, a Singapore Base Rate Loan or a UAE Base Rate Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(m) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and interest with respect to any Loan denominated in British Pounds Sterling or Singapore Dollars shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed. The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a) the Administrative Agent (or UAE Administrative Agent or Singapore Administrative Agent with respect to UAE Revolving Loans and Singapore Revolving Loans) determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period in the applicable currency; or

(b) the Administrative Agent (or UAE Administrative Agent or Singapore Administrative Agent with respect to UAE Revolving Loans and Singapore Revolving Loans) is advised by the Required Lenders of the applicable Class that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent (or UAE Administrative Agent or Singapore Administrative Agent with respect to UAE Revolving Loans and Singapore Revolving Loans) shall give notice thereof to the Borrower Representative or the applicable Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent (or UAE Administrative Agent or Singapore Administrative Agent with respect to UAE Revolving Loans and Singapore Revolving Loans) notifies the Borrower Representative or the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing, UK Base Rate Borrowing, Singapore Base Rate Borrowing or UAE Base Rate Borrowing, as applicable.

Section 2.15 Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), in each case by an amount which such Lender or Issuing Bank deems to be material, then the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the event by reason of which it has become entitled to compensation and the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan or B/A Loan other than on the last day of an Interest Period or Contract Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan or B/A Loan other than on the last day of the Interest Period or Contract Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan or B/A Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(b) and is revoked in accordance therewith), or (d) the assignment of any Eurocurrency Loan or B/A Loan other than on the last day of the Interest Period or Contract Period applicable thereto as a result of a request by a Borrower Representative pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower Representative and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.17 Taxes. (a) Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agents, Lenders or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrowers shall jointly and severally indemnify each Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender, an Agent or the Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrower Representative or any applicable Borrower shall deliver to the Applicable Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Applicable Agent.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower Representative (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower Representative or any applicable Borrower as will permit such payments to be made without withholding or at a reduced rate.

(f) If an Agent or a Lender or the Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the applicable Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrowers under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent, such Lender or the Issuing Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon the request of such Agent, such Lender or the Issuing Bank, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent, such Lender or the Issuing Bank in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require any Agent, any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.

Section 2.18 Payments Generally; Allocation of Proceeds; Sharing of Set-offs.

(a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, Section 2.16, Section 2.17, or otherwise) to the Applicable Agent prior to 1:00 p.m., Local Time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Applicable Agent be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All payments to the Administrative Agent shall be made at its offices at 120 South LaSalle Street, 8th Floor, Mail Code IL1-1190, Chicago, Illinois 60603 or wire transfer to an account designated by the Administrative Agent, except payments to be made directly to the Issuing Bank with respect to US Letters of Credit or US Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.15, Section 2.16, Section 2.17 and Section 9.03 shall be made directly to the Persons entitled thereto. All payments to the Canadian Administrative Agent shall be made at its offices at Royal Bank Plaza, South Tower, 200 Bay Street, Suite 1800, Toronto, Ontario MJ5 2J2 or wire transfer to an account designated by the Canadian Administrative Agent except payments to be made directly to the Issuing Bank with respect to Canadian Letters of Credit or Canadian Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.15, Section 2.16, Section 2.17 and Section 9.03 shall be made directly to the Persons entitled thereto. All payments made to the UK Administrative Agent shall be made at its offices at 125 London Wall, London, EC2Y5AG or wire transfer to an account designated by the UK Administrative Agent except payments to be made directly to the Issuing Bank with respect to UK Letters of Credit or UK Swingline Lender as expressly provided herein and except that payments pursuant to Section

2.15, Section 2.16, Section 2.17 and Section 9.03 shall be made directly to the Persons entitled thereto. All payments made to the UAE Administrative Agent or the Issuing Bank with respect to UAE Letters of Credit shall be made at its offices as set forth in the UAE Joinder Agreement, except that payments pursuant to Section 2.15, Section 2.16, Section 2.17 and Section 9.03 shall be made directly to the Persons entitled thereto. All payments made to the Singapore Administrative Agent shall be made at its offices as set forth in the Singapore Joinder Agreement or the Issuing Bank with respect to Singapore Letters of Credit, except that payments pursuant to Section 2.15, Section 2.16, Section 2.17 and Section 9.03 shall be made directly to the Persons entitled thereto. Each Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars (unless such payment is a payment of principal or interest on C$ Denominated Loans, BPS Denominated Loans, Euro Denominated Loans, Singapore Dollar Denominated Loans or Australian Dollar Denominated Loans, in which case such payments shall be made in C$, British Pounds Sterling, Euros, Singapore Dollars or Australian Dollars, as appropriate). At all times that full cash dominion is in effect pursuant to the terms and conditions of the US Security Agreement, solely for purposes of determining the amount of US Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and proceeds of any Collateral owned by the US Borrower or any Eligible US Subsidiary shall be applied in whole or in part against the US Secured Obligations on the Business Day after receipt, subject to actual collection. At all times that full cash dominion is in effect pursuant the terms and conditions of the Canadian Security Agreement, solely for purposes of determining the amount of Canadian Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and proceeds of any Canadian Collateral shall be applied in whole or in part against the Canadian Secured Obligations, on the Business Day after receipt, subject to actual collection. Solely for purposes of determining the amount of UK Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and proceeds of any UK Collateral shall be applied in whole or in part against the UK Secured Obligations, on the Business Day after receipt, subject to actual collection. Solely for purposes of determining the amount of UAE Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and proceeds of any UAE Collateral shall be applied in whole or in part against the UAE Secured Obligations, on the Business Day after receipt, subject to actual collection. Solely for purposes of determining the amount of Singapore Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and proceeds of any Singapore Collateral shall be applied in whole or in part against the Singapore Secured Obligations, on the Business Day after receipt, subject to actual collection.

(b) Any proceeds of the US Loan Parties’ Collateral received by the US Collateral Agent or the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the US Borrower), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from the Collection Account when full cash dominion is in effect pursuant to the terms and conditions of the US Security

Agreement (which shall be applied in accordance with Section 2.10(f)) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Agents (other than the UAE Administrative Agent, the UAE Collateral Agent, the Singapore Administrative Agent and the Singapore Collateral Agent) and the Issuing Banks from any Loan Party (other than UAE Loan Parties and Singapore Loan Parties and other than in connection with Banking Services or Swap Obligations), second, to pay any fees or expense reimbursements then due to the US Revolving Lenders from the US Borrower (other than in connection with Banking Services or Swap Obligations), third, to pay interest due in respect of the US Protective Advances, fourth, to pay the principal of the US Protective Advances, fifth, to pay interest then due and payable on the US Loans (other than the US Protective Advances) ratably, sixth, to prepay principal on the US Loans (other than US Protective Advances) and unreimbursed LC Disbursements with respect to US Letters of Credit ratably, seventh, to the extent an Event of Default has occurred and is continuing, to pay an amount in cash in the applicable currency in which such Letter of Credit was issued to the Administrative Agent equal to one hundred two percent (102%) of the aggregate undrawn face amount of all outstanding US Letters of Credit with respect to US Letters of Credit to be held as cash collateral for such Obligations, eighth, to pay any fees or expense reimbursements then due to the Lenders from the Canadian Borrower and the UK Borrower (other than in connection with Banking Services or Swap Obligations), ninth, to pay interest due in respect of the Canadian Protective Advances and the UK Protective Advances, tenth, to pay the principal of the Canadian Protective Advances and the UK Protective Advances, eleventh, to pay interest then due and payable on the Canadian Loans (other than the Canadian Protective Advances) and the UK Loans (other than the UK Protective Advances) ratably, twelfth, to prepay principal on the Canadian Loans (other than Canadian Protective Advances) and on the UK Loans (other than UK Protective Advances) and unreimbursed LC Disbursements with respect to UK Letters of Credit and Canadian Letters of Credit, thirteenth, to the extent an Event of Default has occurred and is continuing to pay an amount in cash, in the applicable currency in which such Letters of Credit were issued, to the UK Administrative Agent and the Canadian Administrative Agent equal to one hundred two percent (102%) of the aggregate amount of all outstanding UK Letters of Credit and Canadian Letters of Credit to be held as cash collateral for such obligations, fourteenth, to the payment of any other Secured Obligation due to the US Administrative Agent, US Collateral Agent, UK Administrative Agent, UK Collateral Agent, Canadian Administrative Agent, Canadian Collateral Agent or US Revolving Lenders, UK Revolving Lenders or Canadian Revolving Lenders by any of the Loan Parties (other than in connection with Banking Services and Swap Obligations), fifteenth, to payment of any amounts owing by any US Loan Party with respect to Banking Services and Swap Obligations, sixteenth, to the payment of any amounts owing by any Canadian Loan Party or UK Loan Party with respect to Banking Services and Swap Obligations, sixteenth to pay any fees, indemnities or expense reimbursements due to the Singapore Administrative Agent, the Singapore Collateral Agent, the UAE Administrative Agent and the UAE Collateral Agent and the Issuing Bank with respect to Singapore Letters of Credit and UAE Letters of Credit (other than in connection with Banking Services and Swap Obligations), seventeenth, to pay any fees or expense reimbursements then due to the Singapore Revolving Lenders and UAE Revolving Lenders from the Singapore Borrower and the UAE Borrower (other than in connection with Banking Services or Swap Obligations), eighteenth, to pay interest due in respect of the Singapore Protective

Advances and the UAE Protective Advances, nineteenth, to pay the principal of the Singapore Protective Advances and the UAE Protective Advances, twentieth, to pay interest then due and payable on the Singapore Loans (other than the Singapore Protective Advances) and the UAE Loans (other than the UAE Protective Advances) ratably, twenty-first, to prepay principal on the Singapore Loans (other than Singapore Protective Advances) and on the UAE Loans (other than UAE Protective Advances), and on reimbursed LC Drawings with respect to Singapore Letters of Credit and UAE Letters of Credit, twenty-second, to the extent an Event of Default has occurred and is continuing, to pay an amount in cash, in the applicable currency in which such Letters of Credit were issued, to the UAE Administrative Agent and the Singapore Administrative Agent equal to one hundred two percent (102%) of the aggregate amount of all outstanding UAE Letters of Credit and Singapore Letters of Credit to be held as cash collateral for such obligations, twenty-third, to the payment of any other UAE Secured Obligations or Singapore Secured Obligations other than in connection with Banking Services and Swap Obligations, and twenty-fourth, to the payment of any amounts owing by the UAE Loan Parties and Singapore Loan Parties in respect of Banking Services and Swap Obligations. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless an Event of Default is in existence, neither the Administrative Agent nor any Revolving Lender shall apply any payment which it receives to any Eurocurrency Loan of a Class, except (1) on the expiration date of the Interest Period applicable to any such Eurocurrency Loan or (2) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any event, the applicable Borrower shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Revolving Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(c) Any proceeds of the Canadian Collateral received by the Canadian Collateral Agent or the Canadian Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Canadian Borrower), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from the Collection Account when full cash dominion is in effect pursuant to the terms and conditions of the Canadian Security Agreement (which shall be applied in accordance with Section 2.10(g)) or (ii) after an Event of Default has occurred and is continuing and the Canadian Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Agents (other than the US Administrative Agent, the US Collateral Agent, the UAE Administrative Agent, the UAE Collateral Agent, the Singapore Administrative Agent, and the Singapore Collateral Agent) and the Issuing Bank from any Loan Party (other than US Loan Parties, UAE Loan Parties and Singapore Loan Parties and other than in connection with Banking Services or Swap Obligations), second, to pay any fees or expense reimbursements then due to the Canadian Revolving Lenders from the Canadian Borrower (other than in connection with Banking Services or Swap Obligations), third, to pay interest due in respect of the Canadian Protective Advances, fourth, to pay the principal of the Canadian Protective Advances, fifth, to pay interest then due and payable on the Canadian Loans (other than Canadian Protective Advances) ratably, sixth, to prepay principal on the Canadian Loans (other than Canadian Protective Advances) and unreimbursed LC Disbursements with respect to Canadian Letters of Credit, seventh, to the extent an Event of Default has occurred and is continuing, to pay an amount in cash in the applicable currency in which such Letters of Credit were issued, to the Canadian Administrative Agent with respect to Canadian Letters of Credit equal to one hundred two percent (102%) of the aggregate amount of all outstanding Canadian Letters of Credit to be held as cash collateral for such obligations, eighth, to the payment of any other Secured Obligations due to the Canadian Administrative Agent, Canadian Collateral Agent and any Canadian Revolving Lender by the Canadian Borrower other than with respect to Banking Services and Swap Obligations, ninth, to pay any fees or expense reimbursements then due to the UK Revolving Lenders from the UK Borrower (other than in connection with Banking Services or Swap Obligations), tenth, to pay interest due in respect of the UK Protective Advances, eleventh, to pay the principal of the UK Protective Advances, twelfth, to pay interest then due and payable on the UK Loans (other than the UK Protective Advances) ratably, thirteenth, to prepay principal on the UK Loans (other than UK Protective Advances) and unreimbursed LC Disbursements with respect to UK Letters of Credit ratably, fourteenth, to the extent an Event of Default has occurred and is continuing, to pay an amount in cash, in the applicable currency in which such Letters of Credit were issued, to the UK Administrative Agent equal to one hundred two percent (102%) of the aggregate amount of all outstanding UK Letters of Credit and Canadian Letters of Credit to be held as cash collateral for such obligations, fifteenth, to the payment of any other Secured Obligations due to the UK Administrative Agent, the UK Collateral Agent, and any UK Revolving Lender by the UK Borrower other than with respect to Banking Services and Swap Obligations, sixteenth, to the payment of any amounts owing by the Canadian Borrower with respect to Banking Services and Swap Obligations, seventeenth, to payment of any amounts owing by the UK Borrower with respect to Banking Services and Swap Obligations, eighteenth, to pay any fees, indemnities or expense reimbursements due to the Singapore Administrative Agent, the Singapore Collateral Agent, the UAE Administrative Agent and the UAE Collateral Agent and the Issuing Bank with respect to Singapore Letters of Credit and UAE Letters of Credit from any Loan Party (other than US Loan Parties, UK Loan Parties and Canadian Loan Parties and other than in connection with Banking Services or Swap Obligations), nineteenth, to pay any fees or expense reimbursements then due to the Singapore Revolving Lenders and the UAE Revolving Lenders from the Singapore Borrower and the UAE Borrower (other than in connection with Banking Services or Swap Obligations), twentieth, to pay interest due in respect of the Singapore Protective Advances and the UAE Protective Advances, twenty-first, to pay the principal of the Singapore Protective Advances and the UAE Protective Advances, twenty-second, to pay interest then due and payable on the Singapore Loans (other than the Singapore Protective Advances) and the UAE Loans (other than the UAE Protective Advances) ratably, twenty-third, to prepay principal on the Singapore Loans (other than Singapore Protective Advances) and on the UAE Loans (other than UAE Protective Advances) and unreimbursed LC Disbursements with respect to UAE Letters of Credit and Singapore Letters of Credit, twenty-fourth, to the extent an Event of Default has occurred and is continuing, to pay an amount in cash, in the applicable currency in which such Letters of Credit were issued, to the Singapore Administrative Agent and the UAE Administrative Agent equal to one hundred two percent (102%) of the aggregate amount of all outstanding UAE Letters of Credit and Singapore Letters of Credit to be held as cash collateral for such obligations, twenty-fifth, to the payment of any other UAE Secured Obligations or Singapore Secured Obligations other than in connection with Banking Services and Swap Obligations, and twenty-sixth, to the payment of any amounts owing by the UAE Loan Parties and Singapore Loan Parties in respect of Banking Services and Swap

Obligations. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Canadian Borrower, or unless an Event of Default is in existence, neither the Canadian Administrative Agent nor any Canadian Revolving Lender shall apply any payment which it receives to any Eurocurrency Loan of a Class, except (1) on the expiration date of the Interest Period applicable to any such Eurocurrency Loan or (2) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any event, the Canadian Borrower shall pay the break funding payment required in accordance with Section 2.16. The Canadian Administrative Agent and the Canadian Revolving Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Canadian Secured Obligations.

(d) Any proceeds of the UK Collateral received by the UK Collateral Agent or the UK Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the UK Borrower), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from the Collection Account when full cash dominion is in effect pursuant to the terms and conditions of the UK Security Agreement (which shall be applied in accordance with Section 2.10(h)) or (ii) after an Event of Default has occurred and is continuing and the UK Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Agents (other than the US Administrative Agent, the US Collateral Agent, the UAE Administrative Agent, the UAE Collateral Agent, the Singapore Administrative Agent and the Singapore Collateral Agent) and the Issuing Bank from any Loan Party (other than the US Loan Parties, UAE Loan Parties and Singapore Loan Parties and other than in connection with Banking Services or Swap Obligations), second, to pay any fees or expense reimbursements then due to the UK Revolving Lenders from the UK Borrower (other than in connection with Banking Services or Swap Obligations), third, to pay interest due in respect of the UK Protective Advances, fourth, to pay the principal of the UK Protective Advances, fifth, to pay interest then due and payable on the UK Loans (other than UK Protective Advances) ratably, sixth, to prepay principal on the UK Loans (other than UK Protective Advances) and unreimbursed LC Disbursements with respect to UK Letters of Credit ratably, seventh, to the extent an Event of Default has occurred and is continuing, to pay an amount in cash, in the applicable currency in which such Letters of Credit were issued, to the UK Administrative Agent with respect to UK Letters of Credit equal to one hundred two percent (102%) of the aggregate amount of all outstanding UK Letters of Credit to be held as cash collateral for such obligations, eighth, to the payment of any other Secured Obligations due to the UK Administrative Agent, UK Collateral Agent and any UK Revolving Lender by the UK Borrower other than with respect to Banking Services or Swap Obligations, ninth, to pay any fees or expense reimbursements then due to the Canadian Revolving Lenders from the Canadian Borrower (other than in connection with Banking Services or Swap Obligations), tenth, to pay interest due in respect of the Canadian Protective Advances, eleventh, to pay the principal of the Canadian Protective Advances, twelfth, to pay interest then due and payable on the Canadian Loans (other than the Canadian Protective Advances) ratably, thirteenth, to prepay principal on the Canadian Loans (other than Canadian Protective Advances) and unreimbursed LC Disbursements with respect to Canadian Letters of Credit ratably, fourteenth, to the extent an Event of Default has occurred and is continuing, to pay an amount in cash, in the applicable currency in which such Letters of Credit were issued, to the Canadian

Administrative Agent equal to one hundred two percent (102%) of the aggregate amount of all outstanding Canadian Letters of Credit to be held as cash collateral for such obligations, fifteenth, to the payment of any other Secured Obligations due to the Canadian Administrative Agent, the Canadian Collateral Agent, and any Canadian Revolving Lender by the Canadian Borrower other than with respect to Banking Services or Swap Obligations, sixteenth, to the payment of any amounts owing by the UK Borrower with respect to Banking Services and Swap Obligations, seventeenth , to payment of any amounts owing by the Canadian Borrower with respect to Banking Services and Swap Obligations, eighteenth, to pay any fees, indemnities or expense reimbursements due to the Singapore Administrative Agent, the Singapore Collateral Agent, the UAE Administrative Agent and the UAE Collateral Agent and the Issuing Bank with respect to Singapore Letters of Credit and UAE Letters of Credit from any Loan Party (other than US Loan Parties, UK Loan Parties and Canadian Loan Parties and other than in connection with Banking Services or Swap Obligations), nineteenth, to pay any fees or expense reimbursements then due to the Singapore Revolving Lenders and the UAE Revolving Lenders from the Singapore Borrower and the UAE Borrower (other than in connection with Banking Services or Swap Obligations), twentieth, to pay interest due in respect of the Singapore Protective Advances and the UAE Protective Advances, twenty-first, to pay the principal of the Singapore Protective Advances and the UAE Protective Advances, twenty-second, to pay interest then due and payable on the Singapore Loans (other than the Singapore Protective Advances) and the UAE Loans (other than the UAE Protective Advances) ratably, twenty-third, to prepay principal on the Singapore Loans (other than Singapore Protective Advances) and on the UAE Loans (other than UAE Protective Advances) and unreimbursed LC Disbursements with respect to UAE Letters of Credit and Singapore Letters of Credit, twenty-fourth, to the extent an Event of Default has occurred and is continuing, to pay an amount in cash, in the applicable currency in which such Letters of Credit were issued, to the Singapore Administrative Agent and the UAE Administrative Agent equal to one hundred two percent (102%) of the aggregate amount of all outstanding UAE Letters of Credit and Singapore Letters of Credit to be held as cash collateral from such obligations, twenty-fifth, to the payment of any other UAE Secured Obligations or Singapore Secured Obligations other than in connection with Banking Services and Swap Obligations, and twenty-sixth, to the payment of any amounts owing by the UAE Loan Parties and Singapore Loan Parties in respect of Banking Services and Swap Obligations. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the UK Borrower, or unless an Event of Default is in existence, neither the UK Administrative Agent nor any UK Revolving Lender shall apply any payment which it receives to any Eurocurrency Loan of a Class, except (1) on the expiration date of the Interest Period applicable to any such Eurocurrency Loan or (2) in the event, and only to the extent, that there are no outstanding Eurocurrency Loans of the same Class and, in any event, the UK Borrower shall pay the break funding payment required in accordance with Section 2.16. The UK Administrative Agent and the UK Revolving Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the UK Secured Obligations.

(e) Any proceeds of the UAE Collateral received by the UAE Collateral Agent or the UAE Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the UAE Borrower), or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (ii) after an Event of Default has occurred and is continuing and the UAE Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Agents (other than the US Administrative Agent, the US Collateral Agent, the Canadian Administrative Agent, the Canadian Collateral Agent, the UK Administrative Agent and the UK Collateral Agent) and the Issuing Banks from any Loan Party (other than UK Loan Parties, US Loan Parties and Canadian Loan Parties and other than in connection with Banking Services or Swap Obligations), second, to pay any fees or expense reimbursements then due to the UAE Revolving Lenders from the UAE Borrower (other than in connection with Banking Services or Swap Obligations), third, to pay interest due in respect of the UAE Protective Advances, fourth, to pay the principal of the UAE Protective Advances, fifth, to pay interest then due and payable on the UAE Loans (other than UAE Protective Advances) ratably, sixth, to prepay principal on the UAE Loans (other than UAE Protective Advances) and unreimbursed LC Disbursements with respect to UAE Letters of Credit ratably, seventh, to the extent an Event of Default has occurred and is continuing, to pay an amount in cash, in the applicable currency in which such Letters of Credit were issued, to the UAE Administrative Agent with respect to UAE Letters of Credit equal to one hundred two percent (102%) of the aggregate amount of all outstanding UAE Letters of Credit to be held as cash collateral for such obligations, eighth, to the payment of any other Secured Obligations due to the UAE Administrative Agent, UAE Collateral Agent and any UAE Revolving Lender by the UAE Borrower other than with respect to Banking Services Swap Obligations, ninth, to pay any fees or expense reimbursements then due to the Singapore Revolving Lenders from the Singapore Borrower (other than in connection with Banking Services or Swap Obligations), tenth, to pay interest due in respect of the Singapore Protective Advances, eleventh, to pay the principal of the Singapore Protective Advances, twelfth, to pay interest then due and payable on the Singapore Loans (other than the Singapore Protective Advances) ratably, thirteenth, to prepay principal on the Singapore Loans (other than Singapore Protective Advances) and unreimbursed LC Disbursements with respect to Singapore Letters of Credit ratably, fourteenth, to the extent an Event of Default has occurred and is continuing, to pay an amount in cash, in the applicable currency in which such Letters of Credit were issued, to the Singapore Administrative Agent equal to one hundred two percent (102%) of the aggregate amount of all outstanding Singapore Letters of Credit to be held as cash collateral for such obligations, fifteenth, to the payment of any other Secured Obligations due to the Singapore Administrative Agent, the Singapore Collateral Agent, and any Singapore Revolving Lender by the Singapore Borrower other than with respect to Banking Services Swap Obligations, sixteenth, to the payment of any amounts owing by the UAE Borrower with respect to Banking Services and Swap Obligations, seventeenth, to payment of any amounts owing by the Singapore Borrower with respect to Banking Services and Swap Obligations, eighteenth, to pay any fees, indemnities or expense reimbursements due to the Canadian Administrative Agent, the Canadian Collateral Agent, the UK Administrative Agent and the UK Collateral Agent and the Issuing Banks with respect to Canadian Letters of Credit and UK Letters of Credit from any Loan Party (other than in connection with Banking Services or Swap Obligations), nineteenth, to pay any fees or expense reimbursements then due to the Canadian Revolving Lenders and the UK Revolving Lenders from the Canadian Borrower and the UK Borrower (other than in connection with Banking Services or Swap Obligations), twentieth, to pay interest due in respect of the UK Protective Advances and Canadian Protective Advances, twenty-first, to pay the principal of the UK Protective Advances and the Canadian Protective Advances, twenty-second, to pay interest then due and payable on the UK Loans (other than UK Protective Advances) and the Canadian Loans (other than Canadian Protective Advances) ratably, twenty-third, to prepay principal on the UK Loans (other than UK Protective Advances) and on the Canadian Loans (other than Canadian Protective Advances) and unreimbursed LC Disbursements with respect to UK Letters of Credit and Canadian Letters of Credit, twenty-fourth, to the extent an Event of Default has occurred and is continuing, to pay an amount in cash, in the applicable currency in which such Letters of Credit were issued, an amount to the UK Administrative Agent and the Canadian Administrative Agent equal to one hundred two percent (102%) of the aggregate amount of all outstanding UK Letters of Credit and Canadian Letters of Credit to be held as cash collateral from such obligations, twenty-fifth, to the payment of any other UK Secured Obligations or Canadian Secured Obligations other than in connection with Banking Services and Swap Obligations, and twenty-sixth, to the payment of any amounts owing by the UK Loan Parties and Canadian Loan Parties in respect of Banking Services and Swap Obligations. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the UAE Borrower, or unless an Event of Default is in existence, neither the UAE Administrative Agent nor any UAE Revolving Lender shall apply any payment which it receives to any Eurocurrency Loan of a Class, except (1) on the expiration date of the Interest Period applicable to any such Eurocurrency Loan or (2) in the event, and only to the extent, that there are no outstanding Eurocurrency Loans of the same Class and, in any event, the UAE Borrower shall pay the break funding payment required in accordance with Section 2.16. The UAE Administrative Agent and the UAE Revolving Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the UAE Secured Obligations.

(f) Any proceeds of the Singapore Collateral received by the Singapore Collateral Agent or the Singapore Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Singapore Borrower), or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (ii) after an Event of Default has occurred and is continuing and the Singapore Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Agents (other than the US Administrative Agent, the US Collateral Agent, the Canadian Administrative Agent, the Canadian Collateral Agent, the UK Administrative Agent and the UK Collateral Agent) and the Issuing Bank from any Loan Party (other than UK Loan Parties, US Loan Parties and Canadian Loan Parties and other than in connection with Banking Services or Swap Obligations), second, to pay any fees or expense reimbursements then due to the Singapore Revolving Lenders from the Singapore Borrower (other than in connection with Banking Services or Swap Obligations), third, to pay interest due in respect of the Singapore Protective Advances, fourth, to pay the principal of the Singapore Protective Advances, fifth, to pay interest then due and payable on the Singapore Loans (other than Singapore Protective Advances) ratably, sixth, to prepay principal on the Singapore Loans (other than Singapore Protective Advances) and unreimbursed LC Disbursements with respect to Singapore Letters of Credit ratably, seventh, to the extent an Event of Default has occurred and is continuing, to pay an amount in cash, in the applicable currency in which such Letters of Credit were issued, to the Singapore Administrative Agent with respect to Singapore Letters of Credit equal to one hundred two percent (102%) of the aggregate amount of all outstanding Singapore Letters of Credit to be held as cash collateral for such obligations, eighth, to the payment of any other Secured Obligations due to the Singapore Administrative Agent, Singapore Collateral

Agent and any Singapore Revolving Lender by the Singapore Borrower other than with respect to Banking Services or Swap Obligations, ninth, to pay any fees or expense reimbursements then due to the UAE Revolving Lenders from the UAE Borrower (other than in connection with Banking Services or Swap Obligations), tenth, to pay interest due in respect of the UAE Protective Advances, eleventh, to pay the principal of the UAE Protective Advances, twelfth, to pay interest then due and payable on the UAE Loans (other than the UAE Protective Advances) ratably, thirteenth, to prepay principal on the UAE Loans (other than UAE Protective Advances) and unreimbursed LC Disbursements with respect to UAE Letters of Credit ratably, fourteenth, to the extent an Event of Default has occurred and is continuing, to pay an amount in cash, in the applicable currency in which such Letters of Credit were issued, to the UAE Administrative Agent equal to one hundred two percent (102%) of the aggregate amount of all outstanding UAE Letters of Credit to be held as cash collateral for such obligations, fifteenth, to the payment of any other Secured Obligations due to the UAE Administrative Agent, the UAE Collateral Agent, and any UAE Revolving Lender by the Singapore Borrower other than with respect to Banking Services or Swap Obligations, sixteenth, to the payment of any amounts owing by the Singapore Borrower with respect to Banking Services and Swap Obligations, seventeenth, to payment of any amounts owing by the UAE Borrower with respect to Banking Services and Swap Obligations, eighteenth, to pay any fees, indemnities or expense reimbursements due to the Canadian Administrative Agent, the Canadian Collateral Agent, the UK Administrative Agent and the UK Collateral Agent and the Issuing Banks with respect to Canadian Letters of Credit and UK Letters of Credit from any Canadian Loan Party or UK Loan Party (other than in connection with Banking Services or Swap Obligations), nineteenth, to pay any fees or expense reimbursements then due to the UK Revolving Lenders and the Canadian Revolving Lenders from the UK Borrower and the Canadian Borrower (other than in connection with Banking Services or Swap Obligations), twentieth, to pay interest due in respect of the UK Protective Advances and Canadian Protective Advances, twenty-first, to pay the principal of the UK Protective Advances and the Canadian Protective Advances, twenty-second, to pay interest then due and payable on the UK Loans (other than UK Protective Advances) and the Canadian Loans (other than Singapore Protective Advances) ratably, twenty-third, to prepay principal on the UK Loans (other than UK Protective Advances) and on the Canadian Loans (other than Canadian Protective Advances) and unreimbursed LC Disbursements with respect to UK Letters of Credit and Canadian Letters of Credit, twenty-fourth, to the extent an Event of Default has occurred and is continuing, to pay an amount in cash, in the applicable currency in which such Letters of Credit were issued, an amount to the UK Administrative Agent and the Canadian Administrative Agent equal to one hundred two percent (102%) of the aggregate amount of all outstanding UK Letters of Credit and Canadian Letters of Credit to be held as cash collateral for such obligations, twenty-fifth, to the payment of any other UK Secured Obligations or Canadian Secured Obligations other than in connection with Banking Services and Swap Obligations, and twenty-sixth, to the payment of any amounts owing by the UK Loan Parties and Canadian Loan Parties in respect of Banking Services and Swap Obligations. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Singapore Borrower, or unless an Event of Default is in existence, neither the Singapore Administrative Agent nor any Singapore Revolving Lender shall apply any payment which it receives to any Eurocurrency Loan of a Class, except (1) on the expiration date of the Interest Period applicable to any such Eurocurrency Loan or (2) in the event, and only to the extent, that there are no outstanding Eurocurrency Loans of the same Class and, in any event, the Singapore Borrower shall pay the break funding payment required in accordance with Section 2.16. The Singapore Administrative Agent and the Singapore Revolving Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Singapore Secured Obligations.

(g) At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, without duplication, may be paid from the proceeds of Borrowings of US Revolving Loans made hereunder whether made following a request by the Borrower Representative or any applicable Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the US Borrower maintained with the Administrative Agent. The US Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees owing by the US Borrower as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute US Loans (including Swingline Loans, but such a Borrowing may only constitute a US Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03, Section 2.04 or Section 2.05, as applicable and (ii) the Administrative Agent to charge any deposit account of the US Borrower maintained with the Administrative Agent for each payment of principal, interest and fees owing by the US Borrower as it becomes due hereunder or any other amount due under the Loan Documents.

(h) At the election of the Administrative Agent, all payments of principal, interest, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable by the Canadian Borrower or the UK Borrower, without duplication, under the Loan Documents, may be paid from the proceeds of Borrowings of Canadian Revolving Loans made hereunder whether made following a request by the Canadian Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the Canadian Borrower maintained with the Canadian Administrative Agent. The Canadian Borrower hereby irrevocably authorizes (i) the Canadian Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees owing by the Canadian Borrower or UK Borrower as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Canadian Loans (but such a Borrowing may only constitute a Canadian Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03, Section 2.04 or Section 2.05, as applicable and (ii) the Canadian Administrative Agent to charge any deposit account of the Canadian Borrower maintained with the Canadian Administrative Agent for each payment of principal, interest and fees owing by the Canadian Borrower as it becomes due hereunder or any other amount due under the Loan Documents.

(i) At the election of the Administrative Agent, all payments of principal, interest, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable by the UK Borrower or the Canadian Borrower, without duplication, under the Loan Documents, may be paid from the proceeds of Borrowings of UK Revolving Loans made hereunder whether made following a request by the UK Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the UK Borrower maintained with the UK Administrative Agent. The UK Borrower hereby irrevocably authorizes (i) the UK Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees owing by the UK Borrower as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute UK Loans (but such a Borrowing may only constitute a UK Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03, Section 2.04 or Section 2.05, as applicable and (ii) the UK Administrative Agent to charge any deposit account of the UK Borrower maintained with the UK Administrative Agent for each payment of principal, interest and fees owing by the UK Borrower as it becomes due hereunder or any other amount due under the Loan Documents.

(j) At the election of the Singapore Administrative Agent, all payments of principal, interest, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable by the Singapore Borrower or the UAE Borrower, without duplication, under the Loan Documents, may be paid from the proceeds of Borrowings of Singapore Revolving Loans made hereunder whether made following a request by the Singapore Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the Singapore Borrower maintained with the Singapore Administrative Agent. The Singapore Borrower hereby irrevocably authorizes (i) the Singapore Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees owing by the Singapore Borrower as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Singapore Loans (but such a Borrowing may only constitute a Singapore Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03 or Section 2.04, as applicable and (ii) the Singapore Administrative Agent to charge any deposit account of the Singapore Borrower maintained with the Singapore Administrative Agent for each payment of principal, interest and fees owing by the Singapore Borrower as it becomes due hereunder or any other amount due under the Loan Documents.

(k) At the election of the UAE Administrative Agent, all payments of principal, interest, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable by the UAE Borrower or the Singapore Borrower, without duplication, under the Loan Documents, may be paid from the proceeds of Borrowings of UAE Revolving Loans made hereunder whether made following a request by the UAE Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the UAE Borrower maintained with the UAE Administrative Agent. The UAE Borrower hereby irrevocably authorizes (i) the UAE Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees owing by the UAE Borrower as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute UAE Loans (but such a Borrowing may only constitute a UAE Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03 or Section 2.04, as applicable and (ii) the UAE Administrative Agent to charge any deposit account of the UAE Borrower maintained with the UAE Administrative Agent for each payment of principal, interest and fees owing by the UAE Borrower as it becomes due hereunder or any other amount due under the Loan Documents.

(l) If any US Revolving Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Revolving Lender receiving payment of a greater proportion of the aggregate amount of its US Loans and participations in LC Disbursements with respect to US Letters of Credit and accrued interest thereon than the proportion received by any other US Revolving Lender, then the US Revolving Lender receiving such greater proportion shall purchase (for cash at face value) participations in the US Loans and participations in LC Disbursements with respect to US Letters of Credit of other US Revolving Lenders to the extent necessary so that the benefit of all such payments shall be shared by the US Revolving Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective US Loans and participations in LC Disbursements with respect to US Letters of Credit; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the US Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a US Revolving Lender as consideration for the assignment of or sale of a participation in any of its US Loans or participations in LC Disbursements with respect to US Letters of Credit to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate of the Borrowers (as to which the provisions of this paragraph shall apply). The US Borrower and each other US Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any US Revolving Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party’s rights of set-off and counterclaim with respect to such participation as fully as if such US Revolving Lender were a direct creditor of such Loan Party in the amount of such participation.

(m) If any Canadian Revolving Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Canadian Loans resulting in such Canadian Revolving Lender receiving payment of a greater proportion of the aggregate amount of its Canadian Loans and participations in LC Disbursements with respect to Canadian Letters of Credit and accrued interest thereon than the proportion received by any other Canadian Revolving Lender, then the Canadian Revolving Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Canadian Loans and participations in LC Disbursements with respect to Canadian Letters of Credit of other Canadian Revolving Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Canadian Revolving Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Canadian Loans and participations in LC Disbursements with respect to Canadian Letters of Credit; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Canadian Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Canadian Revolving Lender as consideration for the assignment of or sale of a participation in any of its Canadian Loans and participations in LC Disbursements with respect to Canadian Letters of Credit to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate of the Borrowers (as to which the provisions of this paragraph shall apply). The Canadian Borrower and each other Canadian Loan Party consents to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Canadian Revolving Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Loan Party’s rights of set-off and counterclaim with respect to such participation as fully as if such Canadian Revolving Lender were a direct creditor of such Loan Party in the amount of such participation.

(n) If any UK Revolving Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its UK Loans resulting in such UK Revolving Lender receiving payment of a greater proportion of the aggregate amount of its UK Loans and participations in LC Disbursements with respect to Canadian Letters of Credit and accrued interest thereon than the proportion received by any other UK Revolving Lender, then the UK Revolving Lender receiving such greater proportion shall purchase (for cash at face value) participations in the UK Loans and participations in LC Disbursements with respect to UK Letters of Credit of other UK Revolving Lenders to the extent necessary so that the benefit of all such payments shall be shared by the UK Revolving Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective UK Loans and participations in LC Disbursements with respect to UK Letters of Credit; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the UK Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a UK Revolving Lender as consideration for the assignment of or sale of a participation in any of its UK Loans and participations in LC Disbursements with respect to UK Letters of Credit to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate of the Borrowers (as to which the provisions of this paragraph shall apply). The UK Borrower and each UK Loan Party consents to the foregoing and agree, to the extent they may effectively do so under applicable law, that any UK Revolving Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party’s rights of set-off and counterclaim with respect to such participation as fully as if such UK Revolving Lender were a direct creditor of such Loan Party in the amount of such participation.

(o) If any UAE Revolving Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its UAE Loans resulting in such UAE Revolving Lender receiving payment of a greater proportion of the aggregate amount of its UAE Loans and participations in LC Disbursements with respect to UAE Letters of Credit and accrued interest thereon than the proportion received by any other UAE Revolving Lender, then the UAE Revolving Lender receiving such greater proportion shall purchase (for cash at face value) participations in the UAE Loans and participations in LC

Disbursements with respect to UAE Letters of Credit of other UAE Revolving Lenders to the extent necessary so that the benefit of all such payments shall be shared by the UAE Revolving Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective UAE Loans and participations in LC Disbursements with respect to UAE Letters of Credit; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the UAE Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a UAE Revolving Lender as consideration for the assignment of or sale of a participation in any of its UAE Loans and participations in LC Disbursements with respect to UAE Letters of Credit to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate of the Borrowers (as to which the provisions of this paragraph shall apply). The UAE Borrower and each UAE Loan Party consents to the foregoing and agree, to the extent they may effectively do so under applicable law, that any UAE Revolving Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party’s rights of set-off and counterclaim with respect to such participation as fully as if such UAE Revolving Lender were a direct creditor of such Loan Party in the amount of such participation.

(p) If any Singapore Revolving Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Singapore Loans resulting in such Singapore Revolving Lender receiving payment of a greater proportion of the aggregate amount of its Singapore Loans and participations in LC Disbursements with respect to Singapore Letters of Credit and accrued interest thereon than the proportion received by any other Singapore Revolving Lender, then the Singapore Revolving Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Singapore Loans and participations in LC Disbursements with respect to Singapore Letters of Credit of other Singapore Revolving Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Singapore Revolving Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Singapore Loans and participations in LC Disbursements with respect to Singapore Letters of Credit; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Singapore Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Singapore Revolving Lender as consideration for the assignment of or sale of a participation in any of its Singapore Loans and participations in LC Disbursements with respect to Singapore Letters of Credit to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate of the Borrowers (as to which the provisions of this paragraph shall apply). The Singapore Borrower and each Singapore Loan Party consents to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Singapore Revolving Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party’s rights of set-off and counterclaim with respect to such participation as fully as if such Singapore Revolving Lender were a direct creditor of such Loan Party in the amount of such participation.

(q) Unless the Applicable Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to such Agent for the account of the Lenders or the Issuing Bank hereunder that the applicable Borrower will not make such payment, such Agent may assume that the applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to such Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to such Agent at the greater of the Federal Funds Effective Rate and a rate determined by such Agent in accordance with banking industry rules on interbank compensation.

(r) If any Lender shall fail to make any payment required to be made by it hereunder, then the Agents may, in their discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by such Agents for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid.

Section 2.19 Mitigation Obligations; Replacement of Lenders. If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then:

(a) such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (and the Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment);

(b) the Borrowers may, at their sole expense and effort, require such Lender or any Lender that defaults in its obligation to fund Loans hereunder (herein, a “Departing Lender”), upon notice to the Applicable Agent (with a copy to Administrative Agent if the Administrative Agent is not the Applicable Agent) to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Applicable Agent and the Administrative Agent if the Administrative Agent is not the Applicable Agent (and the applicable Issuing Bank), which consent shall not unreasonably be withheld, (ii) the Departing Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Departing Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. In the event any Departing Lender is a US Revolving Lender, a UK Revolving Lender or a Canadian Revolving Lender, any Related Affiliate of such Lender which holds interests, rights and obligations under this Agreement (other than in respect of UAE Revolving Commitments, UAE Loans, Singapore Revolving Commitments or Singapore Loans), will be required to assign and delegate all such interests, rights and obligations to the same assignee or a Related Affiliate of such assignee as provided in Section 9.04.

Section 2.20 Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, any Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by such Agent or such Lender. The provisions of this Section 2.20 shall be and remain effective notwithstanding any contrary action which may have been taken by any Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.20 shall survive the termination of this Agreement.

Section 2.21 Additional Reserve Costs. (a) If and so long as any Lender is required by the Bank of England or any other monetary or other authority of the United Kingdom to make special deposits, to maintain reserve asset ratios or to pay fees, in each case in respect of such Lender’s Eurocurrency Loans, such Lender may require the Borrower in respect of such Loans to pay, contemporaneously with each payment of interest on each of such Loans, additional interest on such Loan at a rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formula and in the manner set forth in Schedule 2.21.

(b) If and so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in the Statutory Reserve Rate or the Mandatory Costs Rate) in respect of any of such Lender’s Eurocurrency Loans, such Lender may require the Borrower in respect of such Loans to pay, contemporaneously with each payment of interest on each of such Lender’s Eurocurrency Loans subject to such requirements, additional interest on such Loan at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loan.

(c) Any additional interest owed pursuant to paragraph (a) or (b) above shall be determined by the relevant Lender consistent with customary banking practices, which determination shall be conclusive absent manifest error, and notified to the applicable Borrower (with a copy to the Applicable Agent (and the Administrative Agent if the Administrative Agent is not the Applicable Agent)) at least five Business Days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to such Borrower by such Lender shall be payable to the Applicable Agent for the account of such Lender on each date on which interest is payable for such Loan.

Section 2.22 Increase of Commitments. (a) If no Default or Event of Default shall have occurred and be continuing and no event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since the Effective Date, the Borrowers may at any time from time to time prior to the Maturity Date request one or more increases of the US Revolving Commitments, Canadian Revolving Commitments or the UK Revolving Commitments by notice to the Administrative Agent in writing of the amount of such proposed increase (each such notice, a “Commitment Increase Notice”); provided, however, that, (i) none of the US Revolving Commitment, the Canadian Revolving Commitment or the UK Revolving Commitment of any Revolving Lender may be increased without such Revolving Lender’s consent, (ii) the aggregate amount of the Commitments as so increased shall not exceed $175,000,000, (iii) any increase in either the Canadian Revolving Commitment or the UK Revolving Commitment, each as herein provided, shall require a corresponding dollar per dollar increase in the US Revolving Commitment (such corresponding increase shall not be deemed to be an additional increase), (iv) the Commitments may not be increased without the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) (v) that portion of the Revolving Commitments representing an increase in the Revolving Commitments made pursuant to this Section 2.22 shall only be available for the issuance of Letters of Credit hereunder (for purposes of determining compliance with this clause (v) Letters of Credit shall be deemed to be the last credit extended under a Revolving Commitment - it being intended that no Borrower shall be in violation of this clause (v) unless the principal amount of Revolving Loans and Protective Advances outstanding to such Borrower exceed the amount of the aggregate Revolving Commitments to such Borrower before giving effect to such increase), and (vi) the aggregate amount of such increases during the term of this Agreement shall not exceed $25,000,000.

(b) The Borrowers may, in their sole discretion, but with the consent of the Administrative Agent as to any Person that is not at such time a Revolving Lender (which consent shall not be unreasonably withheld or delayed), offer to any existing Revolving Lender or to one or more additional banks or financial institutions the opportunity to participate in all or a portion of the increased US Revolving Commitments, the Canadian Revolving Commitments, or UK Revolving Commitments, by notifying the Administrative Agent; provided, that the aggregate amount of the Revolving Commitments of any New Lender (including the Revolving Commitments of its Related Affiliates) shall be at least $10,000,000; provided, further that after giving effect to any increase in the commitments pursuant to this Section 2.22, all Revolving Lenders, including any new Revolving Lender (together with its Related Affiliates) shall have pro rata Revolving Commitments with respect to the US Revolving Commitments, Canadian Revolving Commitments and UK Revolving Commitments. Promptly and in any event within five (5) Business Days after receipt of notice from the Borrowers of their desire to offer such commitments to certain existing Revolving Lenders or to the additional banks or financial institutions identified therein, the Administrative Agent shall notify such proposed lenders of the opportunity to participate in all or a portion of the increased US Revolving Commitments Canadian Revolving Commitments, or UK Revolving Commitments.

(c) Any existing Revolving Lender that accepts the Borrowers’ offer to increase its US Revolving Commitments, Canadian Revolving Commitments or UK Revolving Commitments shall execute a Commitment Increase Agreement with the Borrowers and Administrative Agents, whereupon such Revolving Lender shall be bound by, and entitled to the benefits of, this Agreement with respect the full amount of its US Revolving Commitment, Canadian Revolving Commitment or UK Revolving Commitment, as applicable, as so increased.

(d) Any additional bank or financial institution which is not an existing Revolving Lender and which accepts the Borrowers’ offer to participate in the increased US Revolving Commitments, Canadian Revolving Commitments, or UK Revolving Commitments shall execute and deliver to the Agents and the Borrowers a New Lender Agreement setting forth its US Revolving Commitment, Canadian Revolving Commitment or UK Revolving Commitment (subject to the limitations on the amounts thereof set forth herein), and upon the effectiveness of such New Lender Agreement such bank or financial institution (a “New Lender”) shall become a US Revolving Lender, Canadian Revolving Lender or UK Revolving Lender as applicable, for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and the signature pages hereof shall be deemed to be amended to add the name of such New Lender.

(e) Upon any increase in the US Revolving Commitments, Canadian Revolving Commitments or UK Revolving Commitments pursuant to this Section 2.22, the Commitment Schedule shall be deemed amended to reflect the US Revolving Commitment, Canadian Revolving Commitment or UK Revolving Commitment of each Revolving Lender (including any New Lender) as thereby increased.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Lenders that:

Section 3.01 Organization; Powers. Each of the Loan Parties and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02 Authorization; Enforceability. The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any

Governmental Authority, except such as have been obtained or made and are in full force and effect and except for (i) filings necessary to perfect Liens created pursuant to the Loan Documents, (ii) approvals necessary to perfect Liens on any Property of Edgen Murray FZE which constitutes Collateral, provided that such approvals are obtained on or prior to sixty (60) days after appointment of a UAE Collateral Agent pursuant to a UAE Joinder Agreement (and, to the extent any updates are required with respect to the Collateral Agreements with respect to UAE Collateral acquired thereafter, within sixty (60) days after such UAE Collateral is acquired) and (iii) approvals necessary to perfect Liens on any Property of Edgen Murray Pte. Ltd. which constitutes Collateral, provided that such approvals are obtained upon (or prior to) completion of the Singapore Whitewash Procedures in accordance with Section 5.16, (b) will not violate any Requirement of Law applicable to any Loan Party or any of its Subsidiaries, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries, except Liens created pursuant to the Loan Documents (except with respect to any violation set forth in clauses (b) (other than as it relates to any Certificate of Incorporation and Bylaws or other organizational documents or such Person) and (c) which would not reasonably be expected to have a Material Adverse Effect).

Section 3.04 Financial Condition; No Material Adverse Change.

(a) Current Financials. The Current Financials were prepared in accordance with GAAP as in effect on the date such Current Financials are delivered (subject, in the case of interim financial statements, to the absence of footnotes and year-end audit adjustments which will not, individually or in the aggregate, be material) and fairly present in all material respects the consolidated and consolidating financial condition and results of operations of Holdings and its consolidated Subsidiaries, as of the dates and for the periods reflected therein.

(b) Historical Financials. The Loan Parties have heretofore furnished to the Lenders (i) the consolidated balance sheet and statements of income, partners equity and cash flows for Edgen/Murray, L.P. as of and for the fiscal year ended December 31, 2006, reported on by Deloitte & Touche LLP, independent public accountants, (ii) the unaudited consolidated balance sheet and statements of operations, stockholders equity and cash flows for the US Borrower as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2007, (iii) the unaudited consolidated balance sheet and statements of operations, stockholders equity and cash flows for the UK Borrower as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2007 and (iv) the combined balance sheet and statements of operations, stockholders equity and cash flows for Petro Steel International, L.P. and Petro Steel International, LLC as of and for the fiscal year ended December 31, 2006, reported on by Gocial Gerstein, LLC, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and consolidated results of operations and cash flows of Edgen Murray, L.P., the US Borrower or the UK Borrower and their respective Subsidiaries and the combined financial position and results of operations of Petro Steel International, L.P. and Petro Steel International, LLC, each as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in each clause (ii) and (iii) above.

(c) Absence of Contingent Liabilities. No Loan Party has any outstanding Indebtedness in excess of $1,000,000 (in the aggregate) or other material liability (including, without limitation, contingent liabilities) or unusual, forward or long term commitments other than (i) as of the Effective Date and until the first quarterly financial statements are delivered pursuant to Section 5.01(b), those disclosed in Pro Forma Balance Sheets, and thereafter, those disclosed in the Current Financials, or the notes thereto, (ii) those expressly described in this Agreement (including in the Schedules hereto and specifically including those arising under the Petro Acquisition Purchase Agreement) and (iii) those entered into or incurred in compliance with the terms of this Agreement.

(d) Projections. The projections delivered to the Administrative Agent and the Lenders pursuant to Section 4.01(b) and Section 5.01(e) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by the Borrowers to be reasonable at the time made and which the Borrowers continue to believe are reasonable on the date hereof.

(e) The Borrowers have delivered to the Administrative Agent and the Lenders pro forma opening consolidated balance sheets of Holdings and its consolidated Subsidiaries, the US Borrower and its consolidated Subsidiaries and the UK Borrower and its consolidated Subsidiaries, in each case, prepared as of December 31, 2006, but giving pro forma effect to the Recapitalization Transactions, the borrowing of the Term Loans (and application of proceeds thereof), the Borrowings to be made on the Closing Date pursuant to this Agreement and the Petro Acquisition as if such transactions had been completed as of such date (collectively, the “Pro Forma Balance Sheet”). Such Pro Forma Balance Sheet fairly presents the consolidated and consolidating financial position of Holdings and its Subsidiaries as of December 31, 2006 as if each of such transaction had been completed as of such date.

(f) No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2006.

Section 3.05 Properties. (a) As of the date of this Agreement, Schedule 3.05 sets forth the address of each parcel of real property that is owned or leased by each Loan Party. As of the date hereof, each of such leases and subleases is valid and enforceable against the applicable Loan Party in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and is in full force and effect, and to such Loan Party’s knowledge, no default by any party to any such lease or sublease exists. Each of the Loan Parties and its Subsidiaries has good and indefeasible title to, or valid leasehold interests in, or local law equivalent thereof, all its real and tangible personal property owned or leased by it and material to its business, free of all Liens other than those permitted by Section 6.02.

(b) Each Loan Party and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property used in the conduct of its business as currently conducted, a correct and complete list of which, as of the date of this Agreement, is set forth on Schedule 3.05, and, to the knowledge of such Loan Parties, the use thereof by the Loan Parties and its Subsidiaries does not infringe in any material respect upon the rights of any other Person, and the Loan Parties’ rights thereto are not subject to any licensing agreement or similar arrangement.

Section 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting the Loan Parties or any of their Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect (i) no Loan Party nor any of its Subsidiaries has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) no Loan Party nor any of its Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or has become subject to any Environmental Liability.

Section 3.07 Compliance with Laws and Agreements. Each Loan Party and its Subsidiaries is in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.08 Investment Company Status. No Loan Party nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09 Taxes. Each Loan Party and its Subsidiaries has timely filed or caused to be filed all federal, state and provincial Tax returns and all other material Tax returns required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves. As of the date hereof, no tax liens have been filed and no claims are being asserted with respect to any such taxes.

Section 3.10 Employee Benefits. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,000,000 the fair market value of the assets of all such underfunded Plans.

(b) Except as could not reasonably be expected to have a Material Adverse Effect, each Canadian Loan Party has complied in with all applicable laws regarding each Canadian Pension Plan (including, where applicable, the Employment Pension Plans Act (Alberta) and the Income Tax Act (Canada) and the terms and conditions of each Canadian Pension Plan). There exists no material outstanding liability of any Canadian Loan Party with respect to any Canadian Pension Plan that has been terminated. Each Canadian Pension Plan relating to a Canadian Loan Party has been funded in accordance with its terms and regulatory requirements as outlined by the Employment Pension Plans Act (Alberta), administrative requirements of the Superintendent of Pensions in Alberta and the most recent actuarial report filed with the Superintendent of Pensions of Alberta in respect of such Canadian Pension Plan, as and to the extent applicable, except to the extent any failure to do so could not reasonably be expected to have a Material Adverse Effect. No Canadian Loan Party sponsors, maintains or contributes to, or has at any time sponsored, maintained or contributed to any “specified multi-employer plan” (as defined in the Employment Pension Plans Act (Alberta)).

(c) Other than the UK Borrower, no UK Loan Party nor any of its Subsidiaries has at any time been an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993), and no UK Loan Party nor any of its Subsidiaries is or has at any time been “connected” with or an “associate” of (as those terms are used in Sections 39 and 43 of the Pensions Act 2004) such an employer.

Section 3.11 Disclosure. Each Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished in writing by or on behalf of the any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers’ representation is limited solely to the matters set forth in Section 3.04(d).

Section 3.12 Material Agreements. All Material Agreements to which any Loan Party is a party or is bound as of the date of this Agreement are listed on Schedule 3.12. No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (a) any Material Agreement to which it is a party, (b) any agreement or instrument evidencing or governing Material Indebtedness, or (c) any agreement or instrument governing other Indebtedness to the extent such default could have a Material Adverse Effect.

Section 3.13 Solvency. (a) Immediately after the consummation of the Transactions to occur on the Effective Date, (i) the fair value of the assets of each Loan Party, at a fair saleable valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date.

(b) No Loan Party intends to, or will permit any of its Subsidiaries to, and no Loan Party believes that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

(c) In relation to any Loan Party incorporated in the UK, it is not insolvent or unable to pay its debts (including subordinated and contingent debts), nor could it be deemed by a court to be unable to pay its debts within the meaning of Section 123(1)(e) or 123(2) of the Insolvency Act 1986 (provided that, for purposes of Section 123(1)(a) of the Insolvency Act of 1986 of England and Wales, the figure £750 shall be deemed to be £250,000) nor will it become so in consequence of entering into any of the Transactions and/or performing any of the Transactions contemplated by the Loan Documents or the Collateral Documents.

Section 3.14 Insurance. Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and the Subsidiaries as of the Effective Date. As of the Effective Date, all premiums due in respect of such insurance have been paid in accordance with their terms. The Borrowers believe that the insurance maintained by or on behalf of the Borrowers and their Subsidiaries is adequate.

Section 3.15 Capitalization and Subsidiaries. As of the date hereof, Schedule 3.15A sets forth (a) a correct and complete list of the name and relationship to Holdings of each and all of Holdings’ Subsidiaries, (b) a true and complete listing of each class of Holdings’ authorized Equity Interests, of which all of such issued partnership interests are validly issued, outstanding and owned beneficially and of record by the Persons identified on Schedule 3.15, and (c) the type of entity of Holdings and each of its Subsidiaries. All of the issued and outstanding Equity Interests owned by any Loan Party has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non-assessable. A copy of the complete organizational structure chart (1) prior to the closing of the Recapitalization Transactions is attached as Schedule 3.15B, and (2) as of the Effective Date and after giving effect to the closure of the Recapitalization Transactions, is attached as Schedule 3.15C.

Section 3.16 Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the

Applicable Agent for the benefit of the Agents, the Lenders and the Other Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations (in the case of Collateral owned by the US Loan Parties) or the Canadian Secured Obligations, the UAE Secured Obligations, the Singapore Secured Obligations and the UK Secured Obligations (in the case of Collateral owned by Loan Parties who are not US Loan Parties), enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Encumbrances, to the extent any such Permitted Encumbrances would have priority over the Liens in favor of the Applicable Agent pursuant to any applicable law or agreement and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Applicable Agent has not obtained or do not maintain possession of such Collateral and (c) subject to the Requirements of Law including any financial assistance requirements in the applicable jurisdictions.

Section 3.17 Employment Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Subsidiary pending or, to the knowledge of the Borrowers, threatened (other than immaterial employee grievances arising in the ordinary course of business) with respect to individual employees. The hours worked by and payments made to employees of the Loan Parties and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters that could reasonably be expected to have a Material Adverse Effect. All payments due from any Loan Party or any Subsidiary, or for which any claim may be made against any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have, in all material respects, been paid or accrued as a liability on the books of the Loan Party or such Subsidiary.

Section 3.18 Affiliate Transactions. Except as set forth on Schedule 3.18, as of the date of this Agreement, there are no existing or proposed agreements, arrangements, understandings, or transactions between any Loan Party and any of its Affiliates (other than those which are permitted pursuant to Section 6.09).

Section 3.19 Common Enterprise. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (a) successful operations of each of the other Loan Parties and (b) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

Section 3.20 Federal Reserve Regulations. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation U or X. The pledge of the Collateral pursuant to the Loan Documents does not violate such regulations.

Section 3.21 Financial Assistance. Neither the execution, delivery and the performance of any of the Loan Documents nor the incurrence of any obligations or liabilities thereunder by (a) the UK Loan Parties constitutes or will constitute unlawful financial assistance for purposes of Sections 151 to 158 (inclusive) of the Companies Act, or (b) the Singapore Loan Parties constitutes or will constitute unlawful financial assistance for purposes of Section 76, Chapter 50 of the of the Companies Act of Singapore or any equivalent and applicable provisions under the laws of any applicable jurisdiction.

Section 3.22 Petro Acquisition Documents. The Petro Acquisition Documents listed on Schedule 3.22 attached hereto constitute all of the material agreements, instruments and undertakings to which Holdings, the US Borrower, the EMCayman or any of their respective Subsidiaries is bound or by which such Person or any of its Property is bound or affected relating to, or arising out of, the Petro Acquisition. None of such Petro Acquisition Documents have been amended, supplemented or otherwise modified, and all such material agreements, instruments and undertakings are in full force and effect as of the date hereof. As of the date hereof, no party to any of such Petro Acquisition Documents is in default thereunder and no party thereto, or any other Person, has the right to terminate any such material agreements, instruments and undertakings.

Section 3.23 Recapitalization Documents. The Recapitalization Documents listed on Schedule 3.23 attached hereto constitute all of the material agreements, instruments and undertakings to which any of the Loan Parties is bound or by which any such Person or any of its Property is bound or affected relating to, or arising out of, the Recapitalization Transactions (including, without limitation, any agreements, instruments or undertakings assumed pursuant to the Recapitalization Agreement). None of such Recapitalization Documents have been amended, supplemented or otherwise modified, and all such material agreements, instruments and undertakings are in full force and effect as of the date hereof. As of the date hereof, no party to any of such Recapitalization Documents is currently in default thereunder and no party thereto, or any other Person, has the right to terminate any such material agreements, instruments and undertakings.

ARTICLE IV

CONDITIONS

Section 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit (exclusive of the Existing Letters of Credit) hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to the order of each such requesting Lender and a written opinion of the Loan Parties’ or the Applicable Agent’s counsel, addressed to each Agent, the Issuing Bank and the Lenders, in the case of the Loan Parties’ counsel, in substantially the form of Exhibit B; provided, that the UK Security Agreement, the Singapore Security Agreement and the UAE Security Agreement and the other documents required to be delivered pursuant to Section 5.15(b), Section 5.15(c) (with respect to the UK Borrower), Section 5.16(b) and Section 5.16(c) (with respect to the Singapore Borrower) and Section 5.17(b) (with respect to the UAE Borrower) will be delivered at the times specified in such Sections.

(b) Financial Statements and Projections. The Lenders shall have received (i) (A) audited consolidated financial statements of Edgen/Murray, L.P. for the fiscal year ended December 31, 2006, (B) unaudited interim consolidated financial statements of the US Borrower as of and for the fiscal quarter and portion of fiscal year ended March 31, 2007, (C) unaudited interim consolidated financial statements of the UK Borrower as of and for the fiscal quarter and portion of fiscal year ended March 31, 2007 and (D) the combined balance sheet and statements of income and stockholders equity for the Petro Steel International, L.P. and Petro Steel International, LLC as of and for the fiscal year ended December 31, 2006, reported on by Gocial Gerstein, LLC, independent public accountants, and in respect of each of clauses (A) through (D) above, such financial statements shall not, in the reasonable judgment of the Administrative Agent, reflect any material adverse change in the consolidated (or combined, if applicable) financial condition of the aforementioned parties, as reflected in the financial statements or projections contained in the Information Memorandum, (ii) the Pro Forma Balance Sheet, and (iii) satisfactory projections of the Borrowers’ future financial condition and results of operations prepared on (x) a quarterly basis through December 31, 2008, and (y) on an annual basis for the calendar years 2009 through 2012.

(c) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary, Assistant Secretary or other appropriate officer, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization or equivalent constitutional documents of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party where relevant and a true and correct copy of its by laws or operating, management or partnership agreement, and (ii) a long form good standing certificate or equivalent certification for each Loan Party from its jurisdiction of organization.

(d) No Default Certificate. The Administrative Agent shall have received a certificate, signed by the chief financial officer of the Borrower Representative, on the initial Borrowing date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in Article III are true and correct as of such date, and (iii) certifying any other factual matters as may be reasonably requested by the Administrative Agent.

(e) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower Representative to the Administrative Agent on or before the Effective Date.

(f) Lien Searches. The Administrative Agent shall have received the results of a recent lien search or equivalent search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no Liens on any of the assets of the Loan Parties except for liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation (including required filings) satisfactory to the Administrative Agent.

(g) Pay-Off Letter; Acknowledgement of Trustee. The Administrative Agent shall have received satisfactory pay-off letters or acknowledgments for all existing Indebtedness (other than the Indebtedness permitted under Section 6.01) to be repaid from the proceeds of the Term Loans and the initial Borrowing, confirming that (i) all commitments of each lender providing such Indebtedness and all Liens upon any of the Property of the Loan Parties constituting Collateral will be terminated concurrently and discharged in full with such payment and all letters of credit issued or guaranteed as part of such Indebtedness shall have been cash collateralized or supported by a Letter of Credit or (ii) such Indebtedness has been released, discharged or repaid in full and all Liens will be terminated which exist in favor of such holders upon the Property of the Loan Parties.

(h) Funding Accounts. The Administrative Agent shall have received a notice setting forth the deposit account(s) of the Borrowers (the “Funding Accounts”) to which the Applicable Agents are authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

(i) Customer List. The Administrative Agent shall have received a true and complete Customer List.

(j) Collateral Access and Control Agreements. The Applicable Agent shall have received each (i) Collateral Access Agreement to be provided pursuant to the Security Agreements (to the extent the same may be obtained after the use of commercially reasonable efforts), (ii) Deposit Account Control Agreement (as defined in the applicable Security Agreements) required to be provided pursuant to the Security Agreements or other appropriate documents to establish and perfect a security interest over deposit accounts or as required by the Applicable Agent and (iii) notice required to be sent and each other document required to be executed under the Security Agreements.

(k) Solvency. The Administrative Agent shall have received a solvency certificate from a Financial Officer of the Borrower Representative certifying to and documenting the solvency of the Borrowers and their Subsidiaries after giving effect to the Recapitalization Transactions, the Petro Acquisition and the Transactions.

(l) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate for each Borrower (together with all supporting documentation and supplemental reporting materials as the Administrative Agent may reasonably request) which calculates each Borrowing Base as of the end of any Business Day during the two week period immediately preceding the Effective Date.

(m) Closing Availability. After giving effect to all Borrowings to be made on the Effective Date and the issuance of any Letters of Credit on the Effective Date and payment of all fees and expenses due hereunder, and with all of the Loan Parties’ indebtedness, liabilities, and obligations current, the Aggregate Availability shall not be less than $25,000,000 determined on a pro forma basis after giving effect to the Recapitalization Transactions and the Petro Acquisition and assuming (i) all accounts payable of the Borrowers and their subsidiaries have been paid in the ordinary course of business consistent with past business practice, (ii) no Property of the UK Borrower or the Eligible UK Subsidiaries are included in the calculation of Aggregate Availability, and (iii) the advance rate on Eligible Inventory is 65% under each of the borrowing base definitions herein.

(n) Filings, Registrations and Recordings. Each document (including any UCC financing statement and any other registration document) required by the Collateral Documents or under law or reasonably requested by any Agent to be filed, registered or recorded in order to create in favor of each such Agent, for the benefit of the Lenders, the Agents and the Other Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.

(o) Insurance. The Administrative Agent shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 5.09 and Section 4.12 of the Security Agreement.

(p) Letter of Credit Application. The Administrative Agent shall have received a properly completed letter of credit application if the issuance of a Letter of Credit will be required on the Effective Date. The Borrowers shall have executed the Issuing Bank’s master agreement for the issuance of commercial and standby Letters of Credit.

(q) Approvals. All governmental and third party approvals necessary in connection with the Recapitalization Transactions, the Petro Acquisition, the Transactions contemplated hereby and the continuing operations of the Borrowers and their Subsidiaries (including equity interest holder approvals, if any) shall have been obtained on terms satisfactory to the Administrative Agent and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Recapitalization Transactions, the Petro Acquisition, any of the Transactions contemplated hereby.

(r) Inventory Appraisals. The Administrative Agent shall have received and the Administrative Agent shall be satisfied with inventory appraisals of certain assets to be specified by the Administrative Agent from appraisers satisfactory to the Administrative Agent; provided, that, if such appraisals have been commenced but not completed prior to the Effective Date, the advance rates for inventory shall be reduced to 50% (as set forth in the definitions of each of the Canadian Borrowing Base, the UK Borrowing Base, the UAE Borrowing Base, the Singapore Borrowing Base and the US Borrowing Base) until such time as the Administrative Agent shall have received such appraisals, in form and substance satisfactory to it.

(s) Field Exams. The Administrative Agent or its designee shall have conducted a satisfactory field examination of the accounts receivable, inventory and related working capital matters and financial information of the Borrowers and EM LLC (its Property being that which is acquired as part of the Petro Acquisition) and of the related data processing and other systems.

(t) Capital Structure. The corporate structure, capital structure, other debt instruments, and governing and constitutional documents of the Borrowers and their Subsidiaries, shall be satisfactory to the Administrative Agent.

(u) Legal and Regulatory Matters. All legal (including tax implications) and regulatory matters shall be satisfactory to the Administrative Agent, including but not limited to compliance with all applicable requirements of Regulations U, T and X of the Board of Governors of the Federal Reserve System.

(v) Recapitalization Transactions; Petro Acquisition. The Recapitalization Transactions and the Petro Acquisition shall have been completed or shall be completed concurrently on the terms and conditions set forth in the Recapitalization Agreement and the Petro Acquisition Purchase Agreement, respectively.

(w) Absence of Injunction. Absence of injunction or temporary restraining order which, in the judgment of the Administrative Agent would prohibit the making of the loans or the consummation of the Recapitalization Transactions.

(x) Other Documents. The Administrative Agent shall have received such other documents as any Agent, the Issuing Bank, any Lender or their respective counsel may have reasonably requested.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 2:00 p.m., Chicago time, on June 30, 2007 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Section 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects on and as of the date of such

Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (except to the extent such representation or warranty relates explicitly to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects as of such earlier date).

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) After giving effect to any Borrowing or the issuance of any Letter of Credit, (i) US Availability is not less than zero, (ii) Canadian Availability is not less than zero, (iii) UAE Availability is not less than zero, (iv) Singapore Availability is not less than zero and (v) UK Availability is not less than zero.

(d) In the case of UK Revolving Loans, the UK Whitewash Procedures and each requirement of Section 5.15 shall have been satisfied.

(e) In the case of Singapore Revolving Loans, the Singapore Whitewash Procedures and each requirement of Section 5.16 shall have been satisfied.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated or been cash collateralized and all LC Disbursements shall have been reimbursed, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the Loan Parties, with the Lenders that:

Section 5.01 Financial Statements; Borrowing Base and Other Information. The Borrowers will furnish to the Administrative Agent, and in the case of documents and information required to be delivered by the UAE Borrower and the Singapore Borrower, also to the UAE Administrative Agent and the Singapore Administrative Agent, as applicable:

(a) within 90 days after the end of each fiscal year of Holdings, its audited consolidated balance sheet and related statements of operations, partners’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing and acceptable to the Required Lenders (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants;

(b) within 45 days after the end of each of the first three fiscal quarters of Holdings (in the case of the fiscal year ending December 31, 2007) and each fiscal quarter for the fiscal year ending December 31, 2008 and each fiscal year of Holdings thereafter), commencing with the fiscal quarter ended June 30, 2007 (and as to which such financial statements may be delivered not later than 60 days after the end of such quarterly period), its consolidated and consolidating balance sheet and related statements of operations, partners’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year (compared to the financial statements of Edgen/Murray L.P. and its comparable subsidiary until the 2008 fiscal year), all certified by one of the Financial Officers of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) within 30 days after the end of each fiscal month (other than for the third, sixth and ninth month of any fiscal year) (i) of the US Borrower, its consolidated balance sheet and related consolidated statements of operations and a schedule of distributions and Capital Expenditures as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of such period or periods of) the previous fiscal year and (ii) each of the UK Borrower, the UAE Borrower and the Singapore Borrower on an individual (non-consolidated) basis for each such Person, its balance sheet and related statements of operations and a schedule of distributions and Capital Expenditures, as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period of (or, in the case of the balance sheet, as of the end of such period or periods of) the previous fiscal year.

(d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower Representative in substantially the form of Exhibit F (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of each Borrower and its consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.13 and (iv) in the case of financial statements delivered under clause (a) only, stating whether any change in GAAP or in the application thereof has occurred since the date of the prior fiscal year’s audited financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(e) as soon as available, but in any event not more than 30 days prior to the end of each fiscal year of each Borrower, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of each Borrower for each month of the upcoming fiscal year (“Projections”) in form reasonably satisfactory to each Agent;

(f) as soon as available but in any event within 30 days of the end of each calendar month, and at such other times as may be requested by the Administrative Agent, as of the period then ended, a US Borrowing Base Certificate, a Canadian Borrowing Base Certificate, a UAE Borrowing Certificate, a Singapore Borrowing Base Certificate and a UK Borrowing Base Certificate, and supporting information in connection therewith, together with any additional reports with respect to the US Borrowing Base, Canadian Borrowing Base, UAE Borrowing Base Certificate, Singapore Borrowing Base Certificate or UK Borrowing Base as any Agent may reasonably request;

(g) as soon as available but in any event within 30 days of the end of each calendar month and at such other times as may be requested by the Administrative Agent, as of the period then ended, all delivered electronically in a text or Microsoft Excel formatted file acceptable to each Agent:

(i) a detailed aging of the Borrowers’ and Eligible Subsidiary’s Accounts (A) including all invoices aged by due date (with a report of any accounts on greater than 60 day terms) and (B) reconciled to the applicable Borrowing Base Certificate delivered as of such date prepared in a manner reasonably acceptable to the Administrative Agent together with a summary specifying the name and balance due for each Account Debtor;

(ii) a schedule detailing each Borrowers’ and each Eligible Subsidiary’s Inventory, in form satisfactory to the Administrative Agent, (A) by location (showing any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by product category and by value on hand, which Inventory shall be valued at the lower of weighted-average cost or market and adjusted for Borrowing Base Reserves as the Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent to be appropriate, (B) including a report of any variances in excess of $50,000 and (C) reconciled to the applicable Borrowing Base Certificate delivered as of such date;

(iii) a worksheet of calculations prepared by the Borrowers to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion;

(iv) a reconciliation of the Borrowers’ and Eligible Subsidiaries’ Accounts and Inventory between the amounts shown in the Borrowers’ and Eligible Subsidiary’s general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above; and

(v) a reconciliation of the loan balance per the Borrowers’ general ledger to the loan balance under this Agreement;

(h) as soon as available but in any event within 30 days of the end of each calendar month (as of the month then ended), an accounts payable forecast or aging consisting of a break down of accounts by due date in a form substantially similar to the form of accounts payable forecast provided to the Administrative Agent on or prior to the Closing Date;

(i) within 30 days of the end of each calendar month, a report listing all outstanding Swap Obligations as of the month then ended;

(j) promptly upon any Administrative Agent’s request:

(i) copies of invoices in connection with the invoices issued by the Borrowers in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;

(ii) copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory purchased by any Loan Party;

(iii) a schedule detailing the balance of all intercompany accounts of the Loan Parties;

(iv) copies of each Borrower’s and each Eligible Subsidiary’s sales journal, cash receipts journal (identifying trade and non-trade cash receipts) and debit memo/credit memo journal; and

(v) a detailed listing of all advances of proceeds of Loans requested by the Borrower Representative for each Borrower during the immediately preceding calendar month and a detailed listing of all intercompany loans made by the Borrowers during such calendar month.

(k) as soon as possible and in any event within 30 days of filing thereof, copies of all tax returns filed by any Loan Party with the U.S. Internal Revenue Service or the relevant tax authority of any foreign jurisdiction;

(l) within 30 days of each March 31 and September 30, an updated customer list for each Borrower and its Subsidiaries, which list shall state the customer’s name, mailing address and phone number and shall be certified as true and correct in all material respects by a Financial Officer of the applicable Borrower;

(m) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by any Loan Party or its Subsidiaries to its public shareholders generally, as the case may be;

(n) promptly upon the request of the Administrative Agent (or the Singapore Administrative Agent or the UAE Administrative agent with respect to Account Debtors of the Singapore Borrower and the Dubai Borrower), but not more than two times in any twelve (12) month period, a summary specifying the name, address and balance due for each Account Debtor; and

(o) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party or any Subsidiary, or compliance with the terms of this Agreement, as any Agent may reasonably request.

Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default or during any period in which the aggregate US Availability and Canadian Availability is less than $25,000,000 or UK Availability is less than $10,000,000, the Administrative Agent, in its sole discretion, may require the delivery of the reports, certificates and other documents required by Sections 5.01(f), (g), and (h) (with respect to the US Borrowers, UK Borrower or Canadian Borrower) more frequently than monthly, including weekly or daily, in which event, in the case of Borrowing Base Certificates, the applicable Borrowing Base would be adjusted immediately upon receipt of such certificates.

Section 5.02 Notices of Material Events. The Borrower Representative will furnish to the Administrative Agent prompt written notice of the following:

(a) the occurrence of any Default;

(b) receipt of any notice of any governmental investigation or any litigation or proceeding commenced or threatened against any Loan Party that (i) seeks damages in excess of $5,000,000 (and such damages are not covered by insurance with respect to which the insurer has accepted coverage in writing subject to reservation), (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets with a value in excess of $5,000,000, (iv) alleges criminal misconduct by any Loan Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Laws which would reasonably be expected to have a Material Adverse Effect, (vi) contests any tax, fee, assessment, or other governmental charge in excess of $10,000,000, or (vii) involves any product recall;

(c) any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral;

(d) any loss, damage, or destruction to the Collateral in the amount of $2,000,000 or more, whether or not covered by insurance;

(e) any and all default notices received under or with respect to any material leased location or material public warehouse where Collateral is located (which shall be delivered within two Business Days after receipt thereof);

(f) no later than five business days prior to the effectiveness thereof, all material amendments to the Term Loan Documents, together with a copy of each such amendment;

(g) all material amendments to the Petro Acquisition Purchase Agreement and the Recapitalization Documents, together with a copy of each such amendment;

(h) the fact that a Loan Party has entered into a Swap Agreement or an amendment to a Swap Agreement with a notional amount greater than $5,000,000, together with copies of all agreements evidencing such Swap Agreement or amendments thereto (which shall be delivered within five Business Days);

(i) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding $2,000,000; and

(j) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03 Existence; Conduct of Business. Each Loan Party will, and will cause each Subsidiary to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, (b) do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where the failure to do any of the foregoing would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing clauses (a) and (b) shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 and (c) carry on and conduct its business in substantially the same manner and in substantially the same fields or in the industrial distribution or services field of enterprise as it is presently conducted.

Section 5.04 Payment of Obligations. Each Loan Party will, and will cause each Subsidiary to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) none of the Collateral becomes subject to forfeiture or loss as a result of the contest.

Section 5.05 Maintenance of Properties. Each Loan Party will, and will cause each Subsidiary to, keep and maintain all tangible property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

Section 5.06 Books and Records; Inspection Rights. Each Loan Party will, and will cause each Subsidiary to, (a) keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by any Agent or any Revolving Lender (including employees of any Agent, any Revolving Lender or any consultants, accountants, lawyers and appraisers retained by any Agent), upon reasonable prior notice during regular business hours, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided that any Loan Party may, at its option, have one or more employees or representatives at any discussion with such accountants and provided further, that the Revolving Lenders shall coordinate any such site visits with those of the Applicable Agent), all at such reasonable times and as often as reasonably requested. The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Revolving Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Administrative Agent and the Revolving Lenders.

Section 5.07 Compliance with Laws. Each Loan Party will, and will cause each Subsidiary to, comply with all Requirements of Law applicable to it or its property except where failure to so comply would not reasonably be expected to result in a Material Adverse Effect.

Section 5.08 Use of Proceeds.

(a) The proceeds of the Revolving Loans will be used only (i) to finance the Recapitalization Transactions including any expenses relating thereto, (ii) to finance the working capital and capital expenditure needs of the applicable Borrower, (iii) for the Petro Acquisition and Permitted Acquisitions including any expenses relating thereto, (iv) for general corporate purposes of the applicable Borrower in the ordinary course of business, and (v) to finance the expenses incurred in connection with the Transactions and other uses acceptable to the Administrative Agent.

(b) No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

Section 5.09 Insurance. Each Loan Party will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at least A+ by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents. The Borrowers will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

Section 5.10 Casualty and Condemnation. The Borrowers (a) will furnish to the Administrative Agent (and, to the extent the applicable event involves a Singapore Loan Party or UAE Loan Party, the Singapore Administrative Agent or the UAE Administrative Agent (as applicable)) prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

Section 5.11 Field Exams. At any time an Applicable Agent requests, the Borrowers will provide such Agent, at the sole expense of the Borrowers, reports of a collateral field examiner approved by the requesting Agent (which may be the Administrative Agent or an affiliate thereof) with respect to all of the components of the Canadian Borrowing Base, the UK Borrowing Base, the UAE Borrowing Base, the Singapore Borrowing Base and the US Borrowing Base and such other matters regarding the Loan Parties or the Collateral as such Agent shall reasonably require. Without limiting the foregoing right of the Applicable Agents to require a field examination/borrowing base audit at any time, as of the date of this Agreement it is anticipated that two field examination/borrowing base audit per fiscal year will be conducted with respect to each Borrower and its Eligible Subsidiary. The Borrowers shall pay all costs for each examination required pursuant to this Section 5.11 (including, without limitation, all reasonable travel and out of pocket costs) in accordance with the Applicable Agent’s, such Affiliates’ or any such third party’s fee schedule in effect from time to time.

Section 5.12 Appraisals. At any time that an Agent requests, the Borrowers and the Subsidiaries will provide the Agents with appraisals or updates thereof of their Inventory from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the requesting Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations; provided, however, that; the Borrowers shall only be required to reimburse the Agents for the costs of (a) one Inventory appraisal for each of the US Borrower, the UK Borrower, the Canadian Borrower and each of their Eligible Subsidiaries during any twelve month period and then only to the extent on at least one occasion during the preceding twelve month period aggregate US Credit Exposure, UK Credit Exposure and Canadian Credit Exposure exceeds the sum of (i) the aggregate Accounts component of the US, UK Borrowing Base and Canadian Borrowing Base, plus (ii) 25% of the aggregate Inventory component of the US Borrowing Base, UK Borrowing Base and Canadian Borrowing Base and (b) an unlimited number of Inventory appraisals for the US Borrower, the UK Borrower, the Canadian Borrower and their Eligible Subsidiaries at any time that the aggregate US Availability and Canadian Availability is less than $20,000,000 or an Event of Default is continuing.

Section 5.13 Depository Banks. The US Borrowers and the other US Loan Parties will maintain the Administrative Agent as their principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business. The Canadian Borrower and the other Canadian Loan Parties will maintain the Canadian Administrative Agent as their principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business. The UAE Borrower and the other UAE Loan Parties will maintain the UAE Administrative Agent as their principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business. The Singapore Borrower and the other Singapore Loan Parties will maintain the Singapore Administrative Agent as their principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business. Effective on and after May 25, 2007, EMCayman, Pipe, the UK Borrower and the other UK

Loan Parties will maintain one or more of the Lenders as their principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.

Section 5.14 Additional Collateral; Further Assurances. (a) Subject to applicable law including any financial assistance requirements, each Borrower and each other Loan Party shall cause each of its Subsidiaries formed or acquired after the date of this Agreement in accordance with the terms of this Agreement to become a Loan Party by executing the Loan Party Joinder Agreement set forth as Exhibit G hereto (the “Loan Party Joinder Agreement”) on or before the twentieth (20th) day following the date of such acquisition or formation (which time period may be extended up to a total period of ninety (90) days) to the extent necessary to satisfy requirements under financial assistance laws; provided that in no event shall any Foreign Subsidiary of Holdings guarantee any Obligations of an entity organized in the United States or provide security therefor. Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Applicable Agent, for the benefit of the Applicable Agent and the Lenders, in any property of such Loan Party which constitutes Collateral.

(b) Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Applicable Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Applicable Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties.

(c) If any material assets constituting Collateral are acquired by any Borrower or any Subsidiary that is a Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien in favor of the Security Agreements upon acquisition thereof), the Borrower Representative will notify the Applicable Agent and the Lenders thereof, and, if requested by the Applicable Agent or the Required Lenders, the Borrowers will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Applicable Agent to grant and perfect such Liens, including actions described in paragraph (b) of this Section, all at the expense of the Loan Parties.

Section 5.15 UK Financial Assistance. (a) Within seventy-five (75) days after the Effective Date, the UK Borrower and Pipe shall (a) complete the financial assistance whitewash procedures under sections 155-159 of the Companies Act (the “UK Whitewash Procedures”) and (b) provide to the Administrative Agent evidence thereof which evidence shall include: (i) certified copies of an auditor’s engagement letter from Deloitte & Touche LLP in form and substance the same as referred to in Section 4.01, (ii) a certified copy of the minutes of or written resolution of each of the UK Borrower and Pipe together with copies any other board and shareholder resolutions approving and authorizing the giving of financial assistance in connection with the Transactions in compliance with the provisions of Sections 151 to 158 (inclusive) of the Companies Act, (iii) the statutory declarations made for the purpose of section 155 of the Companies Act in the prescribed form by all of the directors of each of the UK Borrower and Pipe, (iv) a certified copy of the statutory auditors’ report by Deloitte & Touche as auditors for the UK Borrower and Pipe as required under section 156(4) of the Act, (v) non-statutory auditors report in the form of FRAG 26/94 (unamended), (vi) the net assets letter (addressed to the Agents specified by the Administrative Agent) for each of the UK Borrower and Pipe in the form contained in the auditor’s engagement letter referred to at subparagraph (i) above, (vii) copies of the UK Borrower and Pipe’s register of directors and shareholders, and (ix) any other documents relating to the financial assistance procedures to be undertaken by the UK Borrower and Pipe in accordance with this Agreement or reasonably required by the Administrative Agent from the UK Borrower and/or Pipe in connection with the giving of financial assistance in connection with the Transactions (collectively, the “UK Financial Assistance Documents”);

(b) Execute and deliver to the Applicable Agents a Loan Party Joinder Agreement;

(c) Execute and deliver to the UK Collateral Agent the UK Security Agreements, the Charge Over Accounts and the Bond and Floating Charge; and

(d) Without limiting the foregoing, the UK Borrower and Pipe will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Applicable Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Applicable Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties.

Section 5.16 Singapore Financial Assistance. (a) Within one hundred-fifty (150) days after the Effective Date, Egden Murray Pte., Ltd. shall (a) complete the financial assistance whitewash procedures under Section 76(10) of the Companies Act of Singapore (the “Singapore Whitewash Procedures”) and (b) provide to the Administrative Agent evidence thereof which evidence shall include: (i) a copy of the whitewash certificate issued by Egden Murray Pte., Ltd. pursuant to Section 76(A)(6) of the Companies Act (Chapter 50, Statutes of Singapore) (“Singapore Companies Act”) and signed by two directors of Egden Murray Pte., Ltd., in relation to the provision of “financial assistance” within the meaning ascribed to the term in Section 76 of the Companies Act by Egden Murray Pte., Ltd. annexed with certified true copies of (A) the written resolutions of the Board of Directors of Egden Murray Pte., Ltd., (B) agreement of sole Member to short notice of meeting signed by the corporate representative of the UK Borrower, (C) written resolutions of the sole Member of Egden Murray Pte., Ltd., (D) directors’ statement pursuant to Section 76(10)(c) of the Companies Act, (E) newspaper notice of the special resolutions passed by the sole Member by way of written resolutions published in the Straits Times, (F) the Notice of Intention to Propose Special Resolution to give Financial

Assistance for the Acquisition of Shares or Units in Company lodged with the Accounting and Corporate Regulatory Authority of Singapore and (ii) any other documents relating to the financial assistance procedures to be undertaken by Egden Murray Pte., Ltd. in accordance with this Agreement or reasonably required by the Administrative Agent from Egden Murray Pte., Ltd. in connection with the giving of financial assistance in connection with the Transactions (collectively, the “Singapore Financial Assistance Documents”).

(b) execute and deliver to the Applicable Agents a Loan Party Joinder Agreement pursuant to which it will become a Guarantor hereunder; provided, that, to the extent one or more financial institutions have entered into one or more Singapore Joinder Agreements on or before such time as the Singapore Administrative Agent, Singapore Collateral Agent, Singapore Revolving Lender and Issuing Bank with respect to Singapore Letters of Credit, Egden Murray Pte., Ltd. may become a Loan Party hereunder as the Singapore Borrower;

(c) execute and deliver to the Singapore Collateral Agent the Singapore Security Agreement; and

(d) Without limiting the foregoing, Egden Murray Pte., Ltd. will, and will cause each of its Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Applicable Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Applicable Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties.

Section 5.17 UAE Security Agreement; UAE Borrower.

(a) On or before the sixtieth (60th) day following appointment of a UAE Collateral Agent pursuant to a UAE Joinder Agreement, each Borrower shall cause Edgen Murray FZE to execute and deliver a UAE Security Agreement to grant Liens to the Applicable Agent, for the benefit of the Applicable Agent and the Lenders, in any Property of Edgen Murray FZE which constitutes Collateral. Together with the execution and delivery of the UAE Security Agreement, Edgen Murray FZE shall execute and deliver, or cause to be executed and delivered, to the Applicable Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Applicable Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties.

(b) Notwithstanding that Edgen Murray FZE is a Loan Guarantor on the Effective Date, to the extent that one or more financial institutions have entered into one or more UAE Joinder Agreements on or before such time as UAE Administrative Agent, UAE Collateral Agent, UAE Revolving Lender and Issuing Bank with respect to UAE Letters of Credit, Edgen

Murray FZE shall be permitted to become a Loan Party hereunder as the UAE Borrower by (i) executing and delivering to the UAE Administrative Agent a Loan Party Joinder Agreement providing that Edgen Murray is the UAE Borrower, and (ii) executing and delivering such documents, agreements and instruments, and taking, or causing to be taken such further actions (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable).

Section 5.18 Center of Main Interest. Pipe and each of its Subsidiaries incorporated in England and Wales shall maintain its registered office and centre of main interest for purposes of Recital 13 of EC Regulation No. 1346/2000 of 29th May, 2000 on insolvency proceedings within the United Kingdom.

Section 5.19 Dissolution of UK plc’s. Each Borrower shall insure that within one year after the Closing Date:

(a) Edgen Murray plc has been struck off the register of companies at Companies House of England and Wales and dissolved; and

(b) Pipe Acquisition Finance plc has been subject to members’ voluntary liquidation and dissolved.

Section 5.20 Termination of Bank of Scotland Credit Facility. On or before May 25, 2007 the UK Borrower shall (a) repay in full all outstanding Indebtedness of the UK Borrower owed to Bank of Scotland or any of its Affiliates, (b) cause the cancellation of all letters of credit issued for the account of the UK Borrower or any of its Affiliates, and (c) cause all Liens granted to or for the benefit of Bank of Scotland to be cancelled, terminated or released.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full and all Letters of Credit have expired or terminated or been cash collateralized and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree, jointly and severally, with the Lenders that:

Section 6.01 Indebtedness. No Loan Party will, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(a) the Secured Obligations;

(b) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof;

(c) Indebtedness of any Loan Party and any Subsidiary which is not a Loan Party to any other Loan Party and to any Subsidiary which is not a Loan Party; provided, that (i) all Indebtedness of any Loan Party owed to any other Loan Party shall be evidenced by the

Global Intercompany Note, (ii) all Indebtedness of any Loan Party owed to any Subsidiary which is not a Loan Party shall be Subordinated Indebtedness, (iii) all Indebtedness owed to a Singapore Loan Party or UAE Loan Party by any Loan Party that is not a Singapore Loan Party or a UAE Loan Party shall be Subordinated Indebtedness, and (iv) such Indebtedness is permitted by Section 6.04;

(d) Guarantees by any Loan Party or any Subsidiary which is not a Loan Party of Indebtedness (or other obligations entered into in the ordinary course of business which are not prohibited by this Agreement or the other Loan Documents) of any other Loan Party or any Subsidiary which is not a Loan Party; provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) such Guarantees of Indebtedness are permitted pursuant to Section 6.04, and (iii) Guarantees permitted under this clause (d) shall be subordinated to the Secured Obligations of the applicable Loan Party or Subsidiary on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

(e) Indebtedness of any Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $20,000,000 at any time outstanding;

(f) Indebtedness which represents an extension, refinancing, or renewal of any of the Indebtedness described in clauses (b), (e), (i), (j) and (k) hereof; provided that, (i) the principal amount or interest rate of such Indebtedness is not increased, (ii) any Liens securing such Indebtedness are not extended to any additional property of any Loan Party, (iii) no Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (iv) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced or renewed, (v) the terms of any such extension, refinancing, or renewal are not less favorable to the obligor thereunder than the original terms of such Indebtedness and (vi) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Secured Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness; provided further that any Indebtedness which represents an extension, refinancing, or renewal of any of the Indebtedness described in clause (i) hereof shall be expressly permitted by the terms of the Intercreditor Agreement;

(g) Indebtedness owed to any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business;

(h) Indebtedness of any Loan Party in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

(i) Indebtedness owing pursuant to the Term Loan Documents; provided that the principal amount of such Indebtedness shall not exceed $500,000,000 (less the aggregate amount of principal payments made on the Term Loans subsequent to the Effective Date);

(j) Indebtedness of the Singapore Borrower in a principal amount not exceeding $10,000,000 outstanding at any time in addition to all other Indebtedness provided for under this Section 6.01;

(k) Indebtedness of the UAE Borrower in a principal amount not exceeding $10,000,000 outstanding at any time in addition to all other Indebtedness provided for under this Section 6.01;

(l) Subordinated Indebtedness owing pursuant to the “Earn Out” or evidenced by the “Note” (as such terms are defined in the Petro Acquisition Purchase Agreement); provided, that the aggregate amount of such Subordinated Indebtedness shall not exceed $16,000,000 plus accrued and compounded interest on the “Note” (less the aggregate amount of principal and earnout payments made on such Subordinated Indebtedness subsequent to the Effective Date);

(m) Subordinated Indebtedness (in addition to the Subordinated Indebtedness referenced in Section 6.01(c)(ii) and 6.01(l) above); provided, that the Fixed Charge Coverage Ratio will not be less than 1.10 to 1, calculated on a pro forma basis for the Fixed Charge Coverage Period most recently ended and for this purpose calculated as if such Indebtedness had been incurred and the proceeds applied for its intended use on the first day of such Fixed Charge Coverage Period (if such Subordinated Indebtedness is incurred to finance a Permitted Acquisition, such pro forma calculation shall include the EBITDA and other components of the Fixed Charge Coverage Ratio of the entity or assets acquired in such Permitted Acquisition as if such acquisition occurred on the first day of such Fixed Charge Coverage Period);

(n) Indebtedness of any Person that becomes a Subsidiary after the date hereof, in accordance with the terms hereof, provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and provided, further, that no other Loan Party becomes liable for any such Indebtedness; and

(o) other Indebtedness in an aggregate principal amount not exceeding $25,000,000 at any time outstanding.

Section 6.02 Liens. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created pursuant to any Loan Document;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of any Loan Party existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of such Loan Party after the Effective Date, and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof and are otherwise permitted under Section 6.01(f);

(d) Liens on fixed or capital assets acquired, constructed or improved by any Loan Party or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of such Loan Party or Subsidiary or any other Loan Party or Subsidiary;

(e) any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by any Loan Party or any Subsidiary or existing on any property or asset (other than Accounts and Inventory) of any Person that becomes a Loan Party after the date hereof prior to the time such Person becomes a Loan Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Loan Party and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(f) Liens of a collecting bank arising in the ordinary course of business under Section 4 208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(g) Liens arising out of sale and leaseback transactions permitted by Section 6.06;

(h) Liens granted by a Subsidiary that is not a Loan Party in favor of any Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary;

(i) Liens on funds of a Borrower held in deposit accounts with third party letter of credit providers securing outstanding letters of credit and similar obligations; provided that the amount of funds at any time subject to such Liens does not exceed $5,000,000;

(j) Liens securing the Term Loans and any refinancing thereof permitted by Section 6.01(f), provided that such Liens, to the extent they relate to the Collateral, do not have priority over the Lien in favor of the applicable Agent and are subject to the Intercreditor Agreement;

(k) Liens on funds of the Singapore Borrower or UAE Borrower held in deposit accounts securing Indebtedness of such Borrowers permitted pursuant to Section 6.01(j) and (k); provided that the amount of funds at any time subject to such Liens does not exceed the amount of Indebtedness so secured;

(l) non-exclusive licenses, leases and subleases granted to others in the ordinary course of business not interfering in any material respect with the business of any Loan Party and its Subsidiaries;

(m) any interest of title of a lessor under any operating lease entered in to by any Loan Party or its Subsidiaries in the ordinary course of its business;

(n) Liens not otherwise permitted by this Section 6.02 so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed (as to Holdings and all of its Subsidiaries) $5,000,000 at any one time;

(o) banker’s Liens, rights of setoff and similar liens existing solely with respect to cash and Permitted Investments on deposit in one or more accounts of Holdings and its Subsidiaries; and

(p) with respect to any real property located in Canada, the qualifications, limitations, reservations and provisos contained in the original grant from the Crown, as varied by statutes.

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Loan Party’s (i) Accounts, other than those permitted under clause (a) of the definition of Permitted Encumbrance and clauses (a), (h) and (j) above, or (ii) Inventory, other than those permitted under clauses (a), (h) and (j) above of the definition of Permitted Encumbrance and clauses (a), and (j) above.

Section 6.03 Fundamental Changes. (a) No Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Subsidiary of any Borrower may merge into a Borrower in a transaction in which a Borrower is the surviving corporation, (ii) any Loan Party (other than a Borrower) may merge into any Loan Party in a transaction in which the surviving entity is a Loan Party and (iii) any Subsidiary that is not a Loan Party or any Loan Party may liquidate or dissolve if the Borrower Representative determines in good faith that such liquidation or dissolution is in the best interests of such Borrower and is not materially disadvantageous to the Lenders. Notwithstanding the foregoing, (1) no merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall be permitted unless also permitted by Section 6.04, (2) no US Loan Party may merge with or into any Foreign Subsidiary unless such US Borrower or such US Loan Party is the surviving entity, (3) no Loan Party (other than a UAE Loan Party or Singapore Loan Party) shall merge with or into any UAE Loan Party or Singapore Loan Party and (4) no Borrower or Subsidiary of a Borrower shall merge with or into any Loan Party which is not a Borrower or a Subsidiary of a Borrower.

(b) No Loan Party will, nor will it permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by the Borrowers and their Subsidiaries on the date of execution of this Agreement and industrial distribution services businesses reasonably related thereto.

(c) Holdings will not engage in any business or activity other than the ownership of the outstanding Equity Interests of the US Borrower, EMCayman and any other Subsidiary (including any Subsidiary created or acquired in connection with a Permitted Acquisition) and activities incidental thereto. Holdings will not own or acquire any assets (other than Equity Interests provided in the preceding sentence and the cash proceeds of any Restricted Payments permitted by Section 6.08) or incur any liabilities (other than liabilities under the Loan Documents, the Term Loan Documents, liabilities reasonably incurred in connection with its maintenance of its existence and liabilities otherwise permitted hereby). Nothing in this clause (c) shall be construed to restrict Holdings from receiving capital contributions from Persons who are not Loan Parties, or from applying the proceeds thereof to Investments in the US Borrower, EMCayman or any of its Subsidiaries.

Section 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will, nor will it permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except:

(a) Permitted Investments, subject to control agreements in favor of the Applicable Agent for the benefit of the Lenders or otherwise subject to a perfected security interest in favor of the Administrative Agent for the benefit of the Lenders;

(b) investments in existence on the date of this Agreement and described in Schedule 6.04;

(c) (i) investments by any Loan Party which is a direct or indirect parent of the US Borrower or UK Borrower in such US Borrower or UK Borrower or in any other direct or indirect parent of the US Borrower or UK Borrower, (ii) investments by the US Borrower in any Subsidiary of the US Borrower which is a US Loan Party, (iii) investments by any Canadian Loan Party or UK Loan Party in any other Canadian Loan Party or UK Loan Party, (iv) investments by any UAE Loan Party or Singapore Loan Party in any other UAE Loan Party or Singapore Loan Party, (v) investments by any UK Loan Party in any UAE Loan Party or Singapore Loan Party, provided, that after giving effect thereto, UK Availability is not less than $15,000,000; (vi) investments by any Canadian Loan Party in any UAE Loan Party or Singapore Loan Party; provided that after giving effect thereto, Canadian Availability is not less than $2,500,000, (vii) other investments by any Loan Party other than a Singapore Loan Party or a UAE Loan Party; provided, that, after giving effect thereto Aggregate Availability is not less than $40,000,000, and (viii) other investments by any Singapore Loan Party or any UAE Loan Party; provided that, after giving effect thereto aggregate Singapore Availability and UAE Availability is not less than $2,500,000.

(d) loans or advances made by any Loan Party to any other Loan Party or Subsidiary and made by any Subsidiary to any Loan Party or any other Subsidiary, provided that (i) such loans and advances shall be evidenced by the Global Intercompany Note, (ii) after giving effect to any loan or advance by a US Borrower or any Subsidiary of the US Borrower which is a US Loan Party to Holdings or any Loan Party which is not a US Loan Party, US Availability is not less than $15,000,000, (iii) after giving effect to any loan or advance by the UK Borrower or Canadian Borrower or any Subsidiary of the UK Borrower or Canadian Borrower which is a UK Loan Party or Canadian Loan Party to any Loan Party which is not a UK Loan Party or Canadian Loan Party, UK Availability is not less than $15,000,000 and Canadian Availability is not less than $2,500,000, (iv) after giving effect to any loan or advance by any US Borrower, Canadian Borrower or UK Borrower or any of their Subsidiaries which is a Loan Party to any Subsidiary which is not a Loan Party, Aggregate Availability is not less than $40,000,000, and (v) after giving effect to any loan or advance by any Singapore Loan Party or any UAE Loan Party to any Loan Party or Subsidiary which is not a Singapore Loan Party or UAE Loan Party; aggregate Singapore Availability and UAE Availability is not less than $2,500,000;

(e) Guarantees of Indebtedness and other obligations permitted by Section 6.01 (collectively, “Guaranteed Indebtedness”), provided that (i) the US Borrower and Subsidiaries of the US Borrower which are US Loan Parties shall not issue any Guarantee with respect to Indebtedness of any Loan Party which is not a US Loan Party or any Subsidiary which is not a US Loan Party unless such US Borrower or Subsidiary would be permitted to make an investment, loan or advance in the amount of the Guaranteed Indebtedness to such other Loan Party or Subsidiary at such time pursuant to clause (c) or (d) preceding, and until such Guaranteed Indebtedness has been repaid in full or such Guarantee cancelled and released, the availability of US Loan Parties to make investments, loans and advances pursuant to clause (c) and (d) preceding will be reduced by the amount of such Guaranteed Indebtedness; (ii) the UK Borrower, the Canadian Borrower and the Subsidiaries of the UK Borrower and Canadian Borrower which are UK Loan Parties or Canadian Loan Parties shall not issue any Guarantee with respect to Indebtedness and other obligations of any Loan Party or Subsidiary which is not a Canadian Loan Party or UK Loan Party unless such Canadian Loan Party or UK Loan Party would be permitted to make an investment in, or loan or advance to such other Loan Party or Subsidiary in the amount of the Guaranteed Indebtedness at such time pursuant to clause (c) or (d) preceding, and until the Guaranteed Indebtedness has been repaid in full or such Guarantee cancelled and released, the availability of UK Loan Parties and Canadian Loan Parties to make investments, loans and advances pursuant to clause (c) and (d) preceding will be reduced by the amount of such Guaranteed Indebtedness; and (iii) the UAE Borrower, the Singapore Borrower and the Subsidiaries of the UAE Borrower and Singapore Borrower which are UAE Loan Parties or Singapore Loan Parties shall not issue any Guarantee with respect to Indebtedness and other obligations of any Loan Party or Subsidiary which is not a Singapore Loan Party or UAE Loan Party unless such Singapore Loan Party or UAE Loan Party would be permitted to make an investment in, or loan or advance to such other Loan Party or Subsidiary in the amount of the Guaranteed Indebtedness at such time pursuant to clause (c) or (d) preceding, and until such Guaranteed Indebtedness has been repaid in full or such Guarantee cancelled and released, the availability of Singapore Loan Parties and UAE Loan Parties to make investments, loans and advances pursuant to clause (c) and (d) preceding will be reduced by the amount of such Guaranteed Indebtedness, and (iv) the US Loan Parties shall be permitted to Guaranty the Term Loans and the Loan Parties which are Foreign Subsidiaries shall be permitted to Guaranty the Term Loans with respect to which EMCayman is the Borrower;

(f) loans or advances made by a Loan Party to its directors, officers, employees and agents (i) on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes, (ii) relating to indemnification or reimbursement of such officers, directors, employees and agents in respect of liabilities relating to their service in such capacities, and (iii) other loans to such directors, officers and employees in an amount not to exceed $500,000 at any time outstanding;

(g) subject to the terms and provisions of the Security Agreements, notes payable, or stock or other securities issued by Account Debtors to a Loan Party with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices;

(h) investments in the form of Swap Agreements permitted by Section 6.07;

(i) investments of any Person existing at the time such Person becomes a Subsidiary of a Borrower or consolidates or merges with a Borrower or any of the Subsidiaries (including in connection with a permitted acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

(j) the Petro Acquisition and investments constituting Permitted Acquisitions; provided, that no investment, loan or advance in or to any Person created or acquired pursuant to such Permitted Acquisition which is not a Loan Party will be permitted;

(k) investments received in connection with the dispositions of assets permitted by Section 6.05;

(l) investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;

(m) (i) extensions of trade credit in the ordinary course of business, (ii) endorsements of negotiable instruments held for collection in the ordinary course of business or (iii) lease, utility and other similar deposits and deposits with suppliers in the ordinary course of business;

(n) Investments made in exchange for, or out of the Net Proceeds of, the substantially concurrent sale of Equity Interests of Holdings or from the substantially concurrent contribution of common equity capital to Holdings;

(o) the repurchase of securities deemed to occur pursuant to a non-cash exercise of stock or similar options to the extent such securities represent all or a portion of the exercise price of those options.

(p) the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of any Loan Party from the substantially concurrent incurrence of Subordinated Indebtedness which is permitted hereunder; and

(q) the repurchase, redemption or other acquisition or retirement of any Equity Interests of Holdings held by any current or former officer, director or employee of Holdings or any of its Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement in an aggregate amount not to exceed $5,000,000.

Section 6.05 Asset Sales. No Loan Party will, nor will it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will any Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to another Borrower or another Subsidiary in compliance with Section 6.04), except:

(a) sales, transfers and dispositions of (i) inventory in the ordinary course of business, (ii) cash and Permitted Investments, and (iii) used, obsolete, worn out or surplus equipment or property or the abandonment of intellectual property rights in the ordinary course of business;

(b) sales, transfers and dispositions to another Loan Party or Subsidiary; provided that any such sales, transfers or dispositions shall be made in compliance with Section 6.09 unless such transactions are (i) between the US Borrower and any Subsidiary of the US Borrower which is a US Loan Party, (ii) between the Canadian Borrower, the UK Borrower or any Subsidiaries of the Canadian Borrower or UK Borrower which are Canadian Loan Parties or UK Loan Parties, and (iii) between the Singapore Borrower, the UAE Borrower or any Subsidiaries of the Singapore Borrower or UAE Borrower which are Singapore Loan Parties or UAE Loan Parties;

(c) sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;

(d) sales, transfers and dispositions of investments permitted by clauses (i) and (k) of Section 6.04;

(e) sale and leaseback transactions permitted by Section 6.06;

(f) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Subsidiary;

(g) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other paragraph of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (g) shall not exceed $5,000,000 during any fiscal year of the Borrowers; and

(h) non-exclusive licensing agreements for any intellectual property, leases or subleases, in each case in the ordinary course of business;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraphs (b) and (f) above) shall be made for fair value and for at least 75% cash consideration.

Section 6.06 Sale and Leaseback Transactions. No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets by any Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 90 days after such Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.

Section 6.07 Swap Agreements. No Loan Party will, nor will it permit any Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of any Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Borrower or any Subsidiary.

Section 6.08 Restricted Payments; Certain Payments of Indebtedness. (a) No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) Holdings may declare and pay distributions with respect to its common Equity Interests payable solely in additional common Equity Interests, and, with respect to its preferred Equity Interests, payable solely in additional preferred or common Equity Interests, (ii) the US Borrower may pay dividends to Holdings, and the UK Borrower may pay dividends to Pipe (which may in turn pay dividends in a like amount to EMCayman which may in turn pay dividends in a like amount to Holdings) to the extent necessary to permit Holdings to (A) purchase Holdings’ Equity Interests from present or former directors, officers or employees of any Loan Party or its Subsidiaries upon the death, disability or termination of employment of such director, officer or employee, provided, that the aggregate amount of payments under this clause (A) subsequent to the Closing Date (net of any proceeds received by Holdings and contributed to the US Borrower and the UK Borrower (indirectly, through Pipe and EMCayman), as applicable, subsequent to the Closing Date in connection with resales of Equity Interests so purchased) shall not exceed $2,000,000, (B) pay management fees to the JCP Parties expressly permitted by Section 6.09; and (C) pay corporate overhead expenses and other expenses incurred in the ordinary course of the operation of Holdings business (which operation shall be in compliance with Section 6.03), (iii) so long as no Default has occurred which is continuing, Holdings may declare and pay partnership distributions in accordance with its partnership agreement from dividends paid by the US Borrower, UK Borrower, Pipe and EMCayman in compliance with clauses (iv) and (v) of this Section 6.08(a), so long as, (A) no

Default has occurred or is continuing or would result after giving effect to such distribution, (B) immediately after giving effect to such distribution Aggregate Availability is not less than $40,000,000 and (C) the Fixed Charge Coverage Ratio (after giving effect to such distribution) would not be less than 1.10 to 1 for the most recently completed Fixed Charge Coverage Calculation Period assuming that for purposes of calculating the Fixed Charge Coverage Ratio for such period such distribution occurred on the first day of such period, (iv) the US Borrower may pay dividends to Holdings so long as, (A) no Default has occurred which is continuing, and (B) immediately after giving effect to such payment, US Availability is not less than $15,000,000, (v) the UK Borrower may pay dividends to Pipe (which in turn may pay dividends in a like amount to EMCayman which in turn may pay dividends in a like amount to Holdings) so long as (A) no Default has occurred which is continuing, and (B) immediately after giving effect to such payment, UK Availability is not less than $15,000,000; and (vi) Subsidiaries of the US Borrower and UK Borrower may pay dividends ratably to the holders of their Equity Interests.

(b) No Loan Party will, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i) payment of Indebtedness created under the Loan Documents;

(ii) payment of regularly scheduled interest and principal payments and mandatory prepayments as and when due in respect of any Indebtedness, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof;

(iii) refinancings of Indebtedness to the extent permitted by Section 6.01;

(iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; and

(v) optional prepayment of Indebtedness (in the case of the Term Loans subject to the terms of the Intercreditor Agreement); provided, that (A) no Default has occurred or is continuing or would result after giving effect to such payment, (B) immediately after giving effect to such prepayment Aggregate Availability is not less than $40,000,000, and (C) the Fixed Charge Coverage Ratio for Holdings and its Subsidiaries (after giving effect to such repayment or repurchase) would not be less than 1.10 to 1 for the most recently completed twelve month period assuming that for purposes of calculating the Fixed Charge Coverage Ratio for such period (calculated on a pro forma basis in a manner acceptable to the Administrative Agent) such repayment or repurchase occurred on the first day of such applicable period.

Section 6.09 Transactions with Affiliates. No Loan Party will, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions the consideration for which consists solely of Equity Interests of Holdings, (b) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Loan Party than could be obtained on an arm’s-length basis from unrelated third parties, (c) transactions (i) between the US Borrower and any Subsidiary of the US Borrower which is a US Loan Party, (ii) between the Canadian Borrower, the UK Borrower or any Subsidiaries of the Canadian Borrower or UK Borrower which are Canadian Loan Parties or UK Loan Parties, and (iii) between the Singapore Borrower, the UAE Borrower or any Subsidiaries of the Singapore Borrower or UAE Borrower which are Singapore Loan Parties or UAE Loan Parties, and in each case not involving any other Affiliate, (d) any investment permitted by Section 6.04(c), Section 6.04(d), or Section 6.04(e), (e) any Indebtedness permitted under Section 6.01(c), Section 6.01(d), or Section 6.01(f), (f) any Restricted Payment permitted by Section 6.08, (g) loans or advances to officers, directors, employees and agents permitted under Section 6.04, (h) the payment of reasonable fees to directors of any Loan Party or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Loan Parties or their Subsidiaries in the ordinary course of business, (i) any issuances of securities of Holdings or other payments, awards or grants in cash, securities of Holdings or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by a Loan Party’s board of directors, (j) so long as no Default has occurred and is continuing, the payment of management, consulting and advisory fees and expenses to the JCP Parties pursuant to an agreement approved by the board of directors of Holdings in an aggregate amount not to exceed in a fiscal year of Holdings the greater of $2,000,000 or 2% of Holdings’ consolidated EBITDA for such fiscal year (provided that reasonable out-of-pocket expenses of the JCP Parties may be paid or reimbursed whether or not an Event of Default has occurred), and (k) any contribution to the capital of Holdings by any holder of its Equity Interests or any purchase of Equity Interests of Holdings by the Permitted Investors.

Section 6.10 Restrictive Agreements. No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any Borrower or any other Subsidiary or to Guarantee Indebtedness of any Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or the Term Loan Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or all or substantially all of the assets of such Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement or any Lien permitted by this Agreement permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases, licenses and other contracts entered into in the ordinary course restricting the assignment thereof.

Section 6.11 Amendment of Material Documents. No Loan Party will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) agreement relating to any Subordinated Indebtedness, (b) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents to the extent any such amendment, modification or waiver would be adverse to the Lenders or (c) the Term Loan Documents. Notwithstanding the foregoing, amendments and modifications of the Term Loan Documents and agreements related to such Subordinated Indebtedness shall be permitted to the extent that such amendment or modification does not (i) in the case of the Term Loans provide for an increase in the principal amount of such Indebtedness, (ii) increase the interest rate or yield provisions by more than 2.00% per annum (excluding increases resulting from the accrual of interest at a default rate), (iii) shorten the scheduled maturity or accelerate the dates upon which any amortization or other mandatory prepayments or interest payments are due, (iv) add any events of default, (v) revise any prepayment, subordination or collateral provisions in a manner materially adverse to the Agents or Lenders, or (vi) collectively with all other amendments, increase materially the obligations of the obligors thereunder or confer additional rights on the holders of such Indebtedness which are materially adverse to the agents or Lenders.

Section 6.12 Fiscal Year. No Loan Party will change the end of its fiscal year to be something other than the last day of December of each year.

Section 6.13 Fixed Charge Coverage Ratio. Holdings will not permit its Fixed Charge Coverage Ratio to be less than 1.25 to 1.00 for any Fixed Charge Coverage Period commencing with the Fixed Charge Coverage Period ending on the last Business Day of any fiscal quarter of Holdings in which either (a) Aggregate Availability is less than $25,000,000 at any time, or (b) the sum of US Availability and Canadian Availability is less than $15,000,000 at any time, and continuing until (x) the date that both (i) Aggregate Availability has been greater than $30,000,000 and (ii) the sum of US Availability and Canadian Availability has been greater than $20,000,000 for ninety (90) consecutive calendar days, and (y) no Default or Event of Default then exists or has existed during such ninety (90) consecutive calendar day period.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a) the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made;

(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a) and Section 5.03 (with respect to a Loan Party’s existence) or Section 5.08, Section 5.15 or in Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of (i) 10 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01, Section 5.02 (other than Section 5.02(a)), Section 5.03 through Section 5.07, Section 5.09, Section 5.10 or Section 5.13 of this Agreement or (ii) 30 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement;

(f) any Loan Party shall fail to make any payment of principal or interest, (with respect to interest such failure beyond any cure or grace period), and regardless of amount in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a liquidator, receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered or, in relation to any UK Loan Party, any of the following occurs

(A) any formal step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of its creditors; or (B) a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for its winding-up, administration or dissolution or for the seeking of relief under any applicable bankruptcy, insolvency, company or similar law or any such resolution is passed; or (C) any person presents a petition or files documents with a court or any registrar for its winding-up, administration or dissolution or seeking relief under any applicable bankruptcy, insolvency, company or similar law; or (D) an order for its winding-up, administration or dissolution is made or other relief is granted under any applicable bankruptcy, insolvency, company or similar law; or (E) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any material part of its assets; or (F) its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer in respect of it or of its assets; or (G) enforcement of any Lien over any of its Property having a value in excess of $1,000,000;

(i) any Loan Party or any Subsidiary of any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a liquidator, receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or Subsidiary of any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing or,

(j) in relation to any UK Loan Party, any of the following occurs (i) it is, or is deemed for the purposes of any applicable law to be, unable to pay its debts as they fall due or insolvent provided that, for purposes of Section 123(1)(a) of the Insolvency Act of 1986 of England and Wales, the figure £750 shall be deemed to be £250,000; or (ii) it admits its insolvency or its inability to pay its debts as they fall due; or (iii) it suspends making payments on any of its debts or announces an intention to do so; or (iv) by reason of actual or anticipated financial difficulties, it begins negotiations with any creditor for the rescheduling or restructuring of any of its indebtedness; or (v) a moratorium is declared or instituted in respect of any of its indebtedness provided that if a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by the moratorium;

(k) in relation to any UAE Loan Party, with regards to Art VII (j), on Part (A), under Article 645 (1) of the UAE Commercial Transaction Code, any UAE Loan Party fails to pay its commercial debts when payable due to an unstable financial position and poor credit;

(l) in relation to any Singapore Loan Party, with regards to Section 254(2) of the Singapore Companies Act, any Singapore Loan Party is deemed unable to pay its debt if a creditor who is owed at least S$10,000 serves a demand at the registered office of such Loan Party and such demand is unpaid for 3 weeks.

(m) any Loan Party or any Subsidiary of any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(n) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (exclusive of any amounts fully covered by insurance and for which the insurer has accepted coverage (in writing), subject to reservations) in its Permitted Discretion, has been delivered to the Administrative Agent) shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material part of the assets of any Loan Party or any Subsidiary of any Loan Party to enforce any such judgment or any Loan Party or any Subsidiary of any Loan Party shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

(o) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of any Loan Party in an aggregate amount exceeding $5,000,000 for all periods;

(p) a Change in Control shall occur;

(q) the Loan Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty to which it is a party, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty to which it is a party, or shall give notice to such effect;

(r) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any material part of the Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document; or

(s) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms; or

(t) the Intercreditor Agreement shall cease, for any reason to be in full force and effect, or any Loan Party shall so assert;

(u) any Loan Party is criminally indicted or convicted under any law that may reasonably be expected to lead to a forfeiture of any property of such Loan Party having a fair market value in excess of $1,000,000;

(v) an Event of Default under and as defined in the US Security Agreement shall occur and any corresponding provisions in any other Security Agreement limited to the extent and consistent with the specific provisions defined as Events of Default in the US Security Agreement;

then, and in every such event (other than an event with respect to the Borrowers described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Borrowers described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and the continuance of an Event of Default, the Agents may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agents under the Loan Documents or at law or equity, including all remedies provided under the UCC.

Upon the occurrence and the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE VIII

THE AGENTS

Each of the Lenders and each Issuing Bank hereby irrevocably appoints each Agent as its agent and authorizes each Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The banks serving as the Agents hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary of a Loan Party or other Affiliate thereof as if it were not an Agent hereunder.

The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by a bank serving as an Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower Representative or a Lender, and such Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Administrative Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, each Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower Representative. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a commercial bank or an Affiliate of any such commercial bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Agent; (b) each Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees on a solicitor-client full-indemnity basis) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i) if to any Loan Party, to the Borrower Representative at:

Edgen Murray Corporation

18444 Highland Road

Baton Rouge, Louisiana 70809

Attention: David Laxton III

Facsimile No: (225) 756-7953

(ii) if to the Administrative Agent, the US Collateral Agent or the Swingline Lender, to JPMorgan Chase Bank, N.A. at:

JPMorgan Chase Bank, N.A.

2200 Ross Avenue, 6th Floor

Mail Code # TX1-2921

Dallas, Texas 75201

Attention: Timothy J. Whitefoot

Facsimile No: (214) 965-4731

(iii) if to the Canadian Administrative Agent or the Canadian Collateral Agent, to JPMorgan Chase Bank, N.A., Toronto Branch at:

JPMorgan Chase Bank, N.A., Toronto Branch

200 Bay Street, Suite 1800

Royal Bank Plaza, South Tower

Toronto, Ontario, M5J 2J2

Attention: Loan and Agency

Facsimile No: (416) 981-9235

(iv) if to the UK Administrative Agent or the UK Collateral Agent, to JPMorgan Europe Limited at:

J P. Morgan Europe Limited

125 London Wall

London, EC2Y 5AG

Attention: Loan and Agency Group

Facsimile No: 011-44-22-7777-2360

(v) if to the UAE Administrative Agent or the UAE Collateral Agent, to the address specified in the UAE Joinder Agreement;

(vi) if to the Singapore Administrative Agent or the Singapore Collateral Agent, to the address specified in the Singapore Joinder Agreement;

(vii) if to the Issuing Bank, to JPMorgan Chase Bank, N.A. at:

JPMorgan Chase Bank, N.A.

10420 Highland Manor Drive

Tampa, Florida 33610

Attention: JPMorgan Treasury Services

Facsimile No: (813) 432-5161

(viii) if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (B) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or no Event of Default certificates delivered pursuant to Section 5.01(d) unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Section 9.02 Waivers; Amendments. (a) No failure or delay by any Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Administrative Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender (provided that the Administrative Agent may make Protective Advances as set forth in Section 2.04), (B) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender directly affected thereby, (C) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (D) change Section 2.19(b) or (E) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender, (F) increase the advance rates set forth in the definitions of Canadian Borrowing Base, UK Borrowing Base or US Borrowing Base or add new categories of eligible assets, without the written consent of the Supermajority Revolving Lenders, (G) change any of the provisions of this Section or the definitions of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of US Revolving Lenders, Canadian Revolving Lenders and UK Revolving Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each US Revolving Lender, Canadian Revolving Lender and UK Revolving Lender, (H) release any Loan Guarantor from its obligation under its Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender, (I) except as provided in clauses (d) and (e) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender or (J) waive, amend or modify any definition representation, warranty, covenant, event of default or other provision of this Agreement or any other Loan Document which directly affects any UAE Loan Party, any Singapore Loan Party, any UAE Revolving Commitment, any Singapore Revolving Loan Commitment, any UAE Loan, any Singapore Loan, the UAE Borrowing Base, the Singapore Borrowing Base, any UAE Letter of Credit or UAE LC Exposure, any Singapore Letter of Credit of Singapore LC Exposure without the written consent of the Required UAE Lenders and the Required Singapore Lenders; provided that, it is agreed that waivers, amendments and modifications binding on or applicable solely to US Loan Parties, UK Loan Parties, Canadian Loan Parties, US Collateral, UK Collateral and Canadian Collateral are not subject to this clause (J) notwithstanding that such waivers, amendments and modifications may indirectly affect any of the Singapore Revolving Lenders or the UAE Revolving Lenders or components of the credit facilities as a result of the status of the US Loan Parties , the Canadian Loan Parties and the UK Loan Parties as Loan Guarantors and

grantors of security securing the UAE Secured Obligations and Singapore Secured Obligations; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, any Issuing Bank or any Swingline Lender hereunder without the prior written consent of Agent, the Issuing Bank or the Swingline Lender affected thereby, as the case may be. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04

(c) The Lenders hereby irrevocably authorize any Agent, at its option and in its sole discretion, to release any Liens granted to Collateral Agent by the Loan Parties on any Collateral (i) upon the termination of all Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations (other than such obligations in respect of indemnifications hereunder and expenses relating thereto to the extent there is no pending claim in respect of such indemnity) in a manner satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Applicable Agent that the sale or disposition is made in compliance with the terms of this Agreement (and each Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Applicable Agent and the Lenders pursuant to Article VII. Except as provided in the preceding sentence, no Collateral Agent will release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, each Collateral Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $5,000,000 during any calendar year without the prior written authorization of the Required Lenders. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(d) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders or the Required UAE Lenders or Required Singapore Lenders (as applicable) is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers and the Administrative Agent (or the Singapore Administrative Agent or UAE Administrative Agent if such Lender is a Singapore Revolving Lender or UAE Revolving Lender) shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Section 2.14 and Section 2.16, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.15 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

Section 9.03 Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall pay (i) all reasonable out of pocket expenses incurred by each Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for such Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by each Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for such Agent, the Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Borrowers under this Section include, without limiting the generality of the foregoing, costs and expenses incurred in connection with:

(A) appraisals and insurance reviews;

(B) field examinations and the preparation of Reports based on the fees charged by a third party retained by any Agent or the internally allocated fees for each Person employed by such Agent with respect to each field examination

(C) background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of each Agent;

(D) taxes, fees and other charges for (1) lien and title searches and title insurance and (2) filing financing statements and continuations, and other actions to perfect, protect, and continue the Agents’ Liens;

(E) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

(F) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing costs and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.19(b).

(b) The Borrowers shall, jointly and severally, indemnify the Agents, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of their Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) To the extent that the Borrowers fail to pay any amount required to be paid by it to any Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

Section 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no

Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower Representative, provided that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent and if the assignment includes rights or obligations with respect to (1) UAE Revolving Commitments or UAE Revolving Loans, the UAE Administrative Agent, and (2) Singapore Revolving Loans or Singapore Revolving Commitments, the Singapore Administrative Agent; and

(C) the Issuing Bank.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s and its Related Affiliates Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender and its Related Affiliates subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent, provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

(E) (1) no US Revolving Lender shall assign all or any part of its US Revolving Commitment or US Revolving Loans unless such US Revolving Lender (and its Related Affiliate if applicable) assigns the same percentage of its Canadian Revolving Commitment, Canadian Revolving Loans, UK Revolving Commitment and UK Revolving Loans to the same assignee (or Related Affiliate of the same assignee), (2) no Canadian Revolving Lender shall assign all or any part of its Canadian Revolving Commitment or Canadian Revolving Loans unless such Canadian Revolving Lender (and its Related Affiliate if applicable) assigns the same percentage of its US Revolving Commitment, US Revolving Loans, UK Revolving Commitment and UK Revolving Loans to the same assignee (or Related Affiliate of the same assignee) , and (3) no UK Revolving Lender shall assign all or any part of its UK Revolving Commitment or UK Revolving Loans unless such UK Revolving Lender (and its Related Affiliate if applicable) assigns the same percentage of its US Revolving Commitment, US Revolving Loans, Canadian Revolving Commitment and Canadian Revolving Loans to the same assignee (or Related Affiliate of the same assignee).

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.15, Section 2.16, Section 2.17 and Section 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.02(c).

(iv) The Administrative Agent, acting for this purpose as an agent of the US Borrower, the Canadian Administrative Agent, acting for this purpose as an agent of the Canadian Borrower, the UAE Administrative Agent, acting for this purpose as an agent of the UAE Borrower, the Singapore Administrative Agent, acting for this purpose as an agent of the Singapore Borrower and the UK Administrative Agent, acting for this purpose as an agent of the UK Borrower, shall each maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (each a “Register”). The entries in each Register shall be conclusive, and the Borrowers, the Administrative Agents, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Registers shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, Section 2.06(d) or Section 2.06(e), Section 2.07(b), Section 2.18(d), or Section 9.03(c), the applicable Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register maintained by it unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the appropriate Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrowers, the Agents, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agents, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Section 2.15, Section 2.16 and Section 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.19 as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.16 or Section 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower Representative’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower Representative is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.18(g) as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.15, Section 2.16, Section 2.17 and Section 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07 Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers or such Loan Guarantor against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall notify the Borrower Representative and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section; provided further that (a) no Lender shall exercise any right of setoff with respect to any deposit of any Loan Party which is not a US Loan Party to satisfy Secured Obligations other than the Canadian Secured Obligations, the UAE Secured Obligations, the Singapore Secured Obligations, and the UK Secured Obligations. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.09 Governing Law; Jurisdiction; Appointment of Agent for Service of Process. (a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with laws of the State of New York, but giving effect to federal laws applicable to national banks.

(b) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any U.S. Federal or New York State court sitting in New York County, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this

Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Without prejudice to any other mode of service allowed under any relevant law, each Borrower and each other Loan Party (i) irrevocably appoints Corporation Service Company, 1133 Avenue of the Americas, Suite 3100, New York, NY 10036, as its agent for service of process in relation to any action or proceeding arising out of or relating to any Loan Documents, and (ii) agrees that failure by a process agent to notify such Borrower or such Loan Party of any process will not invalidate the proceedings concerned. For purposes of clarity, nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10 WAIVER OF JURY TRIAL; WAIVER OF IMMUNITY. (a) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(b) EACH LOAN PARTY HERETO WAIVES GENERALLY ALL IMMUNITY IT OR ITS ASSETS OR REVENUES MAY OTHERWISE HAVE IN ANY JURISDICTION, INCLUDING IMMUNITY IN RESPECT OF (I) THE GIVING OF ANY RELIEF BY WAY OF INJUNCTION OR ORDER FOR SPECIFIC PERFORMANCE OR FOR THE RECOVERY OF ASSETS OR REVENUES, AND/OR (II) THE ISSUE OF ANY PROCESS AGAINST ITS ASSETS OR REVENUES FOR THE ENFORCEMENT OF A JUDGMENT OR, IN AN ACTION IN REM, FOR THE ARREST, DETENTION OR SALE OF ANY OF ITS ASSETS AND REVENUES.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Confidentiality. Each Agent, the Issuing Bank and each of the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance herewith), (b) to the extent requested by any regulatory authority, (c) to the extent required by Requirement of Laws or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower Representative or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrowers. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to any Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN Section 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING BORROWERS AND THEIR AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWERS, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

Section 9.13 Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

Section 9.14 USA Patriot Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.

Section 9.15 Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.16 Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 9.17 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.18 Financial Assistance Limitations. Notwithstanding any provision of this Agreement or any of the other Loan Documents to the contrary, no Canadian Loan Party, UK Loan Party, Singapore Loan Party, UAE Loan Party or Foreign Subsidiary that becomes a Loan Party will have any liability hereunder or thereunder for, nor shall any of the assets of any such Canadian Loan Party, UAE Loan Party, Singapore Loan Party, UK Loan Party or Foreign Subsidiary that becomes a Loan Party (including proceeds of any Collateral owned by any such Canadian Loan Party, UAE Loan Party, Singapore Loan Party or UK Loan Party) be applied against or issued to satisfy or offset, any indebtedness, obligations or liabilities (actual or contingent) of any US Loan Party, including any US Secured Obligations.

Section 9.19 Judgment Currency.

(a) If, for the purpose of obtaining or enforcing any judgment against any Borrowers or any Loan Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9.19 referred to as the “Judgment Currency”) an amount due under any Loan Document in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the Dollar Equivalent and, in the case of other currencies, the rate of exchange prevailing on the Business Day immediately preceding (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date, or (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 9.19 being hereinafter in this Section referred to as the “Judgment Conversion Date”).

(b) If, in the case of any proceeding, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Borrower or Loan Party shall pay such additional amount (if any, but in any event not lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from a Borrower or Loan Party under this paragraph shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

(c) The Term “rate of exchange” in this Section means the rate of exchange at which the Administrative Agent would, on the relevant date at or about 12:00 noon (New York time), be prepared to sell the Obligation Currency against the Judgment Currency.

Section 9.20 Financial Assistance Requirements. Notwithstanding anything contained herein to the contrary, in no event will any UK Loan Party or any Singapore Loan Party be deemed to have incurred any obligation under any Loan Document or granted any Lien under any Loan Document to secure any Secured Obligation in violation of Section 151 of the Company’s Act or Section 76, Chapter 50 of the Companies Act of Singapore, until the UK Whitewash Procedures or Singapore Whitewash Procedures, as the case may be, have been satisfied. In furtherance thereof, (i) no UK Loan Party will enter into any Security Agreement or be deemed to be, or become, a Loan Guarantor pursuant to Article X hereof until such time as the UK Whitewash Procedures have been satisfied and such UK Loan Party has executed and delivered to the UK Collateral Agent a UK Security Agreement and to the Administrative Agent a Loan Party Joinder Agreement in accordance with Section 5.15 hereto, (ii) the Singapore Borrower will not borrow any Singapore Revolving Loans or obtain Singapore Letters of Credit and no Singapore Loan Party will enter into any Security Agreement or be deemed to be, or become, a Loan Guarantor pursuant to Article X hereof until such time as the Singapore Whitewash Procedures have been satisfied and such Singapore Loan Party has executed and delivered to the Singapore Collateral Agent a Singapore Security Agreement and to the Administrative Agent a Loan Party Joinder Agreement in accordance with Section 5.16 hereof, and (iii) the UK Borrower will not borrow any UK Revolving Loans or obtain UK Letters of Credit until such time as the UK Whitewash Procedures have been satisfied and each UK Loan Party has delivered to the UK Collateral Agent the UK Security Agreements and other documents required by Section 5.15 hereof.

Section 9.21 Public Announcements. None of the Arrangers, Issuing Bank and Lenders shall refer to Holdings, its Subsidiaries or the JCP Parties in any press release or other public disclosure made by or on behalf of the Arrangers, Issuing Bank and Lenders, or any of its Affiliates, without the prior written consent of Holdings and the JCP Parties.

ARTICLE X

LOAN GUARANTY

Section 10.01 Guaranty.

(a) Holdings, the US Borrower, EM LLC, and each other US Loan Party now or hereafter a party hereto, each in its capacity as a Loan Guarantor, hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Agents, the Issuing Bank and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “US Guaranteed Obligations”).

(b) The Canadian Borrower, EMCayman, the UK Borrower and each Loan Party (other than a US Loan Party) now or hereafter a party hereto (other than those that have delivered a separate Guaranty), each in its capacity as a Loan Guarantor, hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Canadian Secured Obligations, the UAE Secured Obligations, the Singapore Secured Obligations and the UK Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (on a solicitor-client full indemnity basis, and including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Agents, the Issuing Bank and the Lenders in endeavoring to collect all or any part of such Canadian Secured Obligations, UAE Secured Obligations, Singapore Secured Obligations and the UK Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of such Obligations (such costs and expenses, together with the such Canadian Secured Obligations, UAE Secured Obligations, Singapore Secured Obligations and UK Secured Obligations collectively the “Canadian/UK/UAE/Singapore Guaranteed Obligations”, and together with the US Guaranteed Obligations, the “Guaranteed Obligations”).

Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

Section 10.02 Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require any Agent, the Issuing Bank or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

Section 10.03 No Discharge or Diminishment of Loan Guaranty. (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, any Agent, the Issuing Bank, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c) Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of any Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by any Agent, the Issuing Bank or any Lender with respect to any collateral securing any part of the

Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

Section 10.04 Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any Loan Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other person. Each Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

Section 10.05 Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Guaranteed Obligations have been paid in full and the Commitments have been terminated.

Section 10.06 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not any Agent, the Issuing Bank and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Lender.

Section 10.07 Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this

Loan Guaranty, and agrees that neither the Issuing Bank, nor any Agent, nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

Section 10.08 Termination. Each Loan Guarantor acknowledges and agrees that this Loan Guaranty is irrevocable until the Guaranteed Obligations have been paid in full and the Commitments have been terminated. The Lenders may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty. Each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed from time to time, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of that Guaranteed Obligations.

Section 10.09 Taxes. All payments of the Guaranteed Obligations will be made by each Loan Guarantor free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Loan Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Guarantor shall make such deductions and (iii) such Loan Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

Section 10.10 Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”. This Section with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law. Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.

Section 10.11 Contribution. In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article X, each Non-Paying Guarantor’s “Applicable Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (a) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (b) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrowers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of both the Agents, the Issuing Bank, the Lenders and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

Section 10.12 Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Agents, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

ARTICLE XI

THE BORROWER REPRESENTATIVE

Section 11.01 Appointment; Nature of Relationship. The US Borrower is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XI. The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01.

Section 11.02 Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

Section 11.03 Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

Section 11.04 Notices. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default hereunder referring to this Agreement describing such Default and stating that such notice is a “notice of default.” In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the Lenders. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.

Section 11.05 Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lenders.

Section 11.06 Execution of Loan Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including without limitation, the US Borrowing Base Certificate, the Canadian Borrowing Base Certificate, the UK Borrowing Base Certificate, the UAE Borrowing Base Certificate, the Singapore Borrowing Base Certificate, and the Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

Section 11.07 Reporting. Each Borrower hereby agrees that such Borrower shall furnish promptly after each fiscal month to the Borrower Representative a copy of its Borrowing Base Certificate and any other certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative shall rely to prepare the US Borrowing Base Certificate, the Canadian Borrowing Base Certificate, the UAE Borrowing Base Certificate, the Singapore Borrowing Base Certificate and the UK Borrowing Base Certificate and Compliance Certificates required pursuant to the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:	EDGEN MURRAY CORPORATION

	By:	/s/ David L. Laxton, III
	Name:	David L. Laxton, III
	Title:	Executive Vice President, Chief Financial Officer and Secretary

EDGEN MURRAY CANADA INC.

	By:	/s/ David L. Laxton, III
	Name:	David L. Laxton, III
	Title:	Secretary and Treasurer

EDGEN MURRAY EUROPE LIMITED

	By:	/s/ Robert Nelson Lee
	Name:	Robert Nelson Lee
	Title:	Director

OTHER LOAN PARTIES:	EDGEN MURRAY II, L.P.
	By:	Edgen Murray II GP, LLC, its general partner
		By:	Jefferies Capital Partners IV L.P., its managing member
			By:	Jefferies Capital Partners IV, LLC, its manager

				By:	/s/ David L. Laxton, III
				Name:	David L. Laxton, III
				Title:	Executive Vice President, Chief Financial Officer and Secretary

EDGEN MURRAY LLC

	By:	/s/ David L. Laxton, III
	Name:	David L. Laxton, III
	Title:	Executive Vice President, Chief Financial Officer and Secretary

Signature Page to Credit Agreement

EDGEN MURRAY CAYMAN CORPORATION

	By:	/s/ David L. Laxton, III
	Name:	David L. Laxton, III
	Title:	Executive Vice President and Treasurer

AGENTS/LENDERS:	JPMORGAN CHASE BANK, N.A., individually, as US Administrative Agent, US Collateral Agent, a US Revolving Lender, Issuing Bank and Swingline Lender

	By:	/s/ Timothy J. Whitefoot
	Name:	Timothy J. Whitefoot
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, individually, as Canadian Administrative Agent, Canadian Collateral Agent and a Canadian Revolving Lender

	By:	/s/ Steve Voigt
	Name:	Steve Voigt
	Title:	Senior Vice President

J.P. MORGAN EUROPE LIMITED, individually, as UK Administrative Agent and UK Collateral Agent

	By:	/s/ Tim Jacob
	Name:	Tim Jacob
	Title:	Senior Vice President

Signature Page to Credit Agreement

JPMORGAN CHASE BANK, N.A., LONDON BRANCH, individually, as a UK Revolving Lender

By:	/s/ Tim Jacob
Name:	Tim Jacob
Title:	Senior Vice President

Signature Page to Credit Agreement